As filed with the Securities and Exchange Commission on June 4, 2010

File No: 333-165930

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SMG INDIUM RESOURCES LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1090	51-0662991
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

41 University Drive, Suite 400
Newtown, Pennsylvania 18940
(215) 809-2039

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Alan Benjamin, CEO
41 University Drive, Suite 400
Newtown, Pennsylvania 18940
(215) 809-2039

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Barry I. Grossman, Esq. David Selengut, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 (212) 370-1300 (212) 370-7889 — Facsimile	Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. The Chrysler Center 666 Third Avenue New York, New York 10017 (212) 935-3000 (212) 983-3115 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Unit(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.001 par value, and one Warrant(2)	5,750,000 Units	$5.00	$28,750,000	$2,049.88
Shares of Common Stock included as part of the Units	5,750,000 Shares	—	—	—	(6)
Warrants included as part of the Units(6)	5,750,000 Warrants	—	—	—	(6)
Shares of Common Stock issuable upon exercise of the Warrants included in the Units(3)	5,750,000 Shares	$5.75	$33,062,500	$2,357.36
Representative’s Unit Purchase Option	1	$100	$100	—	(6)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)	250,000 Units	$5.50	$1,375,000	$98.04
Shares of Common Stock included as part of the Representative’s Units	250,000 Shares	—	—	—	(6)
Warrants included as part of the Representative’s Units(3)	250,000 Warrants	—	—	—	(6)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(3)	250,000 Shares	$5.75	$1,437,500	$102.49
Shares of Common Stock issuable upon automatic conversion of the Class A Common Stock issued in private placement(7)	1,279,960 Shares	$5.00	$6,399,800	$456.31
Shares of Common Stock issuable upon exercise of the Warrants issued in private placement(3)	1,201,400 Shares	$5.75	$6,908,050	$492.54
Additional Warrants to be issued upon completion of this offering to investors in private placement	116,360 Warrants	—	—	—	(6)
Shares of Common Stock issuable upon the exercise of Warrants to be issued upon completion of this Offering to investors in private placement(3)	116,360 Shares	$5.75	$669,070	$47.70
Total			$78,601,920	$5,604.32	(8)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes 750,000 units, 750,000 shares of the Registrant’s Common Stock and 750,000 warrants underlying such units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(4)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(5)	Offered pursuant to the Registrant’s initial public offering.
(6)	No fee pursuant to Rule 457(g).
(7)	Represents shares of the Registrant’s Common Stock being registered for resale that will be issued to the selling security holders upon the automatic conversion of the Class A Common Stock.
(8)	$5,730.00 has been previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses. One prospectus (the “Prospectus”) is to be used in connection with an initial public offering of 5,000,000 units. The other prospectus (the “Selling Securityholder Prospectus”) is to be used in connection with the potential resale by certain selling securityholders of an aggregate of 1,279,960 shares of our common stock issuable upon conversion of our outstanding Class A Common Stock, the exercise of 1,201,400 warrants issued in a private placement of our securities that closed on January 8, 2010, or the 2009 Private Placement, and the exercise of 116,360 warrants to be issued to investors in the 2009 Private Placement upon closing of this offering. The Prospectus and the Selling Securityholder Prospectus will be identical in all respects except for the alternative pages for the Selling Securityholder Prospectus included herein which are each labeled “Alternative Page for Selling Securityholder Prospectus.”

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED June 4, 2010

SMG INDIUM RESOURCES LTD.

5,000,000 Units

This is an initial public offering of our securities. Each unit has an offering price of $5.00 and consists of:

•	one share of our common stock; and
•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.75. Each warrant will become exercisable upon the date of this prospectus, and will expire on _______, 2015 [five years from the date of this prospectus], or earlier upon redemption.

We have granted to the underwriters a 45-day option to purchase up to 750,000 additional units solely to cover over-allotments, if any (over and above the 5,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

There is presently no public market for our units, common stock or warrants. We intend to apply for each of the units, common stock and warrants to be listed on the NASDAQ Capital Market under the symbols ___.U, ___ and ___.WS, respectively, and we anticipate that the units will begin trading on the NASDAQ Capital Market promptly after the date of this prospectus. Initially, only the units will trade. Each of the common stock and warrants will begin trading separately beginning on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable. We cannot assure you, however, that our securities will continue to be listed on the NASDAQ Capital Market. In no event will the representatives of the underwriters permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.

We will enter into an amendment to the Management Services Agreement with Specialty Metals Group Advisors LLC (“Manager”), initially executed on November 24, 2009, upon consummation of this offering regarding management of our company. As of the date of this prospectus, our Manager has purchased on our behalf approximately nine (9) metric tons of indium utilizing the proceeds from the private placement offering completed on January 8, 2010. The price of indium is volatile. In the past ten years, the price of indium has ranged from as low as $70 per kilogram to as high as $1,070 per kilogram. On May 19, 2010, the price of indium was quoted by Metal Bulletin on Bloomberg L.P. at $600 per kilogram.

The Manager expects to fully utilize the designated proceeds from this offering to purchase and stockpile indium within 18 months of the closing of this offering. However, there is no explicitly set time frame by which this objective must be achieved. In addition, for a potential shareholder to receive a return on their investment, the price of indium would need to appreciate substantially to offset the reduction in our Net Market Value associated with the initial offering expenses and our operating expenses, regardless of our ability to purchase indium in a timely manner.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Share	Total Proceeds
Public offering price	$5.00	$25,000,000
Underwriting discounts and commissions(1)	$0.25	$1,250,000
Proceeds to us (before expenses)(2)	$4.75	$23,750,000

(1)	Does not include a non-accountable expense allowance in the amount of 1% of gross proceeds, excluding the over-allotment option, or $ 0.05 per share, payable to the underwriters.
(2)	We estimate that the total expenses of this offering, excluding the underwriters’ discount and the non-accountable expense allowance, will be approximately $480,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are offering the units for sale on a firm-commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about [•  ], 2010.

Sunrise Securities Corp.	Rodman & Renshaw, LLC

The date of this prospectus is June 4, 2010

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from or in addition to that contained in this prospectus. We are offering to sell, and are seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.Our business, financial conditions, results of operations and prospects may have changed since the date of this prospectus.

For investors outside the United States:  Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Industry and Market Data

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included in this prospectus, before investing. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to SMG Indium Resources Ltd.;
•	the term “Manager” refers to Specialty Metals Group Advisors LLC;
•	the term “Management Services Agreement” refers to that certain agreement entered into between us and the Manager, dated as of November 24, 2009, regarding the management of our company, which will be amended and restated immediately prior to the consummation of this offering; and
•	the term “2009 Private Placement” refers to a private placement, which closed on January 8, 2010, in which we sold an aggregate of 1,163,600 units to 61 accredited investors, each unit consisting of (i) one share of Class A common stock, par value $.001 per share, and (ii) one warrant to purchase one share of common stock at an exercise price of $5.75 per share, for gross proceeds of $5,818,000. Under the terms of the 2009 Private Placement, upon the consummation of this offering, the Class A common stock will automatically convert into shares of our common stock and we will issue additional warrants to such investors.

In addition, unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Overview

We were incorporated under the laws of the State of Delaware on January 7, 2008. On April 2, 2008, we changed our name from Specialty Metals Group Indium Corp. to SMG Indium Resources Ltd. We were formed to purchase and stockpile the metal indium, and we intend to use at least 85.0% of the net proceeds of this offering to purchase and stockpile already processed and mined indium ingots. Indium is an essential raw material for a number of consumer electronics applications. The primary commercial application of indium is in coatings for the flat panel display (“FPD”) industry and in the liquid crystal display industry (“LCD”) on electronic devices such as television sets, computers, cell phones and digital cameras. Indium is also increasingly being used as an important raw material in the solar energy industry, where it is mainly used for high-efficiency photovoltaic cells in the form of thin-film photovoltaics. Other uses of indium are in high-speed semiconductors, light emitting diodes (“LED”), electrical components, alloys and solders. Information regarding the indium industry’s largest producers and users is limited and not readily available to the public. Furthermore, we are not aware of the type of information, if any, regarding the indium market that other indium market participants may possess or have access to. Our inability to access this information may place us at a potential competitive disadvantage as compared to the other market participants who may have access to such information.

Our strategy is to achieve long-term appreciation in the value of our indium stockpile, and not to actively speculate with regard to short-term fluctuations in indium prices. We plan to achieve long-term appreciation in the value of our indium stockpile primarily through price appreciation of the physical metal. While it is not our current intention to do so in the short term, at our discretion, we may subsequently lend or sell some or all of our indium stockpile to cover our operating expenses. Although the price of indium has declined substantially since 2005, it is our belief that the long-term industry prospects for indium are attractive and, over time, the price of the metal will appreciate. To our knowledge, purchasing shares in our company is currently the only way for investors to participate in the price appreciation of indium other than physical delivery of the metal itself. The purpose of our company is to permit a simple and efficient mechanism by which an investor may benefit from the appreciation in the price of indium. Our indium is and will be physically stored in third-party facilities. Our Manager will use commercially reasonable efforts to fully insure the stockpile. There will be no custodial services provided by the third-party storage facilities that we use. Although there can be no assurance that the price of indium or value of our company or our securities will increase over time, our investors will have the ability to invest in a company whose value may be tied to its interest in indium in a manner that does not directly include the risks associated with ownership of companies that explore for, mine or process indium.

Our business model is designed to capture the long-term appreciation of the price of indium. Historically, the price of indium has been extremely volatile and subsequent to periods of price appreciation, the price of indium has suffered substantial price declines. According to Metal Bulletin as posted on Bloomberg L.P., over the last year, the price of indium has appreciated approximately 66.7%, from $360 per kilogram in May 2009 to $600 per kilogram in May 2010. Over the last five years, the price of indium has depreciated approximately 40.9% (10.0% annualized), from $1015 per kilogram in May 2005 to $600 per kilogram in May 2010. Over the last ten years, the price of indium has appreciated approximately 263.6% (13.8% annualized), from $165 per kilogram in May 2000 to $600 per kilogram in May 2010. Over the last fifteen years, the price of indium has appreciated approximately 32.6% (1.9% annualized) from $452.50 per kilogram in May 1995 to $600 per kilogram in May 2010. According to the U.S. Geological Survey, over the last twenty-five years, the price of indium has appreciated approximately 605.9% (8.1% annualized), from $85 per kilogram in 1985 to $600 per kilogram in May 2010. Over the last fifty years, the price of indium has appreciated approximately 733.3% (4.3% annualized), from $72 per kilogram in 1960 to $600 per kilogram in May 2010. However, historical prices of indium are not indicative of future prices.

Our stockpile of indium may decrease over time due to sales of indium necessary to pay the expenses of this offering and our annual operating expenses. Without increases in the price of indium sufficient to compensate for such decreases, our net market value (“NMV”) may also decline. Our NMV is determined by multiplying the number of kilograms of indium held by us by the last spot price for indium published by the Metal Bulletin posted on Bloomberg L.P. for the month, plus cash and other assets, less any liabilities. Regardless of our ability to purchase indium in a timely manner, we will incur initial offering expenses of approximately $480,000 and projected yearly operating expenses of approximately $1,040,000 prior to spending any proceeds from this offering to stockpile indium. We anticipate our yearly operating expenses will increase by approximately $85,000 to approximately $1,125,000 per annum once we are able to fully utilize the net proceeds from this offering allocated to purchase and stockpile indium. The price of indium would need to appreciate substantially to offset the reduction in our NMV due to the expenses listed above. The percentage increase required cannot be accurately determined at this time. It is highly dependent upon several variables including, but not limited to, the exact number of kilograms of indium purchased, the average price paid and the amount of time it takes for us to fully spend the net proceeds from this offering to complete the buildup of our indium stockpile.

Private Placement

On January 8, 2010, we completed a private placement offering of an aggregate of 1,163,600 units to 61 investors for gross proceeds of $5,818,000. Each unit consisted of one share of Class A common stock, par value $.001 per share, and one warrant to purchase one share of common stock at an exercise price of $5.75 per share, which shall become exercisable upon the closing of this offering. In accordance with the terms of the private placement, upon the successful completion of this offering, each share of Class A common stock shall automatically convert into one share of common stock, subject to certain adjustments, including the purchase price of the private placement unit compared to the purchase price of the units in this offering, the amount of time elapsed between the private placement and successful completion of this offering, and the change in our NMV between the closing of the private placement and this offering, as more fully discussed elsewhere in this prospectus. We will also issue additional warrants to the investors in the 2009 Private Placement upon completion of this offering based on the same pre-determined formula regarding conversion of the Class A common stock.

Our principal office is located at 41 University Drive, Suite 400, Newtown, Pennsylvania 18940.

THE OFFERING

Securities offered:
5,000,000 units, at $5.00 per unit, each unit consisting of:
• one share of common stock, par value $.001 per share; and
• one warrant.
Trading commencement and separation of common stock and warrants:
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable. In no event will the representatives of the underwriters allow separate trading of the common stock and warrants until the underwriters’ over-allotment option has either expired or been exercised. The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.
Common stock and Class A Common Stock:(1)
Number outstanding before this offering
155,000 shares of common stock
1,163,600 shares of Class A common stock
Number to be outstanding after this offering
6,359,960 shares of common stock
0 shares of Class A common stock
Warrants:(1)
Number outstanding before this offering
1,201,400 warrants
Number to be outstanding after this offering
6,317,760 warrants
Exercisability
Each warrant is exercisable for one share of common stock.
Exercise price
$5.75 per share
The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.
Exercise period
The warrants are immediately exercisable.
The warrants will expire at 5:00 p.m., New York City time, on [ ], 2015 [five years from the date of this prospectus] or earlier upon redemption.

Redemption
We may redeem the outstanding warrants (except for the warrants included in the unit purchase option issued to the underwriters) at any time after [ ], 2010 [six months from the date of this prospectus]:
• in whole and not in part,
• at a price of $.01 per warrant at any time after the warrants become exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $8.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the warrants included in the units sold in this offering and the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement and a current prospectus is available throughout the 30-day notice of redemption period.
If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrants prior to the date scheduled for redemption.
The redemption provisions for our warrants have been established at a price which is intended to provide the warrant holders with a premium to the market price as compared to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $8.00 or the warrant exercise price of $5.75 after we call the warrants for redemption.
Proposed NASDAQ Capital Market symbols for our:
Units
“ ”
Common stock
“ ”
Warrants
“ ”
Management
We entered into a Management Services Agreement with our Manager, Specialty Metals Group Advisors LLC, on November 24, 2009. Prior to the consummation of this offering, the Management Services Agreement will be amended and restated to provide for a new term of five years to commence upon the completion of this offering and the inclusion of an additional transaction-based fee discussed below. Pursuant to the Management Services Agreement, as amended and restated, the Manager is responsible for: (i) the purchase and sale of indium, (ii) submission of written reports detailing the delivery and payment particulars regarding each purchase and sale to our board of directors, (iii) the arrangement of the storage of the indium and preparing a monthly report on the NMV of our common stock, (iv) preparing regulatory filing materials, reports to our stockholders and other reports to our board of directors and (v) generally managing our business and affairs.
The Management Services Agreement, as amended and restated, will have an initial term of five years, with options to renew such Management Services Agreement on terms mutually acceptable to each party, and may be terminated by either party upon 90 days prior written notice, subject to the payment of termination fees in certain circumstances. We are responsible for paying all costs and expenses incurred in connection with our business, except those expressly assumed by the Manager. We pay the Manager a fee equal to 2.0% per annum of our NMV, which fee shall be paid monthly. In addition, the Company shall pay to the Manager a transaction-based fee of $200,000 for services rendered in connection with any offering of equity or debt securities of the Company in which we raise gross proceeds in excess of $25 million (excluding this offering). The members of Specialty Metals Group Advisors LLC are as follows: Ailon Z. Grushkin, our President; Richard A. Biele, our Chief Operating Officer; and Alan Benjamin, our Chairman and Chief Executive Officer. Specialty Metals Group Advisors LLC is managed by Ailon Z. Grushkin.
Use of Proceeds
Our current estimate of the use of the net proceeds of this offering is as follows: (i) 85.0% to purchase and stockpile already processed and mined indium ingots, and (ii) the remaining 15.0% shall be used for general corporate purposes, including working capital.
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	Unless otherwise stated in this prospectus, information in this prospectus:
•	Assumes that the underwriters’ over-allotment option will not be exercised;
•	Excludes the securities underlying the underwriters’ unit purchase option;
•	Reflects the automatic conversion of the Class A common stock issued in the 2009 Private Placement into an aggregate of 1,279,960 shares of common stock upon closing of this offering, assuming no adjustments are made;
•	Reflects the automatic conversion of 75,000 shares of common stock owned by the Manager into options to purchase 150,000 shares of common stock at $4.50 per share upon consummation of this offering;
•	Includes the issuance of 116,360 additional warrants to the investors in the 2009 Private Placement upon completion of this offering;

•	Excludes shares of common stock issuable upon exercise of the warrants included in the units issued in the 2009 Private Placement;
•	Excludes 74,999 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $7.50 per share;
•	Excludes 425,001 shares of common stock available for issuance under the 2008 Long-Term Incentive Compensation Plan;
•	Excludes 155,000 shares of common stock issuable upon the exercise of options granted to the Manager in connection with the consummation of the 2009 Private Placement at a weighted average exercise price of $4.50 per share;
•	Excludes 150,000 shares of common stock issuable upon the exercise of options granted to the Manager in connection with the conversion of a note in the principal amount of $265,000 payable by us to the Manager, at a weighted average exercise price of $4.50 per share, upon consummation of this offering;
•	Excludes 150,000 shares of common stock issuable upon the exercise of outstanding options granted to the Manager in connection with the conversion of 75,000 shares of common stock by us to the Manager, at a weighted average exercise price of $4.50 per share, upon consummation of this offering;
•	Excludes 50,000 shares of common stock issuable upon the exercise of outstanding options granted to members of the board of directors and Chief Financial Officer at a weighted average exercise price of $4.50 per share;
•	Excludes shares of common stock underlying the warrants issued in this offering as part of the units;
•	Excludes shares of common stock issuable upon exercise of the additional 116,360 warrants issued to the investors in the 2009 Private Placement upon completion of this offering; and
•	Assumes 1,279,960 shares of common stock and 116,360 warrants that will be issued to the investors in the 2009 Private Placement upon consummation of this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of the following events occur, our business, financial conditions and operating results may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Specific to Our Business

We have an unproven business model and it is uncertain whether the purchase, lending or sale of indium will generate sufficient revenues for us to sustain operations.

Our model for conducting business is still new and unproven. Our business model depends upon our ability to raise capital to support ongoing annual operational expenses. However, we may be required to sustain operations by generating revenue streams from purchasing, lending and selling indium. It is uncertain whether the purchase, lending and sale of indium can generate sufficient revenues for us to survive. Accordingly, we are not certain that our business model will be viable.

We address a new market which may not develop as we predict or in a way that will justify our purchase of indium.

There is no public market for the sale of indium. Since indium is a byproduct of zinc mining, the supply does not vary directly with market price. Primary indium production increases only if zinc miners increase zinc production. We may not, and our Manager may not, be able to acquire indium, or once acquired, lend or sell indium for a number of years. The pool of potential purchasers and sellers is limited and each transaction may require the negotiation of specific provisions. Accordingly, it may take us more than 18 months to spend the proceeds from this offering allocated toward purchasing indium. There is no explicit set time limit by which we must fully spend the proceeds from this offering. In addition, the supply of indium is limited. World refinery production of indium was estimated by the U.S. Geological Survey, or USGS at 582 metric tons in 2006, 563 metric tons in 2007, 573 metric tons in 2008 and 597 metric tons in 2009. The total size of the primary indium market was approximately $237.3 million in 2009 based on the USGS’s estimated production figure and Metal Bulletin’s average price for indium of $397.55 per kilogram in 2009 on Bloomberg L.P. We plan to utilize approximately 85.0% of the net proceeds of this offering to create a stockpile of indium which may take an extended period of time, and which may require us to acquire indium from several sources and at wide ranging prices. Based on the spot indium price of $600 per kilogram on May 19, 2010, we would need to purchase approximately 32.6 metric tons to utilize 85.0% of the net proceeds of this offering. We may experience additional difficulties purchasing indium in the event that we are a significant buyer. The inability to purchase and sell on a timely basis in sufficient quantities could have a material adverse effect on the share price of our common stock.

Information regarding the indium industry’s largest producers and users, including data regarding exclusive long-term purchase or supply agreements, is limited and not readily available. Such inability to access this information places us at a potential competitive disadvantage, which may adversely affect our ability to purchase and stockpile indium.

Indium industry producers and users do not publicly disclose sufficient information to determine with certainty the largest producers and users of indium. In addition, company-specific indium usage is not information that is typically publicly disclosed by industry participants. This makes it difficult for investors to assess indium industry dynamics, our competition, and various other risks we face.

Industry producers, recyclers, secondary fabs, and end users do not reveal industry data quantifying the amount of indium purchased or sold under long-term exclusive supply contracts. As a result, we may not be able to determine if certain suppliers have long-term supply contracts with other parties, which may adversely affect our ability to obtain indium from such supplier. The lack of industry information could hinder our ability to purchase and stockpile indium.

In addition, we are not aware of any additional information, if any, regarding the indium market, or the type of market information other industry producers, purchasers, suppliers and other market participants may possess. Our inability to access this information, if any, places us at a potential relative competitive disadvantage to other market participants who may have access to such information. This may adversely affect our ability to purchase and stockpile indium.

Investors may face difficulty accessing the quoted price for indium on a daily, weekly or monthly basis, which may negatively impact an investor’s ability to assess the value of their investment.

Indium’s market price is infrequently quoted and investors may have to pay for subscriptions to various data service providers to access such information. Investors in our common stock may not be able to readily access information regarding the current market price for indium prior to making an investment decision.

We expect to rely on a limited number of potential suppliers and purchasers of indium, which could affect our ability to buy and sell indium in a timely manner and negatively influence market prices.

The indium market is illiquid and considered small compared to the markets for base metals. There are a limited number of suppliers and purchasers of indium. If new companies are formed to purchase and stockpile indium, this would adversely affect our ability to procure sufficient quantities of indium on a timely basis or even at all.

Relying on a limited number of potential suppliers of indium and potential customers who purchase indium could (1) make it difficult to buy and sell indium in a timely manner, (2) negatively influence market prices by potentially having to sell indium to cover our operating expenses, or (3) drive up market prices if we are a large purchaser of indium and there is an indium shortage. As of the date of this prospectus, we have purchased an aggregate of 9.2 tons of indium using the proceeds of the 2009 Private Placement from three regular indium suppliers at an average price of $500.00 per kilogram. Except for purchasing the 9.2 tons of indium from three suppliers, we have had limited discussion with other potential suppliers of indium and no other contracts or negotiations have been entered into with any other suppliers or purchasers of indium, and we cannot be certain that we will be able to meet our required purchases of indium.

We purchased 78.1% of our current indium stockpile utilizing the proceeds from the 2009 Private Placement from a current stockholder, Traxys North America LLC, and future purchases may present a conflict of interest.

Traxys Projects LP, 100% owned by Traxys S.a.r.l and its wholly owned subsidiary, Traxys North America LLC, and Traxys Commodity Fund LP each invested $500,000 in our 2009 Placement. This represents beneficial ownership in our Company by entities affiliated with Traxys North America LLC of 15.2% prior to this offering and 3.5%, if we successfully complete the proposed offering. We purchased an aggregate 7.2 tons of indium, approximately 78.1% of our current stockpile, from Traxys North America LLC utilizing proceeds from the 2009 Placement in which we spent approximately $4.6 million between December 2009 and March 2010 in 21 separate purchase orders. We believe we paid the fair market price at the time of each particular purchase order. Traxys North America LLC is an established and reputable indium supplier. We did not and do not have any outstanding special agreements or arrangements with Traxys S.a.r.l or any of its affiliates including its wholly owned subsidiary, Traxys North America LLC. Neither Traxys S.a.r.l nor any of its subsidiaries has any capital interest in Traxys Commodity Fund L.P. (the “Fund”) either as a general partner or as a limited partner; it does however have a portion of the carried interest in the Fund and is entitled to receive management fees from the Fund for providing management services. The Chairman and the CEO of Traxys North America LLC comprise two of the four members of the board of the Fund’s general partner and, subject to the Board’s approval, are primarily responsible for the Fund’s investment decisions. We may attempt to purchase additional indium from Traxys North America LLC in the future and we may not be able to negotiate similar or more favorable pricing terms.

The substitution of other materials for indium may decrease demand for indium and adversely affect the price of indium and, thus, our stock price.

Indium has substitutes in many, perhaps most, of its uses. Silicon has largely replaced indium in transistors. Gallium can be used in some applications as a substitute for indium in several alloys. In glass-coating applications, silver-zinc oxides or tin-oxides can be used. Zinc-tin oxides can be used in liquid crystal displays (“LCDs”). Other possible substitutes for indium glass coating are transparent carbon nanotubes and graphene. Indium phosphide can be substituted by gallium arsenide in solar cells and in many semiconductor applications. Hafnium can replace indium alloys in nuclear reactor control rods. The substitutions of such materials for indium may decrease the overall demand for indium, thereby lowering the price of indium and our common stock.

It will take time to acquire our supply of indium and during such time the price of indium may fluctuate and we may not purchase our stockpile at favorable prices.

It may take us more than 18 months to purchase our stockpile of indium. The price we pay for 99.97% purity indium ingots will fluctuate with the spot price of indium. Therefore the price per kilogram of indium may increase and we may not be able to purchase indium at favorable prices.

We may distribute unused proceeds of this offering to our stockholders as a return of capital and, in such event, our stock price and NMV may decrease.

If the Manager has not, within 18 months after the closing of this offering, purchased indium in sufficient quantity to utilize at least 85% of the net proceeds of this offering or 100% of the proceeds that have been allocated for the purchase of indium, our board of directors will have the discretion to distribute such unused proceeds to our stockholders as a return of capital. Any such distributions will lower the amount of cash available to purchase additional indium which will, in turn, lower the NMV of our company. Such decision by our board of directors to distribute the unused proceeds to the stockholders may be based on numerous industry factors, including, but not limited to, whether or not we have entered into any long-term supply contracts with suppliers or other factors affecting market conditions at that time. In the event such proceeds are returned to the stockholders, the stockholders may not recover their initial investment due to the fact that a portion of such proceeds will be used to pay expenses regarding this offering and other operational fees and expenses.

Our operating results are subject to fluctuation in the price of indium, which is subject to macroeconomic conditions that are largely outside of our control.

Our activities almost entirely will involve purchasing and stockpiling the metal indium. Therefore, the principal factors affecting the price of our securities are factors which affect the price of indium and are thus beyond our control. We may engage in lending transactions or sell portions of our indium stockpile if we need additional capital to cover annual operating expenses, so the value of our securities will depend upon, and typically fluctuate with, fluctuations in the price of indium. The market prices of indium are affected by rates of reclaiming and recycling of indium, rates of production of indium from mining, demand from end users of indium and indium-tin-oxide, and may be affected by a variety of unpredictable international economic, monetary and political considerations.

Macroeconomic considerations that may affect the price of indium include expectations of future rates of inflation, the strength of, and confidence in, the U.S. dollar, the currency in which the price of indium is generally quoted, and other currencies, interest rates and global or regional economic events. In addition to changes in production costs, shifts in political and economic conditions affecting indium producing countries may have a direct impact on their sales of indium. The fluctuation of the prices of indium is illustrated by the following table, which sets forth, for the periods indicated, the highs and lows of the spot price for indium:

	Spot Indium Prices(1) 99.97% Purity (U.S.$/KG)
	2002	2003	2004	2005	2006	2007	2008	2009	2010
High	110	330	910	1070	1025	750	730	550	650
Low	70	80	305	800	680	510	350	300	470

(1)	Source: Metal Bulletin from Bloomberg L.P.

The price of indium has declined substantially since it peaked in March 2005. The price for indium has declined 43.9% from its high of $1,070 per kilogram in March 2005 to $600 per kilogram as of May 19, 2010. If we began operations in March 2005, and we purchased our stockpile at peak prices, the value of our stockpile would have decreased by more than 43.9% in approximately five years.

There may be a lack of correlation between indium prices, our NMV and our stock price.

Given the fee structure with our Manager and our operational expenses, the trading price of our common stock as listed on the NASDAQ Capital Market, or other quoted exchange, may not correlate with the trading price of indium. Regardless of our ability to purchase indium in a timely manner, we will incur initial offering expenses of approximately $480,000 and projected yearly operating expenses of approximately $1,040,000 prior to spending any proceeds from this offering to stockpile indium. We anticipate our yearly operating expenses will increase by approximately $85,000 to approximately $1,125,000 per annum once we are able to fully utilize the net proceeds from this offering allocated to purchase and stockpile indium. The price of indium would need to appreciate substantially to offset the reduction in our NMV due to the expenses listed above. The percentage increase required cannot be accurately determined at this time. It is highly dependent upon various variable factors including, but not limited to, the exact number of kilograms of indium purchased and the average price paid and the amount of time it takes for us to fully spend the allocated net proceeds from this offering to complete the build up of our indium stockpile. As a result, there may be a lack of correlation between the trading price of indium, our NMV and our stock price.

The amount the price of indium needs to appreciate for us to achieve breakeven results in our NMV is difficult for potential investors to accurately determine because it is highly dependent upon several variables.

Regardless of our ability to purchase indium in a timely manner, we will incur initial offering expenses of approximately $480,000 and projected yearly operating expenses of approximately $1,040,000 prior to spending any proceeds from this offering to stockpile indium. We anticipate our operating expenses will increase by approximately $85,000 to approximately $1,125,000 per annum once we are able to fully utilize the net proceeds from this offering allocated to purchase and stockpile indium. The price of indium would need to appreciate substantially to offset the reduction in our NMV due to the expenses listed above and for us to achieve breakeven results in our NMV. The percentage increase in the price of indium required cannot be accurately determined at this time. It is highly dependent upon several variables including, but not limited to, the exact number of kilograms of indium purchased, the average price paid and the amount of time it takes for us to fully expend the net proceeds from this offering to complete the buildup of our indium stockpile.

Our NMV is based on the price of 99.97% purity indium as quoted by Metal Bulletin and posted on Bloomberg L.P. Other information service providers may quote indium prices that differ from Metal Bulletin as posted on Bloomberg L.P., which may affect investors’ ability to determine our NMV.

Metal Bulletin quotes the price of 99.97% (known as “3N7”) purity indium in US Dollars per kilogram in Rotterdam warehouse, the universally recognized standard for location and industry-wide pricing for physical metals. Other services may quote the price of indium differently from Metal Bulletin’s price as quoted on Bloomberg L.P. for a variety of reasons such as variations in purity levels, location of material, and source of origin. This may affect investors’ ability to accurately determine our NMV.

99.97% purity indium (3N7) may differ in price from 99.99% purity indium (4N) or even 99.999% purity indium (5N) based on market conditions.

There is no fixed price ratio between 3N7, 4N or 5N material in the indium industry. All purchases and sales of indium are individually negotiated. Typically, in a regular indium market, balanced supply and demand, the higher the purity of the indium, the more it costs. 4N indium is slightly more expensive than 3N7. 5N is slightly more expensive than 4N. In a declining indium market, the price of 3N7 purity indium is often quoted at an even greater discount to indium with purities of 4N or 5N. In some cases, the prices may be as much as 2.0% to 5.0% lower. Typically, when the price of indium is appreciating, there is often no difference in the price of 3N7 purity indium compared to 4N or 5N purity metal. These variations in indium prices may affect investors’ ability to accurately determine our NMV on an intra-monthly basis.

New York dealer price quotations may differ from European price quotations and Far East price quotations due to a variety of factors, which differences may affect investors’ ability to accurately determine our NMV.

At any given time, there are varying price quotations between different regions in the world. Some factors that may influence price variability include regional natural disasters that may drive up the price within that certain region because a local shortage of material may develop. At times, a surplus of indium may develop in certain regions that drives down prices locally as compared to the rest of the world. We will report to the stockholders our NMV on a monthly basis. These changes in market conditions could negatively affect an investors’ ability to accurately determine our NMV on an intra-monthly basis.

There has been no prior market for our units, our unit price may experience extreme price and volume fluctuations and any volatility in our unit price could result in claims against us.

Prior to this offering, investors could not buy or sell our units publicly. An active public market for our units may not develop or be sustained after the offering. The initial public offering price will be determined by negotiations between the underwriters’ representatives and us. The market price of our units may decline below the initial public offering price after this offering.

The market price of our units may fluctuate significantly in response to the following factors, some of which are beyond our control:

•	fluctuations in the spot price of indium;
•	supply and demand for indium;
•	variations in our quarterly operating results;
•	changes in market valuations of specialty metals companies;
•	our announcements of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	future sales of securities; and
•	changes in financial estimates by securities analysts.

In the past, securities class action litigation has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management’s attention and resources.

Due to our size and the illiquid nature of the indium market, we may have a direct impact on the price of indium.

We may have a direct impact on the price of indium. Due to our size and the illiquid nature of the indium market, we may inadvertently push prices up when deploying our cash to build our stockpile or conversely negatively impact the price of indium when and if we sell indium from our stockpile. This could have a substantial negative impact on our NMV and would be expected to cause a decrease in our stock price.

Approximately 50% of the world’s refined indium production is controlled by China, which may adversely affect our ability to purchase indium.

China controls over 50% of the world’s refined indium production. There are a number of major producers in China, but also numerous smaller producers, relying on purchasing the concentrates, or unrefined ore, from the larger base-metal refiners. China produces approximately 250 to 350 metric tons of indium per year. The Chinese government restricts indium’s export with taxes. In December 2009, the Chinese Ministry of Commerce issued a quota allowing China to export 139.8 metric tons of indium in the first half of 2010. Most of China’s indium output is exported, with domestic demand unable to sustain production. If the Chinese government reduces export quotas or ceases all of its exports of indium, it may affect the availability of indium and our ability to purchase indium in a timely manner and may limit us to purchasing primary indium production from countries outside of China.

Any disruptions in the operations of mining for zinc, including earthquakes or other natural disasters, would have a direct impact on the production and availability of indium, which may adversely affect our ability to purchase indium.

Indium is a byproduct of zinc mining. Zinc mines by their nature are subject to many operational risks and factors that are completely outside of our control and could impact our business, operating results and ability to purchase indium. These operational risks and factors include, but are not limited to:

•	unanticipated ground and water conditions and adverse claims to water rights;
•	geological problems, including earthquakes and other natural disasters;
•	metallurgical and other processing problems;
•	lower than expected ore grades or recovery rates;
•	accidents;
•	delays in the receipt of or failure to receive necessary government permits;
•	the results of litigation, including appeals of agency decisions;
•	uncertainty of exploration and development;
•	delays in transportation;
•	labor disputes;
•	inability to obtain satisfactory insurance coverage;
•	unavailability of materials and equipment;
•	the failure of equipment or processes to operate in accordance with specifications or expectations; and
•	the results of financing efforts and financial market conditions.

In May 2008, an earthquake in China completely halted ten zinc smelters in Sichuan province’s Deyang, Hanyuan and Ganzi regions, as well as in nearby southern regions of Shaanxi province and Gansu Province, due to damaged facilities and power supply failures. It was estimated that 510,000 metric tons of zinc smelting capacity was affected, or approximately 7.0% of China’s national total. If those zinc smelters were refining indium and were shut down for one full year, it is estimated that as much as 24.8 metric tons, or

4.2% of primary indium production would have been lost. The lack of availability of indium could hinder our ability to purchase and stockpile indium.

Any cessation in production by zinc metallurgical plants capable of processing indium would have a direct impact on the availability of indium, which may adversely affect our ability to purchase indium.

Indium is a byproduct of zinc mining. Indium is processed in metallurgical plants that specifically smelt, refine and extract indium from zinc. Metallurgical plants by their nature are subject to many operational risks and economic factors that are completely outside of our control and could impact our business, operating results and ability to purchase indium. In December 2009, Xstrata Plc announced that on May 1, 2010 it will permanently cease operation of its copper and zinc metallurgical plants at the Kidd Metallurgical site in Timmins, Ontario, Canada. According to Roskill, a service provider of information on international metals and minerals markets, in its report titled “The Economics of Indium, 2003,” the Kidd Metallurgical Division was capable of refining up to 40 tons per year of indium. According to the USGS, Xstrata produced 11 tons of refined indium at Kidd Creek in 2007 and eight tons in 2008. Although the exact volume of lost output is still unclear, the American Metal Market reported on May 13, 2010 that Xstrata confirmed the smelter produced 11.5 tons in 2009. If the Kidd Metallurgical plant was operating at full capacity and is subsequently shutdown, it is estimated that there will be a 6.7% decrease in the primary supply of indium based on the USGS’s 2009 yearly production figures. If global indium production remains flat in 2010, based on Xstrata’s confirmed 2009 production rate of 11.5 tons of refined indium, the closure of Kidd Creek will reduce primary output of global indium production by 1.9%. This reduction in the supply of indium could hinder our ability to purchase and stockpile indium.

The shutdown of smelters due to excessive environmental pollution may hinder our ability to purchase indium in a timely manner.

The smelting process used to extract indium from zinc ore and to refine indium to higher purities uses highly toxic chemicals like sulfuric acid. Heightened global environmental concerns may lead to the closure of smelters that excessively pollute the environment. The closure of smelters that extract and refine indium may affect our ability to purchase indium in a timely manner.

Technological obsolescence may reduce demand for indium which would adversely impact our NMV and our stock price.

It is possible that the next generation TV or portable device market (“PDA”) screens may render the use of indium-tin-oxide obsolete. Considering 84.0% of indium demand currently comes from the FPD market, this would drastically reduce demand for indium and cause a precipitous drop in the price of indium. This would have a substantially negative impact on our NMV and our stock price.

Recycling of indium has increased in recent years which may reduce the demand for newly refined indium.

The recycling of indium has increased in recent years. The indium recycling market is now larger than primary refinery production. The USGS does not provide specific data for the recycling market but stated in their 2008 indium summary that global secondary indium production increased significantly during the past several years and now accounts for a greater share of indium production than primary production. The USGS also stated in their 2008 indium summary that this trend is expected to continue in the future and several major secondary indium producers in Japan and the Republic of Korea announced plans to further increase their recycling capacity. It is not known when the supply of recycled material from end products such as FPDs, LCDs or PDAs will re-circulate back into the recycling market, which may increase indium supply and negatively affect indium prices. If recycling activity continues to grow and becomes more efficient, this may adversely impact the price of indium and therefore the value of our stock.

We may not be able to stockpile indium in a timely manner because we cannot purchase indium from recyclers.

There is little firm data provided by any of the indium recyclers. We do not expect that we will be able to purchase any indium directly from the recycling market. Industry insiders consider the recycling market a “closed loop.” End users (i.e., FPD manufacturers) recapture residual indium scrap from Indium-Tin-Oxide in an unusable form during the manufacturing process. The end user then contracts with an indium recycler to specially reprocess and refine the scrap indium back into 3N7 minimum purity indium metal ingot. The process is extremely complex and can take in excess of 12 weeks from collection to re-fabrication back into purified usable indium. This “closed loop,” from end user to recycler back to end user, is performed under contract and will operate to limit our purchases of indium to the primary refinery market, which is smaller than the recycled market. Our inability to purchase indium from recyclers may impact our ability to stockpile indium in a timely manner.

Our stockpile of indium may decrease over time due to sales of indium necessary to pay our annual operating expenses. Without increases in the price of indium sufficient to compensate for such decreases, the price of our stock and our NMV may also decline.

The quantity of indium held in our stockpile may decrease over time due to sales of indium necessary to pay our annual expenses. Without increases in the price of indium sufficient to compensate for that decrease, the price of our stock and our NMV will decline. Since we do not have any income, we need to sell indium to cover our yearly operating expenses. We may also be subject to other liabilities (for example, as a result of litigation) which have not been calculated into our business plan. Our only current source of funds to cover those liabilities will be sales of indium held in our stockpile. An increase in our annual operating expenses, or the existence of unexpected liabilities affecting us without any additional capital raising activities, will force us to sell larger amounts of our indium stockpile, and will result in a more rapid decrease in our NMV.

Potential recessionary economic conditions may decrease demand for indium-based products and therefore adversely affect the price of indium and lower our NMV and stock price.

There is a direct correlation between the price of indium and the NMV of our company. Potential recessionary economic conditions in the United States and/or globally could result in decreased demand for the products that are manufactured using indium, such as FPDs, LCDs, and PDAs. This could cause the price of indium to drop and reduce our NMV, negatively affecting our stock price.

The Manager might have a conflict of interest insofar as the management fee to be paid by us to our Manager will increase as we sell more stock in subsequent offerings thereby increasing the NMV of the indium stockpile on which the management fee is based.

The management fee to be paid by us to the Manager is dependent on our NMV. Therefore, if we raise additional capital, we will have more cash available for the purchase of indium. In making the decision to raise additional capital and negotiate the terms of future offerings, there is a risk that the Manager may value its own interest in the management fee more than the interests of our public stockholders, resulting in a conflict of interest, which may not necessarily be resolved in the best interests of our public stockholders (including that it may be more likely that we conclude to pursue subsequent issuances of stock and increase our stockpile of indium, and therefore make an effort to increase our NMV).

We will issue a minimum of 6,279,960 additional shares of our common stock upon the effectiveness of this offering, which would result in a dilution of our stockholders.

Immediately prior to the consummation of this offering, our certificate of incorporation, as amended, will authorize the issuance of up to 30,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming conversion of the shares of Class A common stock offered in the 2009 Private Placement reflecting the 10% adjustment feature, not reflecting the NMV adjustment feature (not determined until immediately preceding the closing of this offering) and no exercise of the underwriters’ over-allotment option), there will be 12,602,241 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of 6,201,400 outstanding warrants resulting from this offering and the 2009 Private Placement, the exercise of an additional 116,360 warrants to be issued to the investors in the 2009 Private Placement, the unit purchase option granted to the representatives of the underwriters, 155,000 options granted to the Manager in connection with the 2009 Private Placement, 150,000 options granted to the Manager for conversion of the promissory note payable by us to the Manager in the aggregate amount of $265,000 plus interest, 150,000 options granted to the Manager for conversion of 75,000 common shares by the Manager, an aggregate of 124,999 options granted to members of our board of directors and Chief Financial Officer pursuant to our 2008 Long-Term Incentive Compensation Plan) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this prospectus, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to obtain future financing. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may, among other things, result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

Our NMV may be negatively impacted by the number of common shares issued to the 2009 Private Placement shareholders which includes an adjustment factor determined by the change in our NMV.

The number of common shares to be issued to the 2009 Private Placement shareholders in connection with this offering is determined based on an adjustment factor that reflects the change in the NMV of our company from the closing of the 2009 Private Placement to the consummation of this offering. To determine the final adjustment factor, the closing NMV of our company is calculated based on the valuation of our stockpile of indium held in inventory prior to this offering plus cash and any other assets, less any and all of our outstanding payables, indebtedness and any other liabilities. If the price of indium at the closing of this offering is lower than the average price for indium in the previous three month period, this may be dilutive to the NMV at the time of this offering and result in the issuance of additional shares of our common stock to the 2009 Private Placement shareholders, which dilution will negatively impact new shareholders.

If our NMV substantially decreases, the Manager may have an increased incentive to liquidate our stockpile and return the proceeds to the stockholders.

Pursuant to the Management Services Agreement, as amended and restated, our Manager is entitled to a 2.0% management fee per annum based on our NMV. Since some members of our board of directors are also members of our Manager, our board of directors may elect to liquidate our business in the event there is a substantial reduction to our NMV in accordance with the Manager’s wishes. Such liquidation may occur at an inopportune time, when the disposition of indium could result in a loss to our stockholders.

Our officers and directors have limited experience in purchasing, stockpiling, selling, storing, insuring and lending indium and our officers and directors have limited experience in purchasing, selling, storing, insuring and lending minor metals.

Our officers and directors have only limited experience purchasing storing, and insuring the metal indium. Our officers and directors have only limited experience in purchasing, selling, storing, insuring and lending minor metals. Only our Chief Executive Officer has experience purchasing, selling, storing, insuring and lending precious metals, minor metals, base metals, non-exchange metals and illiquid metals, but not indium. As a result they may not be able to effectively manage our business.

We may lend some of the indium that we acquire and the inability of the borrower to return to us equivalent quantity and purity indium so loaned could have a material adverse effect on the share price of our common stock.

We may engage in lending indium from time to time if we need additional capital to cover operating expenses. In such lending transaction, we will physically deliver indium to the borrower. At the end of the loan term, the borrower is required to return an equivalent quantity and purity level of physical indium to us and pay us a fee based upon the value of the metal loaned and the time duration of the loan. If the borrower is unable to return to us an equivalent quantity and level of purity of indium, we may not be able to replace the indium loaned from other sources at favorable prices. In such instances, we may not be able to recoup our losses through litigation and we would incur a loss which could have a material adverse effect on the share price of our common stock.

We will depend upon third parties to provide us with warehousing services, and system failures or other problems at these third-party warehousing facilities could cause us to lose revenues.

We currently and will continue to store indium in secure facilities owned and operated by third-party warehousing providers. If we are unable to continue to rely on third parties to provide us with these services and warehousing space in a timely fashion or if these services or warehousing space become impaired, whether through labor shortage, slow down or stoppage, deteriorating financial or business condition or other system failures, or if we face competition for these services, or for any other reason, we would not be able, at least temporarily or at competitive prices, to store or acquire indium. We also may be unable to engage alternative warehousing services on a timely basis, which could have a material adverse effect on our business.

We will not engage a custodian to safeguard the indium held in third-party storage facilities.

We have not and will not retain a custodian to oversee our indium holdings stored at third-party facilities. A custodian is responsible for safekeeping of the metal and selecting direct subcustodians, if any. A custodian facilitates the transfer of the metal in and out of the trust account, allocates specific bars of metal to the trust allocated account and provides the trustee with regular reports detailing the metal transfers in and out of the trust. The custodian is also a market maker, clearer and approved weigher of such metal. If the third-party storage facilities we engage cannot adequately provide such similar services as provided by a custodian, then this could adversely affect the value, the security, the quantity and our ability to keep track of our indium holdings.

Potential additional regulation of the purchase, sale or storage of indium may adversely affect our operations and may increase our costs.

We may be affected by changes in regulatory requirements, customs, duties or other taxes regarding indium. Although we are not currently aware of any potential changes in the regulatory requirements regarding indium, such changes could, depending on their nature, adversely affect us by increasing our costs.

We may distribute unused proceeds of this offering to our stockholders as a return of capital and, in such event, our stock price may decrease in order to reflect the lower NMV of our company.

If the Manager has not, within 18 months after the closing of this offering, purchased indium in sufficient quantity to utilize at least 85% of the net proceeds of this offering or 100% of the proceeds that have been allocated for the purchase of indium, our board of directors will have the discretion to distribute such unused proceeds to our stockholders as a return of capital. Any such distributions will lower the amount of cash available to purchase additional indium which will, in turn, lower the NMV of our company. Such decision by our board of directors to distribute the unused proceeds to the stockholders may be based on numerous industry factors, including, but not limited to, whether or not we have entered into any long-term supply contracts with suppliers or other factors affecting market conditions at that time. In the event such proceeds are returned to the stockholders, the stockholders may not recover their initial investment due to the fact that a portion of such proceeds will be used to pay expenses regarding this offering and other operational fees and expenses.

The proceeds of this offering will not be held in an escrow account.

The net proceeds of this offering will not be held in an escrow account. Accordingly, there is no restriction on our ability to use such funds for any corporate purpose we deem necessary to accomplish our corporate objectives as described herein. In the event our Board determines to distribute unused proceeds to our stockholders, there can be no assurance as to the amount of proceeds which will then be available for such distribution resulting from losses, third-party claims, damages, liabilities and any and all other costs and expenses associated with the operation of our business.

Our Manager will not be responsible for conducting any chemical assays or other tests designed to verify that such indium meets the minimum 99.97% purity requirements referred to in our prospectus. If the indium purchased is below spec grade of 99.97% purity, the value of our indium stockpile will be worth less than stated.

Our Manager will be responsible for conducting limited inspections of the indium delivered to us. Our Manager will not be responsible for conducting any chemical assays or other tests designed to verify that such indium meets the minimum 99.97% purity requirements referred to in our prospectus. Our Manager will rely on the good faith of its suppliers to provide indium that meets our requirements. If the indium purchased is below spec grade of 99.97% purity, the value of our indium stockpile will be worth less than stated, we would therefore incur a write down, which would negatively impact the NMV of our company and harm our reputation. If indium is purchased from or loaned to a third-party supplier that is not known to be a regular industry supplier, our Manager, at its discretion, may hire, at our expense, an independent lab to perform random assay tests using glow-discharge mass spectrometry (GDMS) to verify the purity of the indium. The Manager anticipates purchasing indium with a minimum purity of 99.97% or better. We do not intend to brand specific companies and assayers. We consider the miners, refiners, suppliers and trading houses listed in our “Competition” section to be a partial list of known regular indium industry suppliers. We will use only reputable assayers recommended by reliable third-party sources. It is possible that our indium stockpile will contain ingots of a purity level below 99.97%, which would decrease our NMV and negatively impact our share price.

We are a development stage company with a limited operating history and, accordingly, you will have a limited basis on which to evaluate our ability to achieve our business objective.

We are a development stage company with a limited operating history. Therefore, our ability to scale operations is dependent upon obtaining financing through a public offering of our securities. Since we have only limited operations and a limited operating history, you will have a limited basis upon which to evaluate our ability to achieve our business objective, which is to acquire and stockpile indium. We will not generate any revenues or income until, at the earliest, after lending or selling some or all of the indium that we acquired with the proceeds from the 2009 Private Placement and/or with the proceeds from this offering.

Our ability to continue as a going concern is dependent on us raising funds in this offering.

We have no present revenue and will not generate any revenue until, at the earliest, after the sale or lending of indium that we acquire with the offering proceeds. We have a limited amount of available cash and working capital. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph referring to conditions that raise substantial doubt about our ability to continue as a going concern. Our ability to commence operations and realize our business plan is dependent upon our ability to complete this offering. There is no assurance that we will be able to complete this offering or that the completion of this offering will lead to the successful execution of our business plan. Further, should we be unable to complete this offering by November 25, 2010, the terms of the Class A common stock provide that, unless extended by the affirmative vote of a majority of the Class A common stockholders, our existence shall be terminated and our affairs shall be wound up and we shall liquidate. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

We may suffer from losses as a result of our inability to obtain insurance to cover loss or theft of our inventory.

We currently store and expect to continue to store our inventory at third-party warehouse facilities and will expect that the third-party facilities will maintain an adequate level of insurance to protect us from loss due to theft, damage or other events. We may, in the alternative, seek our own insurance coverage for such potential losses. We may not be able to obtain such insurance, or that the level of coverage will keep us fully insured due to the fluctuating value of indium. Further, the cost of such insurance may impact our operating expenses, whether obtained by us or through the third-party facility.

We may need to raise additional capital and may encounter unforeseen costs. If the terms on which the additional capital is available are unsatisfactory or if the additional capital is not available at all, we may not be able to pursue our objective and strategy.

Our expenses will be funded from cash on hand from the proceeds of the offering not otherwise utilized for the purchase of indium. Once such cash available has been spent, we will be required to generate cash resources from the sale or lending of indium, debt incurrence or the sale of additional equity securities. Our ability to obtain additional financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance and the value of indium. We may not be successful in our efforts to arrange additional financing on terms satisfactory to us or at all. If additional financing is raised by the issuance of common stock you may suffer additional dilution and if additional financing is raised through debt financing, it may involve significant restrictive covenants which could affect our ability to operate our business. If adequate funds are not available, or are not available on acceptable terms, we may not be able to continue our operations, grow our business or take advantage of opportunities in connection with the operation of our business.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants included in our units at any time after six months following the effective date of this prospectus in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $8.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third-party and your warrants are redeemed for nominal value, you will not have recourse to us.

We are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants. We cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. We will undertake in the underwriting agreement to be executed between us and the underwriters, and therefore will have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking. We may not be able to comply with such undertaking. In addition, we will agree to use our reasonable efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

We depend upon our senior management and their loss or unavailability could put us at a competitive disadvantage.

We currently depend upon the efforts and abilities of our senior executive officers, particularly Alan Benjamin, our Chairman and Chief Executive Officer, Ailon Grushkin, our President, and Richard Biele, our Chief Operating Officer, each of whom is also a member of our Manager. The loss or unavailability of the services of any of these individuals for any significant period of time would have a material adverse effect on our business, prospects, financial condition and results of operations.

Our Manager may terminate the Management Services Agreement, as amended and restated, after the initial term in accordance with the terms thereof. We may not be able to readily secure similar services as those to be provided under the Management Services Agreement and our operations will therefore be adversely affected if our Management Services Agreement is terminated.

Members of our Board of Directors have not worked together as a group for a significant period of time and they each have only some or no experience as a director of a public company. As a result, they may not be able to effectively manage our business.

Our board of directors consists of three executive directors and four independent directors. Only one of our current independent directors has experience as a director of a public company. As a result, our board of directors will lack a history of working together as a group and currently lacks significant experience in operating a public company. The lack of shared experience and lack of significant experience of our board of directors in operating a public company could have an adverse effect on its ability to quickly and efficiently respond to problems and effectively manage our business and deal effectively with the issues surrounding the operation of a public company.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest regarding the amount of time such officers and directors will devote to our affairs, which could affect our business.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. Our Manager, officers and board of directors will allocate, in the aggregate, approximately 89 hours per week during the stockpiling phase of the business plan. Once the stockpiling effort is complete, the number of hours allocated by the Manager, officers and board of directors to our affairs in the aggregate will be approximately 49 hours per week. Our executive officers and directors are currently employed by other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our operations. These conflicts may not be resolved in our favor.

We have limited protections in place to prevent our Manager from competing with us, which may adversely affect our business.

We have limited protections in place to prevent our Manager from competing with our company or taking on a potential business opportunity intended for our company for itself. Pursuant to the Management Services Agreement, the Manager may compete with us or take a business opportunity for itself as long as the Manager does not interfere with, disrupt or attempt to disrupt any then existing relationship, contractual or otherwise, between our company or our subsidiaries and any of our customers, suppliers, clients, executives, employees, vendors, licensees or business relations or other persons with whom we or our subsidiaries deal or in any way disparage our company to any of the above. As a result, this would have a material adverse effect on our business, prospects, financial condition and results of operations if such persons were to compete with the company.

Stockholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940, as amended, or the protections afforded by the Commodity Exchange Act of 1936 (“Commodity Exchange Act” or “CEA”).

We are not registered as an investment company under the Investment Company Act of 1940, as amended, and are not required to register under such act. Consequently, stockholders will not have the regulatory protections provided to investors in investment companies. We will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the Commodity Futures Trading Commission (“CFTC”). Furthermore, we are not a commodity pool for purposes of the CEA, and neither we nor the Manager is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with our securities. Consequently, stockholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Geopolitical and International Risks

International and political events could adversely affect our results of operations and financial condition.

A significant portion of our revenue may be derived from non-United States operations and our indium will be warehoused at locations outside the United States, including Canada, the United Kingdom and the Netherlands, which exposes us to risks inherent in doing business in each of the countries in which we transact business. The occurrence of any of the risks described below could have a material adverse effect on our results of operations and financial condition.

Operations in countries other than the United States are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

•	expropriation and nationalization of our assets in that country;
•	political and economic instability;
•	civil unrest, acts of terrorism, force majeure, war, or other armed conflict;
•	natural disasters, including those related to earthquakes and flooding;
•	inflation;
•	currency fluctuations, devaluations, and conversion restrictions;
•	confiscatory taxation or other adverse tax policies;
•	governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;
•	governmental activities that may result in the deprivation of contract rights; and
•	governmental activities that may result in the inability to obtain or retain licenses required for operation.

We could be subject to taxation in various jurisdictions with varying tax laws, which could adversely affect our operations.

We may have operations in countries other than the United States. Consequently, we could be subject to the jurisdiction of a significant number of taxing authorities. The income earned in these various jurisdictions is taxed on differing bases, including net income actually earned, net income deemed earned, and revenue-based tax withholding. The final determination of our tax liabilities involves the interpretation of local tax laws, tax treaties, and related authorities in each jurisdiction, as well as the significant use of estimates and assumptions regarding the scope of future operations and results achieved and the timing and nature of income earned and expenditures incurred. Changes in the operating environment, including changes in tax law and currency/repatriation controls, could impact the determination of our tax liabilities for a tax year.

Foreign exchange and currency risks could adversely affect our revenues and operating expenses.

A portion of our revenue and operating expenses may be in foreign currencies. If we choose to store indium in Canada, we may be adversely affected by fluctuations in the U.S. dollar relative to the Canadian dollar. If we choose to store indium in the United Kingdom, we may be adversely affected by fluctuations in the U.S. dollar relative to the British Pound. If we chose to store indium in the Netherlands, we may be adversely affected by fluctuations in the U.S. dollar relative to the Euro. As a result, we would be subject to significant risks, including:

•	foreign exchange risks resulting from changes in foreign exchange rates and the implementation of exchange controls; and
•	limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries.

We may conduct business in countries that have non-traded or “soft” currencies which, because of their restricted or limited trading markets, may be more difficult to exchange for “hard” currency. We may accumulate cash in soft currencies, and we may be limited in our ability to convert our profits into United States dollars or to repatriate the profits from those countries.

We may selectively use hedging transactions to limit our exposure to risks from doing business in foreign currencies. For those currencies that are not readily convertible, our ability to hedge our exposure would be limited because financial hedge instruments for those currencies are nonexistent or limited. Our ability to hedge would also be limited because pricing of hedging instruments, where they exist, is often volatile and not necessarily efficient.

In addition, the value of the derivative instruments could be impacted by:

•	adverse movements in foreign exchange rates;
•	interest rates;
•	commodity prices; or
•	the value and time period of the derivative being different than the exposures or cash flows being hedged.

Risks Related to Our Units and This Offering

We do not anticipate paying cash dividends on our common stock in the foreseeable future.

We are not a mutual fund and an investment in our units shall not be redeemable. In addition, our liquidity will rely principally on our ability to lend and sell indium. Accordingly, we are unlikely to have resources to declare any dividends or make other cash distributions unless and until a determination is made to sell a portion of our indium holdings. Since our inception we have not declared any dividends and we have no current intention to declare any dividends.

Determination of the NMV of our securities will materially impact the market price of our securities.

Our reported NMV per share is based on the spot prices of indium published by Metal Bulletin as posted on Bloomberg L.P. The per share NMV shall be determined by (x) multiplying the number of kilograms of our indium holdings by the last spot price for indium published by Metal Bulletin posted on Bloomberg L.P. for the month, plus cash and any other assets, less any and all of our outstanding payables, indebtedness and any other liabilities, (y) divided by our total number of outstanding shares of our common stock. Accordingly, the NMV is a market value that may not necessarily reflect the actual “realizable value” upon the sale of our indium holdings. The market price of our securities is expected to vary based on the NMV. We cannot predict whether the units will trade above, at or below our NMV.

Currently there is no liquid market for indium. Indium is often quoted on various data service providers with a price differential in excess of $100 per kilogram among providers. A price posted by one data service provider may be higher or lower than the price at which we can actually sell or purchase all or part of our indium stockpile. This will make it difficult for investors to determine our exact NMV and therefore the value of our stock.

If an active, liquid trading market for our units does not develop, you may not be able to sell your units quickly or at or above the initial offering price.

Prior to this offering, there has not been a public market for our units. An active and liquid trading market for our units may not develop or be sustained following this offering. You may not be able to sell your units quickly or at or above the initial offering price if trading in our units is not active. The initial public offering price may not be indicative of prices that will prevail in the trading market. See “Underwriting” for more information regarding the factors that will be considered in determining the initial public offering price.

Purchasers in this offering will experience immediate dilution in the book value of their investment.

The initial public offering price of our units is higher than the net tangible book value per share of our units immediately after this offering. Therefore, if you purchase our units in this offering, you will incur an immediate dilution of $0.51 per share (or 10.2%) in net tangible book value per unit from the price you paid, based upon the initial public offering price of $5.00 per unit. Conversion of the Class A common stock into shares of common stock and the exercise of outstanding options, warrants issued in and pursuant to the 2009 Private Placement and warrants underlying the units will result in further dilution of your investment. In addition, if we raise funds by issuing additional securities, the newly issued securities may further dilute your ownership interest.

Our outstanding options, warrants and unit purchase option may have an adverse effect on the market price of common stock and make it more difficult to obtain future financing.

Prior to this offering, as a result of the 2009 Private Placement, we had warrants to purchase up to 1,201,400 shares of common stock issued and outstanding. Upon completion of this offering, we will issue an additional 116,360 warrants to the 2009 Private Placement investors. In connection with this offering, we will be issuing warrants to purchase up to 5,000,000 shares of common stock (5,750,000 shares of common stock if the underwriters’ over-allotment is exercised in full), and have agreed to issue to the representatives of the underwriters of this offering an option to purchase up to a total of 250,000 units. In connection with the 2008 Long-Term Incentive Compensation Plan, we have agreed to issue options to purchase 124,999 shares of common stock to our chief financial officer and the independent members of our board of directors, which will fully vest and will become exercisable only upon the completion of this offering. Further, upon the closing of this offering, our Manager will hold options to purchase up to an aggregate of 455,000 shares of common stock, at an exercise price of $4.50 per share, resulting from compensation in connection with the 2009 Private Placement, the conversion of promissory notes issued pursuant to a revolving credit line in the principal amount of $265,000 plus interest and the conversion of 75,000 common shares into stock options.

The sale or even the possibility of sale of the shares of common stock underlying the warrants and such options could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

The public offering price of the units and the terms of the warrants were negotiated between us and the representatives of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition, storage and sale of specialty metals;
•	prior offerings of those companies;
•	our prospects for acquiring indium;
•	our capital structure;
•	an assessment of our management and their experience in specialty metals;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights.

Our certificate of incorporation, as amended, authorizes the issuance of up to 1,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

If we cannot satisfy, or continue to satisfy the NASDAQ Capital Market’s listing requirements and other applicable regulatory rules, including NASDAQ’s director independence requirements, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the NASDAQ Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the NASDAQ Capital Market, we cannot assure you that our securities will continue to be listed on the NASDAQ Capital Market.

We plan to utilize the phase-in provisions afforded new public companies under Rule 5165 of the NASDAQ Marketplace Rules with respect to the director independence and independent committee requirements of the NASDAQ Capital Market. As a result, we will have 90 days from the date that our securities become listed on the NASDAQ Capital Market to have a majority of independent members on our board of directors and we will have one year from the date of such listing to have a majority of independent directors and have fully independent board committees. Therefore, during such phase-in period, there will be times when we will not have a board of directors comprised of a majority of independent directors or fully independent board committees, which will leave us subject to the control of our existing non-independent directors. Moreover, if we are unable to comply with the director independence and independent committee requirements in the time period provided, we could be delisted from the NASDAQ Capital Market.

In addition, following this offering, in order to maintain our listing on the NASDAQ Capital Market, we will be required to comply with certain NASDAQ Capital Market rules, including those regarding minimum stockholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements of the NASDAQ Capital Market and other applicable NASDAQ Capital Market rules, we may not be able to continue to satisfy these requirements and rules. If we are unable to satisfy the NASDAQ Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the NASDAQ Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;
•	limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to the NASDAQ Capital Market rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

If penny stock regulations impose restrictions on the marketability of our common stock, the ability of our stockholders to sell shares of our common stock could be impaired.

The Securities and Exchange Commission, or the SEC, has adopted regulations that generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Exceptions include equity securities issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require that prior to any transaction involving a penny stock, a risk disclosure schedule must be delivered to the buyer explaining the penny stock market and its risks.

You should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers;
•	“Boiler room” practices involving high-pressure sales tactics;
•	Manipulation of prices through prearranged matching of purchases and sales;
•	The release of misleading information;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	Dumping of securities by broker-dealers after prices have been manipulated to a desired level, which reduces the price of the stock and causes investors to suffer loss.

We are aware of the abuses that have occurred in the penny stock market. We do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market. We will strive within the confines of practical limitations to prevent such abuses with respect to our common stock.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

Moreover, our board of directors has the ability to designate the terms of, and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements involve risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the anticipated benefits and risks associated with our business strategy;
•	fluctuations in the spot price of indium;
•	supply and demand for indium;
•	our future operating results and the future value of our common stock;
•	the anticipated size or trends of the markets in which we compete and the anticipated competition in those markets;
•	our ability to acquire, store and sell indium;
•	our ability to attract and retain qualified management personnel;
•	our future capital requirements and our ability to satisfy our capital needs;
•	the anticipated use of the proceeds realized from this offering; and
•	acceptance of our business model.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” beginning on page 7. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of 5,000,000 units in this offering at a price per unit of $5.00 will be approximately $23,020,000 after deducting estimated offering expenses of $480,000, underwriting discounts and commissions of $1,250,000, and a corporate finance fee of $250,000, and assuming an initial public offering price of $5.00 per share. If the over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $26,545,000.

We currently intend to use the proceeds of this offering as follows:

	Approximate Allocation of Net Proceeds	Approximate Percentage of Net Proceeds
Purchase of Indium(1)(3)	$19,567,000	85.0%
General corporate purposes, including working capital(2)(3)	$3,453,000	15.0%
Total	$23,020,000	100.0%

(1)	The Manager has acquired and intends to acquire on our behalf, indium with a minimum purity level established by common industry practice of 99.97%.
(2)	We expect that general corporate and working capital expenditures will include, among other potential uses: (i) personnel costs; (ii) the payment of an annual cash management fee to the Manager of 2.0% of the Net Market Value, which fee will be paid monthly; (iii) the additional costs of being a public company, including audit fees, legal fees and compliance with the Sarbanes-Oxley Act of 2002; and (iv) the remainder, if any, for general working capital.
(3)	If the over-allotment is exercised, 85.0% of the net proceeds of the offering or $22,563,250, will be used to purchase indium, the other 15.0% or $3,981,750, will be used for general corporate purposes, including working capital.

The allocation of the net proceeds of the offering set forth above represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions and our future revenues and expenditures.

Investors are cautioned, however, that expenditures may vary substantially from these estimates. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our purchases and sales and the amount of competition we face. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Circumstances that may give rise to a change in the use of proceeds include:

•	the existence of other opportunities or the need to take advantage of changes in timing of our existing activities;
•	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and/or
•	if strategic opportunities of which we are not currently aware present themselves (including acquisitions, joint ventures, licensing and other similar transactions).

The proceeds we receive from the exercise of the warrants issued in this offering and the 2009 Private Placement will be allocated to the purchase of additional indium and for general working capital purposes, including but not limited to the payment of our operating expenses. The exact percentage of the warrant proceeds allocated toward purchasing additional indium and the time period to purchase indium using such proceeds will be determined by the Manger, in its sole discretion.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Pending such uses, we intend to invest the net proceeds of this offering in direct and guaranteed obligations of the United States, interest-bearing, investment-grade instruments or certificates of deposit.

If the Manager has not, within 18 months after the closing of the offering, invested in indium at least 85% of the net proceeds of the offering or 100% of the proceeds that have been allocated for the purchase of indium, our board of directors will have the discretion to distribute such unused proceeds to our shareholders as a return of capital. Any such distributions will be subject to applicable law. Any interest earned on the proceeds of this offering shall be utilized for general corporate and working capital expenses and shall not be distributed to shareholders in the event that the board of directors determines to distribute unused proceeds to shareholders. Whether or not the board of directors determines to return capital to shareholders, our operations will remain limited to purchasing, stockpiling, lending and selling the metal indium.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the purchase of indium and expansion of our business, and we do not anticipate paying any cash dividends for the foreseeable future following this offering. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors deems relevant. In addition, the terms of any future debt or credit facility may preclude us from paying dividends.

CAPITALIZATION

The following table sets forth the capitalization as of March 31, 2010, both before and after giving effect to the sale of 5,000,000 units at the initial public offering price of $5.00 per unit, conversion of the 2009 Private Placement units, consisting of Class A Common Stock and warrants, after deducting underwriting discounts, commissions, the corporate finance fee, and estimated offering expenses payable by us:

	As of March 31, 2010
	Actual	Pro Forma		Pro Forma, as Adjusted
Cash and cash equivalents	$823,633	$823,633	(1)	$23,980,633	(4)
Total long term liabilities, including current maturities	$298,633	$—	(2)	$—
Stockholder Equity:
Preferred Stock, $.001 par value, 1,000,000 shares authorized, no shares issued and outstanding, actual, pro forma, and pro forma as adjusted	—	—		—
Class A Common Stock – $.001 par value; 2,000,000 shares authorized, 1,003,600 issued and outstanding, actual; no shares authorized, issued and outstanding, pro forma and pro forma as adjusted	1,164	—		—
Common Stock, $.001 par value, 5,000,000 shares authorized, 155,000 shares issued and outstanding, actual; 5,000,000 shares authorized, 1,359,960 shares issued and outstanding, pro forma; and 7,000,000 shares authorized, 6,359,960 shares issued and outstanding pro forma as adjusted	155	1,360	(1)	6,360
Additional paid in capital	5,492,181	5,785,773(1),(2)		28,937,773(3),(4)
Deficit accumulated during the development stage	(382,763)	(382,763)		(382,763)
Total Stockholders Equity	$5,110,737	$5,404,370		$28,561,370
Total Capitalization	$5,409,370	$5,404,370		$28,561,370	(5)(6)

(1)	Assumes the conversion of 1,003,600 private placement Class A Common Stock held at December 31, 2009 at $5 per share, plus the conversion of an additional 160,000 Class A Common Stock from the final closing of the private placement on January 8, 2010 at $5 per share. The total Class A Common Stock converted in connection with the private placement were 1,163,600 at $5 per share. Additionally this amount includes the effect of the 10% accretion on the private placement shares assuming that the IPO is completed by November 25, 2010. Also reflects the 75,000 reduction in common shares held by the Manager due to the conversion into common stock options as stipulated in the agreement dated February 8, 2010. The 75,000 shares that the Company will receive back will be cancelled by the Company.
(2)	Reflects the extinguishment of the revolving line of credit and accrued interest payable in the amount of $298,633 in exchange for 150,000 common stock options as per the January 25, 2010 Debt Amendment upon consummation of the IPO. The Capitalization Table above does not reflect the issuance of warrants and options.
(3)	Amount includes $1,980,000 of fees in connection with the Initial Public Offering (IPO) comprised of (i) underwriting discounts and commissions of 5% on the IPO closing or $1,250,000; (ii) corporate finance fee of $250,000; and (iii) estimated IPO offering costs of $480,000. This amount excludes the effect of the first year operating expenses of $1,125,000. As of March 31, 2010, the Company paid approximately $137,000 of the IPO fees noted above.

(4)	Amount includes the proceeds from the issuance of 5,000,000 shares of common stock, par value $.001, issued at $5 per share in connection with the Initial Public Offering (IPO) less the IPO expenses of $1,980,000 reduced by the $137,000 of IPO fees paid as of March 31, 2010, as noted above.
(5)	The table above does not consider the effect of various warrants and options as described in this Form S-1 since it is not assumed that the post IPO value will exceed the respective exercise prices for the warrants and options and thus is not included in the Capitalization table above.
(6)	If all the warrants and options associated with this offering were exercised, the Company would have a pro forma outstanding number of common stock shares of approximately 14,633,000 shares.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities by the number of outstanding shares of our common stock.

At March 31, 2010, our net tangible book value was $5,110,737. Our pro forma tangible net book value of $28,561,370 or $4.49 per share is comprised of the following: (i) the effect of the sale of 1,163,600 private placement units on January 8, 2010 at $5.00 per unit and the subsequent conversion of the shares of Class A common stock issued in the 2009 Private Placement into shares of common stock in this offering; (ii) 5,000,000 shares of common stock included in the units at an initial public offering price of $5.00 per unit; (iii) the deduction of underwriting discounts, the corporate finance fee and the estimated expenses of this offering; and (iv) the conversion of the note payable to the Manager. The pro forma net tangible book value of $4.49 per share represents an immediate increase in net tangible book value of $0.61 per share to the existing stockholders and an immediate dilution of $0.51 per share or 10.2% to new investors.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price(1)	$5.00
Net tangible book value before this offering(5)	$3.88
Increase attributable to new investors	$0.61
Pro forma net tangible book value after this offering(2)(3)(4)	$4.49
Dilution to new investors	$0.51

(1)	Before deduction of underwriters’ discounts and commissions, corporate finance fee and other estimated offering expenses.
(2)	After deduction of underwriters’ discounts and commissions, corporate finance fee and other estimated offering expenses.
(3)	After conversion of note payable to the Manager.
(4)	After conversion of 75,000 common shares owned by management into stock options to purchase 150,000 shares of common stock at $4.50 per share.
(5)	Includes additional 160,000 units sold after December 31, 2009 for $800,000.

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Founding stockholders	80,000	1.26%	$5,000	0.02%	$0.06
Private Placement Shareholders(2)(3)	1,279,960	20.13%	$5,818,000	18.88%	$4.55
New investors	5,000,000	78.62%	$25,000,000	81.10%	$5.00
	6,359,960	100.0%	$30,823,000	100.0%	$4.85

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering(1)	$5,110,737
Net proceeds from this offering(2)	23,020,000
Conversion of Note Payable to Manager	293,633
Offering costs paid in advance and excluded from net tangible book value before this offering	137,000
$28,561,370
Denominator:(5)(6)(7)(8)
Shares of common stock outstanding prior to private placement	155,000
Shares of common stock converted to stock options upon closing of this offering	(75,000)
Shares of common stock issued to private placement shareholders upon conversion of the Class A common stock(3)(4)	1,279,960
Shares of common stock included in the units offered	5,000,000
Total	6,359,960

(1)	Includes 1,163,600 units sold in the 2009 Private Placement.
(2)	Net of underwriters’ discounts and commissions, corporate finance fee and other estimated offering expenses.
(3)	This includes the 10% additional shares of common stock to be issued to private placement shareholders upon consummation of this offering pursuant to the terms of the 2009 Private Placement.
(4)	This excludes the 10% additional warrants to be issued to private placement shareholders upon consummation of this offering pursuant to the terms of the 2009 Private Placement.
(5)	Excludes the additional shares of common stock to be issued or shares of common stock to be subtracted from the private placement shareholders pursuant to the 2009 Private Placement adjustment feature.
(6)	Excludes the additional warrants to be issued or warrants to be subtracted from the private placement shareholders pursuant to the 2009 Private Placement adjustment feature.
(7)	Excludes 155,000 stock options granted to the Manager for the successful completion of 2009 Private Placement.
(8)	Excludes 150,000 stock options issued to the Manager upon conversion of the note payable.
(9)	Excludes 150,000 stock options issued to the Manager upon conversion of 75,000 shares of common stock.
(10)	Excludes stock options granted to the members of our board of directors and our Chief Financial Officer pursuant to the 2008 Long-Term Incentive Compensation Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with, and is qualified in its entirety by, our financial statements (and notes related thereto) and other more detailed financial information appearing elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We were formed to purchase and stockpile the metal indium. Our strategy is to achieve long-term appreciation in the value of our indium stockpile, and not to actively speculate with regard to short-term fluctuations in indium prices. We plan to achieve long-term appreciation in the value of our indium stockpile primarily through price appreciation of the physical metal. Although the price of indium has declined 43.9% from its high in March 2005, it is our belief that the long-term industry prospects for indium are attractive and over time the price of the metal will appreciate. To our knowledge, this is currently the only investment that allows potential stockholders to participate in the price appreciation of indium other than physical delivery of the metal itself. Our structure provides a simple and efficient mechanism by which a potential stockholder may benefit from the appreciation in the price of indium. Our shareholders have the ability to effectively purchase an interest in indium in a manner that does not directly include the risks associated with ownership of companies that explore for, mine and process indium. Our common shares represent an indirect interest in the physical indium we own.

All of the indium we purchase and own is and will be insured and physically stored in third-party warehouses or storage facilities located in the United States, Canada, Rotterdam and or the United Kingdom. Our Manager will negotiate storage arrangements for our indium holdings and is required to use commercially reasonable efforts to ensure that the indium holdings have the benefit of insurance arrangements obtained on standard industry terms.

We currently store and intend to store our indium stockpile in reputable, adequately capitalized and insured third-party facilities that have the following characteristics.

•	Experience storing minor metals or precious metals such as gold, silver, platinum, and palladium.
•	Provide comprehensive inventory service that includes:
•	monthly reporting on inventory positions,
•	full liability for our inventory held in their facility,
•	insurance on standard industry terms,
•	proper warehouse security such as the use of alarm systems, digital cameras, and or independent power sources.
•	Management throughout the supply chain from mine to end user by:
•	preparation of the shipment in accordance with our instructions,
•	weighing according to industry standards,
•	preparation of documents for letter of credit,
•	experience dealing with import and export duties,
•	flexible infrastructure that is tractor-trailer accessible during regular business hours,
•	storage, acceptance and release of shipment upon receipt of formal instructions, and
•	facilities for third-party inspection and assaying.

We utilize and expect to utilize facilities that meet our requirements that are either (i) located closest in proximity to our indium suppliers in order to reduce transportation fees or (ii) facilities located closest in proximity to our corporate headquarters or satellite offices in order to facilitate our ability to inspect our inventory and reduce future corporate expenses associated with travel. We believe there are numerous third-party storage facilities that provide more than adequate services that meet our criteria, which eliminates the need for hiring a custodian. Subsequent to our 2009 Private Placement, our Manager purchased on our behalf approximately 9.2 tons of indium, which is currently stored in an insured, secure facility in New York owned and operated by Brink’s Global Services U.S.A., Inc. (“Brink’s”), a bonded warehouse.

Initially, a member of our senior management will be responsible for warehouse facilities’ inspection. We expect our chief executive officer or our chief operating officer to inspect the facilities. The facilities will be visited at least once per year for inspection. We may insure the warehouse contents above and beyond a bonded warehouse to guarantee we will not sustain a loss in the event of an unforeseen catastrophe or we deem the warehouse company’s insurance inadequate.

We will monitor the ratio of our common share price to the value of our indium holdings and may sell some of our indium holdings and buy back common shares when the common share price is less than the NMV per share or sell common shares and buy indium when the common share price is higher than the NMV per share.

Our expenses will be required to be satisfied by cash on hand that is not set aside for the purchase of indium. Cash on hand following completion of this offering is expected to be sufficient to satisfy our expenses for approximately 43 months. Our annual expenses, including corporate taxes, are estimated to be approximately $1,125,000. While it is not our current intention to do so in the short-term, at our discretion, we may subsequently lend or sell some or all of our indium stockpile to cover our operating expenses. Alternatively, we may seek to raise additional capital to cover our operating expenses through potentially dilutive equity offerings or debt financing. For a detailed description of such expenses, please see “Management of SMG Indium Resources Ltd. — Management Services Agreement.” We are a taxable United States corporation and are subject to federal and state taxes.

Our stockpile of indium may decrease over time due to sales of indium necessary to pay the expenses of this offering and our annual operating expenses. Without increases in the price of indium sufficient to compensate for such decreases, our NMV may also decline. Regardless of our ability to purchase indium in a timely manner, we will incur initial offering expenses of approximately $480,000 and projected yearly operating expenses of approximately $1,040,000 prior to spending any proceeds from this offering to stockpile indium. We anticipate our yearly operating expenses will increase by approximately $85,000 to approximately $1,125,000 per annum once we are able to fully utilize the net proceeds from this offering allocated to purchase and stockpile indium. The price of indium would need to appreciate substantially to offset the reduction in our NMV due to the expenses listed above. The percentage increase required cannot be accurately determined at this time. It is highly dependent upon several variables including, but not limited to, the exact number of kilograms of indium purchased, the average price paid and the amount of time it takes for us to fully spend the allocated net proceeds from this offering to complete the build up of our indium stockpile.

On January 8, 2010, we completed a private placement offering of an aggregate of 1,163,600 units to 61 investors for gross proceeds of $5,818,000. Each unit consisted of one share of Class A common stock, par value $.001 per share, and one warrant to purchase one share of common stock at an exercise price of $5.75 per share, which shall become exercisable upon the closing of this offering. In accordance with the terms of the private placement, upon the successful completion of this offering, each share of Class A common stock shall automatically convert into one share of common stock, subject to certain adjustments. The private placement shareholders will receive shares and warrants adjusted for increases or decreases based upon the increase or decrease of our NMV from the closing of the 2009 Private Placement to our NMV immediately preceding the consummation of this offering. Based on the terms of the 2009 Private Placement, upon the final closing of the 2009 Private Placement, our NMV was approximately $5,526,800. This was calculated by applying the $5,818,000 gross proceeds from the 2009 Private Placement to our cash of $8,737 and adding the prepaid expenses of $3,077 then deducting (i) $265,000 revolving credit note payable to the

Manager; (ii) $29,658 of interest payable on the revolving credit note and (iii) $8,356 in accrued expenses. An example of the private placement adjustment feature in operation is described below.

Assuming that immediately preceding the closing of this offering we hold in inventory 10,000 kilograms (10.0 metric tons) of indium, $500,000 in cash and debt payable of $300,000 (the revolving credit note payable outstanding plus interest payable) and the average monthly price of indium for the three month period immediately preceding the closing date of this offering is $600.00 per kilogram, our NMV would be $6,200,000 (10,000 kilograms of indium multiplied by $600 per kilogram plus $500,000 in cash minus $300,000 (revolving credit note payable plus interest)). To calculate the adjustment ratio per private placement Class A common share: $6,200,000 (NMV immediately preceding this offering) minus $5,526,800 (NMV from 2009 Private Placement) divided by the initial public offering unit price of $5.00 equals 134,640, which represents the total number of NMV based adjustment shares that would be issued to the private placement shareholders. To calculate the adjustment ratio per private placement share, 134,640 (total adjustment shares to be issued to the private placement shareholders) is divided by 1,163,600 (total number of shares of Class A common stock outstanding) which equals 0.1157. Hence, under this scenario, from the NMV adjustment factor only, for every one share of Class A common stock held by a private placement shareholder, they would receive an additional 0.1157 units in connection with the initial public offering. A private placement shareholder who owns 10,000 shares Class A common stock would receive 1,157 additional units in connection with this offering (10,000 multiplied by 0.1157).

In the scenario described above, if the price of indium at the date of the initial public offering is $600 per kilogram, exactly equivalent to the average monthly price of indium for the three month period immediately preceding the closing date of the initial public offering used to calculate the NMV adjustment factor, there would be no additional dilutive or anti-dilutive effect on the initial public offering investors.

If the average monthly price of indium for the three month period immediately preceding the closing date of this offering used to calculate the NMV adjustment factor is $600 per kilogram and the price of indium on the date of closing this offering is $650 per kilogram, there will be an anti-dilutive effect for the investors in this offering. The investors in this offering will essentially assume control of the 10.0 metric ton indium stockpile at $600 per kilogram which is lower than the current price of $650 per kilogram. In this scenario, the investors in this offering would benefit. The net effect of the benefit to the investors in this offering would be the current price of indium, $650, minus the adjustment price received by the private placement shareholders of $600 per kilogram multiplied by 10,000 kilograms, or a positive effect of $500,000 to our NMV upon the consummation of this offering. Assuming we complete this offering prior to November 25, 2010 and the private placement investors receive the 10% increase in units associated with the time value adjustment factor plus the 0.1157 per Class A common share NMV adjustment and we sell 5,000,000 shares in this offering, the positive effect is $0.08 per share outstanding ($500,000 divided by 6,494,600 [1,163,600 private placement shares + 116,360 (10% time value adjustment) + 134,640 (NMV adjustment) + 80,000 (management common shares) + 5,000,000 (investors in this offering)]. Our NMV upon the consummation of this offering would increase from $4.50 per share to $4.58 per share.

Conversely, if the average monthly price of indium for the three month period immediately preceding the closing date of this offering used to calculate the NMV adjustment factor is $600 per kilogram and the price of indium on the date of closing of this offering is $550 per kilogram, there will be a dilutive effect on the investors in this offering because they will essentially assume control of the 10.0 metric ton indium stockpile at $600 per kilogram which is higher than the current price of $550 per kilogram. In this scenario, the investors in this offering would be diluted. The net effect of the dilution to the investors in this offering would be the current price of indium, $550, minus the adjustment price received by the private placement investors of $600 per kilogram multiplied by 10,000 kilograms or a negative effect of $500,000 to our NMV in this offering. Assuming we complete this offering prior to November 25, 2010 and the private placement investors receive the 10% increase in units associated with the time value adjustment factor plus the 0.1157 per Class A common share NMV adjustment and we sell 5,000,000 shares in this offering, there would be a dilutive effect of $0.08 per share outstanding to our NMV ($500,000 divided by 6,494,600 [1,163,600 private placement shares + 116,360 (10% time value adjustment) + 134,640 (NMV adjustment) + 80,000 (management common shares) + 5,000,000 (investors in this offering)]. Our NMV in this offering would decrease from $4.50 per share to $4.42 per share.

Critical Accounting Policies and Estimates:

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the audited financial statements and accompanying notes. Estimates are used for, but not limited to, purchases of indium inventories, income taxes, loss contingencies and revenue recognition. Share based payment arrangement and derivative accounting to the extent it may apply with respect to any financial instruments we may issue. In addition, we will be required to review, at each reporting date, the applicability of the variable interest consolidation model prescribed under FASB ASC 810 with respect to our relationship with the Manager since it is owned by our founding stockholders. Management will base its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.

Since the date of inception, we have not produced any revenues. Accordingly, our activities have been accounted for as those of a “Development State Company” as set forth in FASB ASC 910-10 “Accounting for Development Stage Entities”. Among the disclosures required by FASB ASC 910 are our financial statements being identified as those of a development stage company. In addition, the statements of operations and comprehensive loss, stockholders equity (deficit) and cash flows are required to disclose all activity since our date of inception.

We will continue to prepare our financial statements and related disclosures in accordance with FASB ASC 910 until such time that we have generated significant revenues and are deemed to have exited the development stage.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

We account for the issuance of common stock purchase warrants and other free standing derivative financial instruments in accordance with the provisions of FASB ASC 505. Based on the provisions as contained therein, we classify as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement). We classify as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). We assess classification of our common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

We currently have no outstanding free standing derivatives. Notwithstanding, we, as a matter of policy, will evaluate any common stock purchase warrants or other free standing derivatives at each reporting date to assess their proper classification using the applicable classification criteria enumerated in FASB ASC 505.

Employee Share Based Payment Arrangements

We plan to account for employee share based payment arrangements in accordance with the provision of FASB ASC 718-10-S99, “Share-Based Payments” (“SBP’s”). FASB ASC 718 addresses all forms of SBP’s and awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under FASB ASC 718, SBP awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations. We only recently adopted an equity incentive plan but have not yet issued any employee share-based payments and there is currently no compensation for the periods.

Inventory or “Stockpile” of the Metal Indium

Our inventory or “stockpile” of the metal indium is recorded on the date we take delivery of the physical metal. The stockpile of the physical metal indium is carried at the lower of cost or market with cost being determined on a specific identification method and market being determined as the net realizable value as computed from the closing spot price as posted by Metal Bulletin on Bloomberg L.P., a real time financial information services data platform, based on the last day of the period. The difference between cost and fair market value is reviewed on a periodic basis to determine if a loss should be recognized where the utility of indium has been impaired. Where such impairment is viewed as something other than temporary, we will reflect in earnings the value by which the fair market value is less than the cost. Realized gains (losses) from other transactions will be determined for income tax and for financial reporting purposes on specific identification method.

Income Taxes

We follow FASB ASC 740 “Accounting for Income Taxes.” Under FASB ASC 740, we establish financial accounting assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Additionally, FASB ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under FASB ASC 740, the impact of an uncertain income tax position(s) on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, FASB ASC 740 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. There were no such amount to be recorded under FASB ASC 740 for the year ended December 31, 2009 and the period ended December 31, 2008.

Recently Issued Accounting Pronouncements:

FASB ASC 820 provides guidance as to “Fair Value Measurement and Disclosures”. This Codification establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this codification relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. The Company adopted the provisions of FASB ASC 820 at the date of the Company’s inception on January 7, 2008. FASB ASC 820 permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. This adoption did not have a material impact on the Company’s financial position, results of operations or cash flows, however, this pronouncement may have an effect in the future.

FASB ASC 250-05 provides guidance as to “Accounting Changes and Error Corrections” and FASB ASC 250-S55 discusses, “Considering the Effects of Prior Misstatements When Quantifying Misstatements in Current Year Financial Statements”. FASB ASC 250-S55 provides guidance on how the effects of the carry over or reversal of prior year financial statement misstatements should be considered in quantifying a current year misstatement. Prior practice allowed the evaluation of materiality on the basis of (i) the error quantified as the amount by which the current year income statement was misstated (rollover method) or (ii) the cumulative error quantified as the cumulative amount by which the current year balance sheet was misstated (iron curtain method). Accordingly, reliance on either method in prior years could have resulted in misstatement of the financial statements. The guidance provided in FASB ASC250-S55 requires both methods to be used in evaluating materiality. Immaterial prior year errors may be corrected with the filing of prior year financial statements after adoption. The cumulative effect of the correction would be reflected in the opening balance sheet with appropriate disclosure of the cause of the error and that error had been deemed to be immaterial in the past. The adoption of this pronouncement did not have any material effects on the Company’s financial position, results of operation, or cash flows.

FASB ASC 718-740-50 provides guidance for the “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” and addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified non-vested shares, (b) dividend equivalents on equity-classified non-vested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under FASB ASC 718 and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified non-vested shares, non-vested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. The Company does not expect that the adoption of this pronouncement had a material impact on its financial position or results of operations.

In January 2010, FASB ASC 505 provided guidance on “Accounting for Distributions to Shareholders with Components of Stock and Cash”. This codification clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and EPS). Those distributions should be accounted for and included in the EPS calculations in accordance with paragraphs 480-10-25-14 and 260-10-45-45 through 45-47 o the FASB Accounting Standards Codification. The Company does not envision any such distributions to shareholders and thus does not expect that the adoption of this pronouncement had a material impact on its financial position or results of operations.

In December 2009, the FASB ASC 860 “Accounting for Transfers of Financial Assets” was issued. This codification addresses the transfers of financial assets where there is a continuing involvement by the transferor either with the transferred assets or with the transferee. This codification raises issues about the circumstances under which the transfers should be considered sales or partial sales and thus established standards for resolving those issues. The Company may from time to time direct sell or lend indium. In each case title and risk of loss shall pass and hence the “continuing involvement” is eliminated. Accordingly, the Company does not believe that the adoption of this pronouncement will have a material impact on its financial position or results of operations.

In August 2009, the FASB ASC 820 “Fair Value Measurements and Disclosures — Measuring Liabilities at Fair Value” was issued. This codification discusses the need to have ready available market fair value determinants for liabilities. As noted in the attached financials, the principal liability is the debt and accrued interest. These are at fair market value and hence no additional disclosure is deemed necessary. Should other liabilities arise, the Company will follow the guidance set forth herein to measure those liabilities at fair value in accordance with FASB ASC 820.

In May 2009, the FASB issued ASC 855, “Subsequent Events.” This Statement sets forth: 1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; 2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and 3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This Statement is effective for interim and annual periods ending after June 15, 2009. The adoption of this Statement did not impact the Company’s financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

The Company follows the FASB Statement of Financial Standards No. 168 — The Financial Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (the “Codification or ASC”) which was issued on July 1, 2009 and became effective for all interim and annual reporting periods ending after September 15, 2009. The Codification is the authoritative source of U.S. generally accepted accounting principles (GAAP) recognized by the FASB and be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This Statement replaces FASB Statement 162 Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles to indicate this change to the GAAP hierarchy. The Company complies with the Codification.

Revenue Recognition — Accounting for Direct Sales and Lending Transactions

We envision that our stockpile of indium may be used from time to time for “direct sales and or “lending” transactions if we need additional capital to cover annual operating expenses. Under a “direct sale” transaction we would record a gain (loss) equal to the difference between the proceeds received from the sale of indium and the indium carrying value.

We may also elect to enter into a lending transaction. In indium lending transactions, we would exchange a specified tonnage and purity of indium for cash. Title and the risks and rewards of such indium ownership would pass to the purchaser/counterparty in the lending transaction. We would simultaneously enter into an agreement with such counterparty in which we would unconditionally commit to purchase and the counterparty would unconditionally commit to sell a specified tonnage and purity of indium that would be delivered to us at a fixed price and at a fixed future date in exchange for cash (the Unconditional Sale and Purchase Agreement or “USPA”). The USPA would also contain terms providing the counterparty with substantial disincentives (“penalty fees”) for non-performance of the return of indium to the company as a means to assure our future supply of indium. While we believe that this risk would be mitigated by the penalty fee features of the USPA, it is nonetheless a risk associated with a transaction of this type. We anticipate recognizing revenues on purchases and sales of indium under these arrangements in accordance FASB ASC 845-25 “Non-Monetary Transactions” and “Accounting for Purchases and Sales of Inventory with the Same Counterparty.” Accordingly we will disclose unconditional purchase obligations under these arrangements (“Disclosure of Long Term Obligations”) and, if applicable, accrue net losses on such unconditional purchase obligations in accordance with FASB ASC 440-10-50.

Results of Operations

The following table provides an overview of the operating results for the respective periods noted:

	For the Year Ended December 31, 2009	For the Period January 7, 2008 (Inception) to December 31, 2008	Three Months Ended
			March 31, 2010	March 31, 2009
Costs and Expenses:
Operating costs	$89,652	$3,357	$14,632	$3,924
Interest expense – Manager	16,120	13,538	3,975	3,975
Initial public offering expenses	—	—	10,000	—
Deferred offering costs	231,489	—	—	211,489
Total Costs and Expenses	337,261	16,895	28,607	219,388
Net Loss	$(337,261)	$(16,895)	$(28,607)	$(219,388)

We were formed under the laws of the State of Delaware on January 7, 2008. On April 2, 2008, we changed our name from Specialty Metals Group Indium Corp. to SMG Indium Resources Ltd. We were formed to acquire, store and sell the specialty metal indium. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in acquiring and storing indium.

In early September 2009, we engaged placement agents to assist us in the 2009 Private Placement. We held the first two closings of the private placement in November and December of 2009, respectively, raising a cumulative total through December 31, 2009 of $5,018,000. In January 2010, we closed the last piece of the private placement offering raising an additional $800,000. The aggregate gross proceeds raised in the 2009 Private Placement was $5,818,000. With the capital raised through the 2009 Private Placement, in December 2009 we began purchasing and stockpiling indium. At March 31, 2010, we purchased approximately $4,591,000 of indium. Our indium is currently stored in a secure insured bonded warehouse facility located in New York owned by The Brink’s Company. We did not generate any revenue in the first three months of 2010 or in 2009 and 2008.

We have not generated any revenues to date. Our activity since the closing of the private placement has centered on purchasing indium and preparing for an initial public offering. As of the date of this prospectus, the Manager has purchased on our behalf approximately 9.2 tons of indium from three regular indium suppliers at an average cost of $500 per kilogram. These purchases were funded from the net proceeds received from the 2009 Private Placement. We have incurred storage fees of approximately $3,700 since December 2009.

We have purchased indium but have not generated any revenues to date. Our entire activity since inception has been to commence our acquisition of a stockpile of indium and to prepare for our proposed initial public offering through an offering of our equity securities. From inception, we have raised approximately $5,828,000. On January 8, 2010, we completed a private placement offering of approximately $5,818,000 of convertible units. To date, we have used the proceeds of such offering to purchase 9.2 tons of indium and to provide for general corporate and working capital expenses. Prior to obtaining these funds, on January 8, 2008, we entered into a revolving line of credit with our Manager, pursuant to which an aggregate of $265,000 plus interest was drawn under such line of credit. On January 25, 2010, we amended our revolving line of credit as follows: (i) the maturity date was amended to be due and payable on the earlier of: (a) the date we complete an initial public offering, which such note shall automatically convert into options to purchase 150,000 shares of common stock at an exercise price of $4.50 per share for a term of five years; (b) the date of a dissolution, liquidation, winding up or insolvency proceeding commenced by or on our behalf in the event we do not complete an initial public offering; or (c) February 25, 2011. Upon consummation of this offering, such amount due to the Manager will be automatically converted into 150,000 common stock options exercisable at $4.50 per share for a period of five years.

During 2008, we primarily focused our attention on organizing the business operations in anticipation of an initial public offering, including but not limited to appointing a Chief Executive Officer and Board of Directors, engaging underwriters, negotiating contracts to become effective upon the successful consummation of the anticipated initial public offering and conducting road shows. However, prior to consummating the initial public offering in 2008, unforeseen events severely affected the global markets and such events forced us to delay our initial public offering. As of December 31, 2008, we did not abandon our initial public offering plans, but decided it would be prudent to wait for stock market conditions to improve. During January and February 2009, the global economies continued to decline, as did the stock market. On February 27, 2009, we formally withdrew our registration statement and decided to pursue a private placement as an alternative method to try and raise capital.

For the three months ended March 31, 2010, we reported a net loss of $28,607 as compared with an operating loss for the three months ended March 31, 2009 of $219,388. The three months ended March 31, 2010 primarily reflects the expenses associated with pursuing the current IPO of $24,632 and accruals relating to the interest on the revolving line of credit with the Manager in the amount of $3,975. For the three months ended March 31, 2009, the loss primarily reflects the 2009 decision to abandon pursuing the IPO at that time and the write-off of $211,489 of deferred offering costs associated with our attempt to go public in 2008.

In 2009, we reported a net loss of $337,261 or an increase in the net loss of $320,366 compared with the year ended December 31, 2008. The principal reasons for the increase in the 2009 net loss was due to (i) formation and operating expenses associated with the 2009 Private Placement of $89,652; and (ii) the February 27, 2009 decision to abandon the initial public offering process, withdraw the Registration Statement and thus write-off $231,489 in deferred offering costs previously capitalized in connection with the uncompleted 2008 initial public offering filing.

Shares of Capital Stock

We were incorporated on January 7, 2008, with 50,000,000 shares of authorized common stock, par value $.001 and 1,000,000 shares of authorized preferred stock, par value $.001. On December 5, 2008, we conducted a forward split, where each stockholder received six shares for every one share of common stock held by the stockholders. On June 5, 2009, we conducted a reverse split where all stockholders received one share of common stock for every 3.6 shares held. On November 25, 2009, we further amended out certificate of incorporation to reduce the overall authorized capital to 8,000,000 shares consisting of 2,000,000 shares of designated as Class A common stock, 5,000,000 shares of common stock and 1,000,000 shares of preferred stock. Immediately prior to the consummation of this offering, we had 155,000 shares of common stock issued and outstanding, 1,163,600 shares of Class A common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Further, 550,000 shares of common stock have been reserved for issuance pursuant to 2008 Long-Term Incentive Compensation Plan of which 124,999 have been awarded, 455,000 shares of common stock have been reserved for the exercise of options issued to our Manager (155,000 options issued pursuant to the 2009 Private Placement, 150,000 options to be issued upon conversion of the $265,000 promissory note plus accrued and unpaid interest and 150,000 options to be issued upon conversion of 75,000 common shares) and 1,201,400 shares of common stock have been reserved for the exercise of the warrants issued in the 2009 Private Placement and 116,360 shares of common stock have been reserved for the exercise of the additional warrants to be issued to the investors in the 2009 Private Placement upon completion of this offering.

Upon consummation of this offering, we will amend our certificate of incorporation to provide for 30,000,000 shares of authorized common stock, par value $.001 per share and 1,000,000 shares of authorized preferred stock, par value $.001. Immediately after the consummation of this offering, we will have approximately 6,359,960 shares of common stock issued and outstanding (assuming (i) 5,000,000 shares are issued in connection with this offering; (ii) conversion of the 1,163,600 shares Class A common stock; (iii) the issuance of 116,360 additional shares to the investors in the 2009 Private Placement at the IPO date (this does not include the NMV based adjustment factor which will be determined immediately prior to the closing of this offering); and (iv) the 80,000 shares of common stock held by the Manager following the exchange of 75,000 shares of common stock for 150,000 common stock options.

Liquidity and Capital Resources

Since our inception, we have incurred losses and, as of March 31, 2010, we had an accumulated deficit of $382,763. We have not yet achieved profitability. We expect that our general and administrative expenses will continue to increase and, as a result, we will need to generate significant product revenues to achieve profitability. We may never achieve profitability.

On November 25, 2009 and December 11, 2009 we completed the first two closings of the 2009 Private Placement and accordingly raised a total of $5,018,000. From this total, closing fees consisting of legal and commission expenses totaled $220,000. The net proceeds of $4,798,000 from the 2009 Private Placement are required to be utilized as follows: (i) at least 90% of the net proceeds from the private placement will be used to begin stockpiling indium; and (ii) 10% will be used for general working capital purposes. As a result of the 2009 Private Placement, we issued 1,003,600 shares of Class A common stock and warrants to purchase 1,003,600 shares of common stock. Additional Warrants were issued to the finders in the amount of 37,800. The Warrants have an exercise price of $5.75 per share and become exercisable upon completion of an initial public offering. On January 8, 2010, the 2009 Private Placement’s final closing date, we sold 160,000 additional units for net proceeds of $800,000. No fees were paid out in connection with the sale of these additional units. The aggregate monies secured in connection with the 2009 Private Placement totaled $5,818,000. After deducting the $220,000 in closing costs associated with legal expenses and broker’s commissions, the net proceeds available pursuant to the 2009 Private Placement amounted to approximately $5,598,000 of which 90%, or $5,038,200, was available for indium purchases and $559,800 was to be used for general working capital purposes. The total Class A common shares and warrants issued in connection with the 2009 Private Placement were 1,163,600. After including the broker warrants of 37,800, the total warrants issued aggregated 1,201,400.

As of March 31, 2010, we purchased and took delivery of approximately 9.2 tons of indium at an average price of $500 per kilogram utilizing $4,591,016 of the proceeds from the 2009 Private Placement. In December 2009, we purchased approximately 2.5 tons of indium at an average purchase price of $462 per kilogram. In the first quarter of 2010, we purchased and took delivery of approximately 6.7 tons of indium with an aggregate purchase price of $3,419,963. As a result, we must purchase $447,184 of indium in order to fulfill the 90% requirement outlined in the 2009 Private Placement for indium purchases.

We estimate that the net proceeds from the sale of the units in this offering will be approximately $23,020,000 (or $26,545,000 if the underwriters’ over-allotment option is exercised in full). We intend to use at least $19,567,000 (or $22,563,250 if the underwriters’ over-allotment option is exercised in full) of the net proceeds of this offering to acquire indium. Pursuant to a Management Services Agreement, we shall pay to the Manager a fee equal to 2.0% per annum of our NMV. We intend to pay such management fee from the proceeds of the offering not used to purchase indium.

On January 8, 2008, we entered into a revolving line of credit with the Manager in the aggregate amount of $300,000. The revolver was used to fund the deferred offering costs incurred by us in connection with our attempted initial public offering in 2008. To date, we have borrowed $265,000 under the revolving line of credit. The revolving line of credit is unsecured and bears interest at the rate of 6.0% per annum. As of March 31, 2010, 813 days of interest have been accrued thereunder and we recorded an interest expense of $33,633 in connection therewith. On January 25, 2010, we amended our revolving line of credit as follows: (i) the maturity date was amended to be due and payable on the earlier of: (a) the date we complete an initial public offering; (b) the date of a dissolution, liquidation, winding up or insolvency proceeding commenced by or on our behalf in the event we do not complete the initial public offering, whereas upon the completion of such offering, the amount due under the note will automatically convert into options to purchase 150,000 shares of common stock at an exercise price of $4.50 per share; or (c) February 25, 2011.

Going Concern

Our ability to commence operations is contingent upon our obtaining the necessary capital resources through our proposed public offering of 5,000,000 Units. Our management has specific guidelines as to how the proposed public offering proceeds will be used. Specifically, 85.0% of such proceeds will be used to purchase and stockpile indium and the balance or 15.0% will be used for working capital purposes.

As of March 31, 2010, we had $823,633 in cash and an accumulated deficit of $(382,763). Further, after the initial public offering, we expect annual operating costs to approximate $1,125,000 comprised of $65,000 for storing and holding the indium, $45,000 for insuring the indium, $150,000 for shareholder communications and relations; initial annual Management Fee of $580,000 subject to fluctuations of our NMV; $110,000 for directors and officers liability insurance premiums; and $175,000 for other/administrative expenses including legal, accounting and director fees. As with the indium purchases, we expect to pay for these expenses and asset purchases through the offering proceeds.

There is no assurance that we will complete the proposed initial public offering or that the completion of the proposed initial public offering will lead to the successful execution of our business plan. Further, should we be unable to complete our initial public offering by November 25, 2010, the 2009 Private Placement Memorandum states that unless the initial public offering date is extended by the affirmative vote of a majority of the 2009 Private Placement Class A common stockholders, our existence shall be terminated, our affairs shall be wound up and we shall liquidate. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

Sources of Liquidity

We initially financed our operations and capital expenditures by issuing revolving credit notes and selling common stock to our Manager, which is owned by our founders. We received a $265,000 advance from our Manager as part of a $300,000 revolving credit line. Since January 7, 2008, through the issuance of shares in our 2009 Private Placement, we have received net proceeds of $5,018,000 as of December 31, 2009 and we received an additional $800,000 in January 2010 for total gross proceeds in connection with the 2009 Private Placement of $5,818,000. With such proceeds, we have purchased and paid for approximately $4,591,000 of indium as of March 31, 2010. In December 2009, we purchased and paid for approximately 2.5 tons of indium at an average price of $462 per kilogram utilizing $1,171,053. During the first three months ended March 31, 2010, we purchased and paid for approximately 6.7 tons of indium spending $3,419,963 at an average price of $514 per kilogram. In aggregate, we purchased a total of 9.2 tons of indium at an average purchase price of $500 per kilogram for $4,591,000 as of March 31, 2010. At March 31, 2010 we had cash and cash equivalents of $823,633 which reflects since December 31, 2009 the January, February and

March 2010 indium payments of $3,419,963, the other expenses relating to the IPO filing of $75,625 and then adding the January 2010 private placement funding of $800,000.

Working Capital and Capital Expenditure Needs

Upon consummation of the offering, 15.0% of the net proceeds of $23,020,000 or $3,453,000 (or $3,981,750 if the underwriters’ over-allotment option is exercised in full) shall be allocated to general working capital purposes. These funds will be sufficient to allow us to operate for approximately 43 months. Over this time period, we will use these funds for paying the annual management fee to the Manager for the acquisition, storage, insuring and disposition of indium on our behalf and reviewing corporate, title, environmental, and financial documents and material agreements regarding the acquisition, storage, insuring and disposition of indium on our behalf. Once we have spent all of the allocated net proceeds of this offering on our indium stockpile, we anticipate that we will incur annual expenses of approximately $1,125,000 in the aggregate, including: (i) storage and holding of indium — $65,000; (ii) insurance — $45,000; (iii) shareholder communications and relations and maintaining the effectiveness of our registration statement for the shares of common stock underlying our public warrants — $150,000; (iv) the annual Manager’s fee — $580,000; (v) director and officer liability insurance premiums — $110,000; and (vi) other/administrative expenses including legal, accounting and director fees — $175,000. Although we do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business, we may need to raise additional capital if we encounter unforeseen costs.

The proceeds we receive from the exercise of the warrants issued in this offering and the 2009 Private Placement will be allocated to the purchase of additional indium and for general working capital purposes, including but not limited to the payment of our operating expenses. The exact percentage of the warrant proceeds allocated toward purchasing additional indium and the time period to purchase indium using such proceeds will be determined by the Manger, in its sole discretion.

Although we are currently not a party to any agreement or letter of intent with respect to potential investments in, or acquisitions of, businesses, we may enter into these types of arrangements in the future, which could also require us to seek additional equity or debt financing. Additional funds may not be available on terms favorable to us or at all. We currently have no plans, proposals or arrangements with respect to any specific acquisition.

In the event we need to raise additional capital, we may do so in the form of equity or debt. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow is insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
•	our inability to pay dividends on our common stock;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

Contractual Obligations

On January 8, 2008, we entered into a Revolving Line of Credit Note with our Manager, where our Manager agreed to provide us with a revolving line of credit up to $300,000 of which $265,000 was outstanding as of March 31, 2010. The principal balance, including all accrued and unpaid interest, outstanding pursuant to the Note shall become due on the earlier of: (i) the consummation of the initial public offering which such principal balance and all accrued but unpaid interest due under the Note will automatically convert into 150,000 options, with each option to purchase one share of common stock at an exercise price of $4.50 per share or (ii) liquidation of our company. The Note bears an interest rate of 6.0% per annum. As of March 31, 2010, 813 days of interest have been accrued thereunder and the we recorded an interest expense of $33,633 in connection therewith. In the event of default, all amounts due pursuant to the Note shall become immediately payable.

On February 8, 2010, we entered into a common stock for option exchange with the Manager. Upon consummation of this offering, 75,000 shares of common stock owned by the Manager will be automatically converted into 150,000 common stock options exercisable at $4.50 per share for a period of five years following the consummation of this offering.

Prior to the consummation of this offering, we amended and restated the Management Services Agreement with the Manager, initially executed on November 24, 2009. Pursuant to such agreement, the Manager will, on a monthly basis, prepare a report on the NMV of each share of our common stock, which shall be determined by multiplying the number of kilograms of indium held by or for us by the last spot price for indium published by Metal Bulletin posted on Bloomberg L.P. for the month, plus cash and any of our other assets, less any and all of our outstanding payables, indebtedness and any other liabilities, multiplied by 1/6th of one (1.0%) percent. Such report will be made available to us and our board of directors. We shall pay to the Manager a fee equal to 2.0% per annum of our NMV, which shall be paid monthly.

Disclosure Controls and Procedures

A company’s internal control over financial reporting is a process designed by, or under the supervision of, a company’s principal executive and principal financial officers, or persons performing similar functions, and effected by a company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. As a private company, we have designed our internal control over financial reporting to provide reasonable assurance to our management and board of directors regarding the preparation and fair presentation of financial statements. As a public company, we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

Special Information Regarding Forward-Looking Statements

Some of the statements in this Management’s Discussion are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.

We caution investors not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments.

Off Balance Sheet Transactions

We are not party to any off balance sheet transactions. We have no subsidiaries or equity ownership in any other entity. We have no guarantees or obligations other than those which arise out of normal business operations, i.e. the purchase and sale of indium, and costs of being a public company that will significantly increase our operating costs or cash requirements in the future.

BUSINESS

Overview

We were formed to purchase and stockpile the metal indium. Our strategy is to achieve long-term appreciation in the value of our indium stockpile, and not to actively speculate with regard to short-term fluctuations in indium prices. Our indium is and will be insured and physically stored in third-party facilities. While it is not our current intention to do so in the short term, at our discretion and based on market conditions, we may subsequently lend or sell some or all of our indium stockpile to cover operating expenses. Our shareholders have the ability to invest in a company whose value may be tied to its interest in indium in a manner that does not directly include the risks associated with ownership of companies that explore for, mine and process indium. Our common shares represent an indirect interest in the physical indium we own.

All of our indium transactions have been and will be negotiated by our Manager. Our Manager will be paid a 2.0% per annum fee based on our NMV as compensation for these services. The per share NMV shall be determined by (x) multiplying the number of kilograms of our indium holdings by the last spot price for indium published by Metal Bulletin posted on Bloomberg L.P. for the month, plus cash and any other assets, less any and all of our outstanding payables, indebtedness and any other liabilities, (y) divided by our total number of outstanding shares of our common stock. Our Manager is entitled to receive the 2.0% management fee regardless of its ability to successfully purchase and stockpile the metal indium. Our officers and directors have limited experience in stockpiling the metal indium, although our Chief Executive Officer has experience purchasing, selling, storing and lending precious metals, base metals, minor metals, non-exchange traded metals, and illiquid metals. Our Manager:

•	will first and foremost purchase and stockpile indium with a minimum purity level of 99.97% and or higher grade indium ingots on our behalf;
•	will negotiate storage arrangements for our indium stockpile in warehouses or third-party facilities located in the United States, Canada, Rotterdam and/or the United Kingdom;
•	will make sure the stockpile is fully insured by either the storage facility’s insurance policy, a separately purchased insurance policy, or by both;
•	will purchase insurance on standard industry terms to insure the indium during its transportation from the supplier to the storage facility;
•	will be responsible for conducting limited inspections of the indium delivered to us;
•	will not be responsible for conducting any chemical assays or other tests designed to verify that such indium meets the 99.97% purity requirements as established as industry practice and as referred to in our prospectus;
•	will rely on the good faith of its suppliers to provide indium that meets our requirements. If indium is purchased from a third-party supplier that is not known to be a regular indium industry supplier, our Manager, at its discretion, may hire, at our expense, an independent lab to perform random assay tests using glow-discharge mass spectrometry (GDMS) to verify the purity of the indium. The Manager will not brand specific companies and assayers. The Manager will use only reputable assayers recommended by reliable third-party source;
•	will lend and/or sell indium from our stockpile, based on market conditions; and
•	will not retain a custodian to provide custodial services on our behalf.

Our expenses will be required to be satisfied by cash on hand that is not set aside for the purchase of indium. Cash on hand following completion of the offering is expected to be sufficient to satisfy our expenses for approximately 43 months. Once we have spent all of the allocated net proceeds of this offering on our indium stockpile, our expenses, including corporate taxes, are estimated to be approximately $1,125,000. For a detailed description of such expenses please see “Management of SMG Indium Resources Ltd. —  Management Services Agreement”. We are a taxable United States corporation and are subject to federal and state taxes.

Our objective is to purchase and stockpile already processed and mined indium ingots with a minimum purity of 99.97%. Potential stockholders will only receive a return on their investment if our acquired indium stockpile increases in value more than we spend on operating expenses. Price appreciation of the metal indium is critical for investors to receive a return on their investment.

Our primary objective is to purchase and stockpile the metal indium, The Manager expects to fully utilize the designated proceeds from this offering to purchase and stockpile indium within 18 months of the closing of this offering. There is no explicit set time frame required to spend the designated proceeds on indium. However, if the Manager has not, within 18 months after the closing of this offering, purchased indium in sufficient quantity to utilize at least 85% of the net proceeds of this offering or 100% of the proceeds that have been allocated for the purchase of indium, our board of directors will have the discretion to distribute such unused proceeds to our stockholders as a return of capital. In addition, the price of indium would need to appreciate substantially to offset the reduction in our NMV associated with the initial offering expenses and our operating expenses regardless of our ability to purchase indium in a timely manner. Price appreciation of the metal indium held in our stockpile is critical for us to maintain our NMV and for investors to receive a return on their investment. If we need additional capital to cover our operating expenses, we may lend or sell indium from our stockpile to cover such operating expenses. Deciding on whether to lend or sell in these instances can only be determined by a careful analysis of each option and its particular benefit to us at that particular point in time. Alternatively, we may seek to raise additional capital to cover our operating expenses through potentially dilutive equity offerings or debt financing. Market conditions will dictate which option we would elect to pursue. Although we are not legally prohibited from pursuing other business strategies pursuant to our Certificate of Incorporation, as amended, or any other corporate documents, we do not intend to change our stated strategy. Our operations are, and will remain, limited to purchasing, stockpiling, lending and selling only the metal indium.

We will monitor the ratio of the common share price to the value of our indium holdings and may sell some of our indium holdings and buy back common shares when the common share price is less than the NMV per share or sell common shares and buy indium when the common share price is higher than the NMV per share. The decision is not based on a predetermined ratio and will be based on market conditions.

Based on common industry knowledge and our established indium industry relationships, we can determine which companies are regular indium industry suppliers. We consider companies granted indium export licenses from the Chinese government as regular indium industry suppliers. We consider companies like Teck Resources Limited., Xstrata Plc, Indium Corporation of America, Umicore Indium Products Co. Ltd., and Aim Specialty Materials as regular industry suppliers because they are all well known within the industry and have well established reputations. We consider metal trading houses listed in our “Competition” section like Traxys North America LLC, Glencore International AG, Wogen PLC, MCP Metal Specialties, etc. that have years and in some cases, decades of experience within the industry as regular indium industry suppliers. We intend to use subjective criteria to determine whom we plan to do business with and for competitive reasons we do not disclose specifically which companies we intend to do business. Currently, an established regular indium industry designated supplier list does not exist. We consider the miners, refiners, suppliers and trading houses listed in our “Competition” section to be a partial list of known regular indium industry suppliers. Our Manager purchased on our behalf approximately 9.2 tons of indium from three regular indium industry suppliers utilizing the proceeds from the 2009 Private Placement. Our indium is stored in an insured, secure facility in New York owned and operated by Brink’s Global Services U.S.A., Inc. (“Brink’s”), a bonded warehouse.

We have and intend to stockpile already mined and processed indium ingots with a minimum purity level of 99.97% known as 3N7 or standard grade. The specific purity of the actual metal is very important to each of indium’s specific applications. The purity of the indium used in alloys is typically 2N material. Thin-film coatings such as Indium-Tin-Oxide (ITO) use 4N8 purity indium. Therefore, refiners and suppliers will upgrade 3N7 material to 4N8 for use in ITO production via a basic electro-refining process dissolving the indium in hydrochloric acid and plating out the purified indium. In its purest form, 6N and 7N, indium is used in smaller quantities for research and development and as the raw material used to make Indium Phosphide (InP), Indium Arsenide (InAs) and Gallium Indium Arsenide (GaInAs). Preparation of 6N high-purity indium is also done by a method of physical-chemical purification and electro-refining. While the purity of the metal is important to each of its applications, the price of the higher purity indium is not considered significant relative to the industry standard grade of 3N7. Manufacturers typically customize the purity of the indium to its customer’s specific needs and charge a small fee to convert standard grade into its higher purity forms.

Strategy and Policies

We based our business model projections on having approximately $19.57 million available from the proceeds of the IPO (85.0% of the net proceeds after expenses) to purchase approximately 32.6 metric tons of 99.97% purity indium paying an average price of $600 per kilogram for indium. Based on projected expenses, per cash remaining from the offering should be able to sustain operations for 43 months, without our needing to sell or lend any indium from our stockpile. If the price of indium rises prior to our being able to purchase our stockpile of indium, we would purchase fewer tons of indium to spend the 85.0% of the net proceeds of the offering. This in turn would result in lower storage fees for fewer tons of indium held in our stockpile and higher values for our stockpile could result in higher annual management fees. If the price of indium decreases, we may purchase additional indium and our storage fees would increase accordingly and lower values for our stockpile could result in lower management fees, either shortening or lengthening how long our cash on hand may last. Our business model is premised on the long-term appreciation in the value of our indium stockpile. We currently have approximately 9.2 tons of indium in inventory purchased utilizing the proceeds from the 2009 Private Placement. In order to facilitate our business plan over the next 18 months, our Manager may elect to purchase indium under long-term supply contracts. Information regarding how much and what percentage of the total indium supply is currently under long-term contracts is not known. This may hinder our ability to enter into long-term supply contracts with industry suppliers, purchase and stockpile indium, and fulfill our business plan in a timely manner.

Our ability to complete our business plan could be adversely affected by the substantial competition we face in the marketplace. There are a substantial number of manufacturers that require indium for the production of FPDs, LCDs, PDAs, LEDs and CIGS thin film photovoltaics. We expect to compete with them for purchase of the primary indium supply. The fact that many of these companies have more substantial resources than us and have established relationships with indium industry suppliers may prove to be detrimental to our ability to consummate our business plan.

We may face direct competition from market participants in purchasing our stockpile of indium. There are no other companies, known to us, that have a business model solely dedicated to the purchasing and stockpiling of indium. However, we would have to potentially compete with miners, refiners, suppliers, end-users, traders and other market participants in purchasing indium from suppliers. The companies listed in the “Competition” section are a partial list of companies that are well known indium industry participants that either mine, refine, use, and or trade indium. These companies would be considered indirect competition.

In addition, we are not aware of any additional information, if any, regarding the indium market, or the type of market information other industry producers, purchasers, suppliers and other market participants may possess. Our inability to access this information, if any, places us at a potential relative competitive disadvantage to other market participants who may have access to such information. This may adversely affect our ability to purchase and stockpile indium.

We do not expect to purchase indium from the recycling market. After extensive discussions with indium industry participants, we determined that it is not feasible for us to buy directly from the recycling companies. Recycling scrap indium into 3N7 or higher purity metal ingot is extremely complex and time consuming. Typically, end users (ie. FPD manufacturers) establish contracts directly with the recyclers. Pursuant to such contracts, the end user supplies the recycler with scrap indium and the recycler specially processes, refines, and then returns the purified recaptured indium to the end user. Recyclers cannot sell the recycled indium to anyone else other than the end user who supplied the scrap indium. Industry insiders consider the recycling market a “closed loop”.

End users and recyclers do not disclose the particulars of their relationships and contracts. This inaccessibility will limit us to the primary indium market. The primary market is smaller than the recycling market and may affect our ability to purchase enough indium to meet our business plan’s objectives in a timely manner.

Chinese export restrictions may serve to further reduce our access to more than 50% of the world’s primary indium production. In May 2008, an earthquake in China completely halted ten zinc smelters in Sichuan Province’s Deyang, Hanyuan and Ganzi regions, as well as in nearby southern regions of Shaanxi Province and Gansu Province, due to damaged facilities and power supply failures. It was estimated that 510,000 metric tons of zinc smelting capacity was affected or approximately 7.0% of China’s national total. If those zinc smelters were refining indium and were shut down for one full year, it is estimated that as much as 24.8 metric tons or 4.2% of primary indium production would have been lost.

In furtherance of our strategy, our board of directors will establish the following policies which will be included in our By-laws.

1. At least 85.0% of the net proceeds of this offering (and at least 85.0% of the net proceeds of future offerings, if any) must be used to purchase, or be held for future purchases of indium, and may only be amended by a resolution of our stockholders.

2. We may not enter into any borrowing arrangements except in strictly limited circumstances to facilitate indium purchase payments. Under such circumstances, we may enter into borrowing arrangements for which all outstanding amounts do not exceed our total assets.

3. All purchases and sales of indium shall be made by our Manager in accordance with the Management Services Agreement. In such capacity, our Manager shall use commercially reasonable efforts to purchase, lend and or sell the indium at the best prices available to it over a prudent period of time. We consider 18 months a prudent amount of time for our Manager to spend the net proceeds of the offering allocated toward stockpiling indium. Potential stockholders purchasing our stock should be aware that the price of indium could rise prior to our ability to fully utilize the proceeds from the offering to build our stockpile. In this event, our NMV will not be directly correlated to the changes in the price of indium because we will be holding cash allocated toward purchasing indium in the future.

4. In the event that our Manager elects to purchase indium under long term contracts with an indium supplier, we shall have the funds set aside to satisfy the purchase price.

5. In the event that our Manager elects to lend or sell indium under long term contracts with an indium customer, we shall have indium set aside to satisfy the delivery commitments.

The indium market is illiquid and considered small compared to the base metals. There are a limited amount of suppliers and purchasers of indium. If new companies are formed to purchase and stockpile indium, this would adversely affect our ability to procure sufficient quantities of indium on a timely basis or even at all. It is our intention to spend the net proceeds from the offering to purchase 3.6% of the next eighteen months of global primary indium production after the completion of this offering without disrupting the indium market. If we cannot purchase indium from China, we would need to purchase 7.3% of the rest of the world’s eighteen months of annual primary indium production to spend the proceeds from our offering. These calculations are based on the assumption that global primary indium supply remains constant at 597 metric tons per year and China produces 300 metric tons per year over the next eighteen months. We do not anticipate purchasing indium from the recycling market. If we are unable to purchase indium from China, we anticipate it will most likely take more than 18 months to purchase the 32.6 tons we require to spend 85.0% of the net proceeds from the offering based on current prices.

Accounting for Direct Sales and Lending Transactions

We envision that our stockpile of indium may be used from time to time for “direct sales and or “lending” transactions. Under a “direct sale” transaction we would record as income, or loss, the difference between the proceeds received from the sale of indium and the indium carrying value.

We may engage in lending indium from time to time if we need additional capital to cover annual operating expenses. A typical loan contract would be for terms of six months or less, and in almost no circumstance would it exceed a period of one year. As lender, we will negotiate an Unconditional Sale and Purchase Agreement (“USPA”) with a prospective borrower. As part of the USPA, once all terms are reviewed and approved by our management team, we will physically deliver indium to the borrower.

The USPA arrangement involves us negotiating, as lender, and physically delivering a pre-agreed upon quantity and purity of indium to the borrower. The borrower will pay us a negotiated dollar value for the value of the indium delivered. Typically this would be done when market conditions favored such a transaction and we would record income (loss) equal to the value of the negotiated price over (under) our carrying value of indium lent. At the same time, we would record a liability for the unconditional obligation to purchase back a pre-determined amount of indium from the borrower of like purity based upon the negotiated terms as detailed in the USPA. Such lending transaction(s) will include in the USPA a provision that the borrower return to us a like quantity and purity of indium. Failure to fulfill this return commitment will subject the borrower to a “penalty fee” thus discouraging the borrower from borrowing indium but never replenishing the indium to us. The ability of the borrower to satisfy the commitment to return the quantity and purity of indium is a business risk that we would face in a transaction like this. However, the penalty fee aspect as detailed in the USPA would partially mitigate our overall business risk, in that, the penalty fee would provide us with greater flexibility in recovering indium from other sources at less than favorable prices (if applicable) if the borrower defaulted on its return of indium. We anticipate recognizing gains and losses on purchases and sales of indium under these arrangements in accordance with FASB ASC 845-25 “Non-Monetary Transactions” and “Accounting for Purchases and Sales of Inventory with the Same Counterparty.” Accordingly we will disclose unconditional purchase obligations under these arrangements (“Disclosure of Long Term Obligations”) and, if applicable, accrue net losses on such unconditional purchase obligations in accordance with FASB ASC 440-10-50.

There is no established market lending rate for indium. The terms of the USPA contracts will stipulate that the indium returned must be of equivalent quantity and purity. An example of a loan to facilitate future purchases of indium would be made to an indium producer, to be repaid by the return of equivalent indium of the same quantity and purity along with the possible purchase of additional indium from the producer. In the event of a loan to the producer, in which we have received dollars for the indium lent, there is a risk that the producer will not return the equivalent quantity indium. Our Manager will be responsible for conducting limited inspections of the indium delivered to us. Our Manager will not be responsible for conducting any chemical assays or other tests designed to verify that such indium meets the minimum 99.97% purity requirements referred to in our prospectus. Our Manager will rely on the good faith of its suppliers to provide indium that meets our requirements. We do not intend to brand specific companies and assayers. We consider the miners, refiners, suppliers and trading houses listed in our “Competition” section to be a partial list of known regular indium industry suppliers. We will use only reputable assayers recommended by reliable third-party sources. Indium typically comes delivered with a certificate of analysis in sealed boxes. Our Manager, at its discretion, may hire, at our expense, an independent lab to perform random assay tests using glow-discharge mass spectrometry (GDMS) to verify the purity of the indium, if the indium loan was done with a company that is not known to be a regular indium industry supplier. Failure to perform is a risk to our business if the price of indium appreciates and we cannot replace the loaned indium at the same or a lower price we loaned the indium. The ability of the borrower to satisfy the commitment to return the equivalent quantity and purity of indium is a business risk that we face in a lending transaction. However, the penalty fee aspect as detailed in our USPA would somewhat mitigate our overall business risk because the penalty fee would provide funds for us to purchase indium from other sources at less than favorable prices (if applicable). Notwithstanding the foregoing, if the borrower defaults in its obligations under the USPA, there is always the risk that we might not be able to replace the indium lent at favorable prices. In such instances, we may not be able to recoup our losses through litigation and we would assume the loss which could negatively impact our NMV.

Indium Market Overview

About Indium

Indium (symbol In) is a rare, very soft, silvery-white malleable metal with a bright luster. It is number 49 on the Periodic Table of Elements with an atomic weight of 114.81. Indium is chemically similar to aluminum and gallium, but more closely resembles zinc. Indium is a rare element and ranks 61st in abundance in the Earth’s crust at an estimated 240 parts per billion by weight. This makes it about three times more abundant than silver or mercury. Indium occurs predominantly in the zinc-sulfide ore mineral, sphalerite. Indium is produced mainly from residues generated during zinc ore processing but is also found in iron, lead, and copper ores. The average indium content of zinc deposits from which it is recovered, ranges from less than

1 part per million to 100 parts per million. Its occurrence in nature with other base metal ores is sub-economic for indium recovery. Pure indium in metal form is considered non-toxic by most sources.

Properties and Characteristics of Indium

Indium is very malleable and ductile and can be easily formed into a wide variety of fabrications. Another distinctive characteristic of indium is that it retains its softness at temperatures approaching absolute zero degrees, making it ideal for cryogenic (freezing or very low temperature) and vacuum application. The properties of indium may be summarized as follows:

•	Low melting point alloy: It is useful in the high-end optical industry where lenses can be held with the alloy instead of the lens surfaces during the polishing process to minimize surface distortion.
•	Lead-free and mercury-free solder industries: It is commonly used by environmentally friendly electronics goods manufacturers and high-energy alkaline dry cell batteries producers in their respective industries. This reduces or eliminates the use of lead and mercury in soldering.
•	Cold Welding: Oxide-free indium has the ability to cold-weld or attach to itself. Parts coated with indium can be bonded together without the application of heat or chemicals.
•	Reduce gold scavenging: When soldering to gold or gold-plated surface, solder has a tendency to dissolve gold into the joint. The addition of indium to solder will reduce this tendency.
•	Bond glass, quartz and ceramics: These materials cannot be bonded with traditional solders. Indium’s unique cold-welding properties allow it to produce a bond in a variety of non-metal applications.
•	Transparent Electrical Conductor: When indium (in the form of indium-tin-oxide) is coated onto various materials such as glass or plastic films, it acts as a transparent electrical conductor and an infrared reflector. When architectural or photovoltaic glass is coated with indium-tin-oxide, it keeps the harmful infrared rays of the sun from passing through. When coated onto automotive or aircraft windshields, it allows the glass to be electronically deiced or demisted as well as reducing the air conditioning requirement by reducing heat gain.
•	Malleable: Because indium is so soft and pliable (malleable), it can easily fill voids between two surfaces, even at cryogenic (freezing or very low) temperatures.

According to Displaybank, the total demand for indium was 861 tons in 2006 and was expected to be about 1,000 tons in 2007. Metal Bulletin reported that the average price for indium was $823 per kilogram in 2006. Based on these figures, we determined that the total size of the indium market was approximately $709 million in 2006. Although the actual size of the indium market in 2007 has yet to be determined, Displaybank expects the total sales of indium in 2007 to be $533 million. Industry information with regards to monthly sales volumes and dollar values of indium transactions is not readily available. Indium does not trade on any futures exchange and there are no indium futures contracts.

Applications

Flat Panel Displays & LCDs

Indium is an essential raw material for a number of consumer electronics applications. The primary commercial application of indium is in coatings for the flat panel display (“FPD”) industry. Indium is only useful when chemically processed with tin-oxide to form indium-tin-oxide (“ITO”) to allow for electrical conductivity and optical transparency. Sputtering targets are placed in a vacuum and since ITO is conductive and optically transparent, thin layers of ITO are then applied as electrical contacts onto glass, which can in turn be used as Liquid Crystal Display (LCD) on electronic devices like television sets, computers and mobile phones. The ITO transparent conductor is currently popularly used in LCD technology due to its unique qualities of low melting point, good uniformity (which is suitable for large LCDs), fast etching time and long life span. Next generation LED backlit LCD TVs and computer monitors as well as organic light emitting (“OLED”) TVs and displays all use indium.

Solar Energy Technology

Indium is increasingly being used as a crucial raw material in the solar energy industry. Copper Indium Gallium Selenide (CIGS) is a new semiconductor material comprised of copper, indium, gallium, and selenium. Its main use is for high-efficiency photovoltaic cells (CIGS cells), in the form of thin-film photovoltaic. The thin-film photovoltaic has several advantages over traditional solar energy technologies. It is lightweight, can be applied on uneven surfaces and can be rolled up when not in use. CIGS show great promise in achieving high conversion efficiencies at low costs. According to the USGS, CIGS solar cells require approximately 50 metric tons of indium to produce 1 gigawatt of solar power. Research is underway to develop a low-cost manufacturing process for flexible CIGS solar cells that would yield high production throughput. We believe that flexible CIGS solar cells could be used in roofing materials and in various applications in the aerospace, military and recreational industries.

Other Uses

•	Indium is also used in the manufacture of low-melting-temperature alloys. An alloy consisting of 24.0% indium and 76.0% gallium is liquid at room temperature.
•	Some indium compounds such as indium antimonide, indium phosphide, and indium nitride are semiconductors with useful properties.
•	Indium is also used in light-emitting diodes (LEDs) and Laser Diodes (LDs) based on compound semiconductors.
•	Ultrapure indium, specifically high purity trimethylindium, is used in compound semiconductors.
•	Indium oxide is used as transparent conductive glass substrate in the making of electroluminescent panels.
•	Indium is also used as a light filter in low pressure sodium vapor lamps.
•	Indium is suitable for use in control rods for nuclear reactors, typically in an alloy containing 80.0% silver, 15.0% indium, and 5.0% cadmium.
•	111-Indium (isotope) is used in medical imaging to monitor activity of white blood cells.

Indium-Tin-Oxide Applications

Indium-Tin-Oxide (ITO, or tin-doped indium oxide) is a mixture of indium (III) oxide (In2O3 ) and tin (IV) oxide (SnO2), typically 90% In2O3, 10% SnO2 by weight. It is transparent and colorless in thin layers. In bilk form, it is yellowish to grey colored powder with a molecular weight of 277.64. It is a stable ceramic-like material, insoluble in water and volatizes at 850 degrees Celsius. ITO’s main feature is the combination of electrical conductivity and optical transparency. Thin films of ITO are most commonly deposited on surfaces by electron beam evaporation, physical vapor deposition, or a range of sputtering deposition techniques.

•	ITO is mainly used to make transparent conductive coatings for liquid crystal displays, flat panel displays, plasma displays, touch panels, electronic ink applications, organic light-emitting diodes, and solar cells, and anti-static coatings and EMI shieldings. In organic light-emitting diodes, ITO is used as the anode (hole injection layer).
•	ITO has been used as a conductive material in the plastic electroluminescent lamp of toy Star Wars type lightsabers.

•	ITO is also used for various optical coatings, most notably infrared-reflecting coatings (hot mirrors) for architectural, automotive, and sodium vapor lamp glasses. Other uses include gas sensors, antireflection coatings, electrowetting on dielectrics, and Bragg reflectors in VCSEL layers.
•	Reportedly, ITO is used as sensor coating in the Canon 400D/Xti and Sony Alpha DSLR-A100
•	ITO thin film strain gauges can operate at temperatures up to 1400 degrees Celsius and can be used in harsh environments, ie. Gas turbines, jet engines, and rocket engines.

Production of ITO thin-film coatings accounted for approximately 84.0% of global indium consumption. Of the remaining 16.0% of the global indium market, other end uses include solders and alloys, 8.0%; compounds, 5.0%; electrical components and semiconductors, 2.0%; and research and other, 1.0%.

Supply of Indium

According to the USGS, the top five indium producing countries in the world in 2009 were China, Japan, Canada, Republic of Korea, and Belgium. China’s refinery production of indium was approximately 300 metric tons in 2009. This is approximately 50% of the annual total global refined production of 597 metric tons.

According to the USGS, primary refined production of indium has been relatively flat since 2006. Annual worldwide production has ranged between 563 metric tons to 597 metric tons per year. Worldwide production actually decreased from 582 metric tons in 2006 to 563 metric tons in 2007 and edged up slightly to 573 metric tons in 2008 and an estimated 597 metric tons in 2009.

On the supply side, a critical element will be the ability of individual countries to recycle indium contained in electronic components. Because indium is mostly a byproduct of zinc mining and smelting, it will be hard to increase primary production unless there is an increase in zinc production. During the past decades, dwindling zinc prices forced some high cost and low-grade underground zinc mines and a few older and less efficient zinc refineries to close. Zinc prices soared in 2005 and 2006 to record high levels, in turn, according to the USGS, world mine production of zinc increased from 10 million metric tons in 2006 to an estimated 11.6 million metric tons in 2008. The average London Metals Exchange (LME) price for zinc in July 2004 was approximately US$1,020 per ton. The average LME price for zinc increased to approximately US$3,340 per ton by July 2006. We believe that this increased primary indium production as well. Higher prices for indium, has also resulted in increased recycling. Despite increasing demand for indium, worldwide supply is expected to be adequate with increased primary production and recycling. More recently, by the end of 2009, the price of zinc plummeted from the lofty levels witnessed in 2006 and early 2007. We believe that weak zinc prices have curtailed the production of zinc. This is reflected in the 2010 USGS Zinc Report which estimates zinc production fell from 11.6 million tons in 2008 to 11.1 million tons in 2009. Intuitively, this would imply lower levels of indium recovery in 2009, thusly promulgating increased competition for indium in the future. However, the 2010 USGS Indium Report estimates indium production actually increased slightly in 2009. The USGS estimates zinc production fell 12.5% and 8.1% in China and Peru year over year, respectively. Contradictorily, the USGS estimates Chinese indium production only decreased by 3.2% in 2009 and Peruvian production actually surged 233% in 2009.

Recycling Market

The recycling of indium has increased in recent years. The indium recycling market is now larger than primary refinery production. Recycling scrap indium into 3N7 or higher purity metal ingot is extremely complex and time consuming. According to the USGS, indium is most commonly recovered from ITO. Sputtering, the process in which ITO is deposited as a thin-film coating onto a substrate, is highly inefficient; approximately 30.0% of an ITO target is deposited onto the substrate. The remaining 70.0% consists of the spent ITO target, the grinding sludge, and the after-processing residue left on the walls of the sputtering chamber. It was estimated that 60.0% to 65.0% of the indium in a new ITO target will be recovered, and research was underway to improve this rate further. Typically, end users (ie. FPD manufacturers) establish contracts directly with the recyclers. Pursuant to such contracts, the end user supplies the recycler with scrap indium and the recycler specially processes, refines, and then returns the purified recaptured indium to the end user. Recyclers cannot sell the recycled indium to anyone else other than the end user who supplied the scrap indium. Industry insiders consider the recycling market a “closed loop”. According to the USGS, it was reported that the ITO recycling loop — from collection of scrap to production of secondary materials — now takes less than 30 days. If recycling activity continues to grow and becomes more efficient, this may serve to increase the total worldwide indium supply. In the primary indium market, an increase in the price of indium does not lead to increased indium production because it is predominantly a byproduct of zinc mining. It is believed that the market price of indium does influence the rates of reclaiming and recycling of indium. In recent years, according to a report titled Indium and Gallium Sustainability — September 2007 Update, reclaimed indium supply increased from 357 metric tons in 2005 to 503 metric tons in 2006. The same report projected total indium recycling at 650 metric tons in 2007, 802 metric tons in 2008, and 961 metric tons in 2009. In September 2007, a presentation titled “Indium: Hot, Green & Bright” prepared by AIM Specialty Materials estimated that the total supply of indium from recycling at 847 metric tons in 2007, 1101 metric tons in 2008, and 1318 metric tons in 2009. Based on what we consider the more conservative estimates, recycled indium represented 41.6% of total global indium supply in 2005, 46.4% in 2006, and 56.0% in 2007. While the primary indium supply actually decreased from 582 metric tons in 2006 to 573 metric tons in 2008, the recycling market continues to expand. The USGS does not provide specific data for the recycling market but stated that global secondary indium production increased significantly during the past several years and now accounts for a greater share of indium production than primary. The USGS also stated that this trend is expected to continue in the future and that several major secondary indium producers in Japan and the Republic of Korea announced plans to further increase their recycling capacity. MinorMetals.com reported on January 11, 2010 that 850 tons of indium was recycled in 2008, this would represent approximately 59.7% of total global indium supply based on the 573 tons of primary indium supply reported by the USGS for 2008.

According to Umicore Indium Products, a leading U.S. manufacturer and supplier of ITO products, in some cases up to 70.0% of ITO can be recycled, generating a considerable source for secondary indium, attenuating the effect of reduced virgin indium production. Indium scrap is recovered from ITO, specially processed or refined and purified back to a minimum purity of 99.97%. In 2005, Sharp reported they succeeded in recycling indium from LCD panels. The USGS also reported that an LCD manufacturer has developed a process to reclaim indium directly from scrap LCD panels. The panels are crushed into millimeter-sized particles then soaked in an acid solution to dissolve the ITO, from which the indium is recovered. Indium recovery from tailings was thought to have been insignificant, as these wastes contain low amounts of the metal and can be difficult to process. However, recent improvements to the process technology have made indium recovery from tailings viable when the price of indium is high. Japanese based, Dowa Mining Company Ltd. is the world’s largest secondary indium producer. In November 2005, Metal-Pages reported that Dowa Mining was expecting to expand its production capacity to recover indium from ITO scrap by 50% to 150 metric tons at its subsidiary Akita Rare Metal Co. We do not expect to have any access to material sold by indium recyclers and we will be primarily dependent on primary refined production.

Indium’s price per kilogram is infrequently quoted and investors may have to pay for subscriptions to various data service providers to access such information. We intend to make arrangements with a service provider to obtain a weekly quotation and make such information available, for free, on our website. In the event we cannot obtain permission from one of the various service providers to post their quotes, we will post a short discussion of the weekly price range of indium on our website at www.smg-indium.com.

China

According to the USGS, China controls over 50% of the world’s refined indium production. There are a number of major producers in China, but also numerous smaller producers, relying on purchasing the concentrates from the larger base-metal refiners. China produces approximately 300 to 350 metric tons of indium per year. The Chinese government restricts indium’s export with taxes. In December 2009, China announced it would reduce export taxes on unwrought indium, indium scrap and indium powder from the 10.0% to 15.0% level in 2009 to 5.0% in 2010. In December 2009, The Ministry of Commerce issued a quota allowing China to export 139.8 tons of indium in the first half of 2010, the same level as 2009. The eleven licensed companies granted the largest indium export quotas for the first half of 2010 were Zhuzhou Smeltery Group Co., Ltd. — 29.4 metric tons; Nanjing Foreign Economic & Trade Development Co., Ltd. — 17.6 metric tons; Liuzhou China Tin Group Co., Ltd. — 15.3 metric tons; Zhuzhou Keneng New Materials Co., Ltd — 14.2 metric tons; Huludao Nonferrous Metals (Group) I/E Co., Ltd. — 8.7 metric tons; Guangxi Debang Industry and Trade Co., Ltd. — 7.8 metric tons; Xiangten Zhengtan Nonferrous Metals Co., Ltd. — 6.7 metric tons; Hunan Jinshi Group — 6.2 metric tons; Nanjing Germanium Co., Ltd. — 6.0 metric tons; Liuzhou Yingge Metals Co., Ltd. — 5.9 metric tons and Nanjing Sanyou Electronic Materials Co., Ltd. — 4.3 metric tons. We believe that most of China’s indium output is exported, with domestic demand currently unable to sustain production.

According to the USGS, several producers in China suspended spot exports of indium in April 2008. Liuzhou China Tin Group Co., Ltd, (30 – 40 tons per year indium production capacity) stopped exporting indium towards the latter half of 2007 owing to low indium prices and again halted exports and sales late in

April 2008. The USGS also states “the production cost of 99.99%-pure indium metal in China was estimated to be between $550 to $650 per kilogram.” We believe that actual production costs have declined since the USGS reported those estimates because the price of a key ingredient in the indium extraction process, sulfuric acid, has dropped precipitously since peaking in 2008. Most of the indium producers in China restarted exporting in May 2008 after the price of indium rebounded. According to the USGS, by the end of 2008, two producers in China confirmed they had again suspended indium production and several producers reduced their production rates as a result of cuts in zinc production and falling indium prices.

Canada

The USGS estimated that in 2008 Canada produced 50 metric tons of indium. According to the USGS, the Canadian firm, Teck Resources Limited (“Teck”), is a long-time producer and refiner of indium as a byproduct at its facilities in Trail, British Columbia, Canada. In 2005, Teck produced 41 metric tons of indium there from concentrates. Teck announced in 2005 that it was planning to increase indium production to 75 metric tons within two years. The USGS indium data does not show any increased production of indium in Canada between 2005 and 2009, but we believe the increase may show up in the 2010 figures.

According to the USGS, the other major producer of indium in Canada is Falconbridge Ltd. In 2007, Falconbridge was acquired by Xstrata Plc, a diversified global mining company. In December 2009, Xstrata Plc announced that on May 1, 2010 it will permanently cease operation of its copper and zinc metallurgical plants at the Kidd Metallurgical site in Timmins, Ontario, Canada. According to Roskill, an information service provider of information on international metals and minerals markets, in its report titled “The Economics of Indium, 2003,” the Kidd Metallurgical Division was capable of refining up to 40 tons per year of indium. All of the output from the Kidd Creek smelter was shipped to The Indium Corp. of America for further refining. According to the USGS, Xstrata produced 11 tons of refined indium at Kidd Creek in 2007 and 8 tons in 2008. In May 2010, Xstrata confirmed that the Kidd Creek smelter produced 11.5 tons of indium in 2009.

United States

The United States does not produce any primary domestic indium and relies on imports from China, Canada, Japan, Russia, and other countries. All refined indium production in the United States during 2007 came from the refining of lower grade imported indium metal and from refining scrap. Two refineries, one in New York and the other in Rhode Island, produced the majority of indium metal and indium compounds in 2007. A number of small companies produced specialty indium alloys and other indium products. Very little indium is recycled in the United States. We believe this is because there is no infrastructure for the collection of used indium-containing products.

Zinc Supply

According to the USGS, total worldwide zinc production was 8.5 million metric tons in 2003, 9.6 million metric tons in 2004, 9.8 million metric tons in 2005, 10.0 million metric tons in 2006, 10.9 million metric tons in 2007, 11.6 metric tons in 2008 and approximately 11.1 million metric tons in 2009. Yearly zinc production dwarfs the 2009 estimated total primary refined indium production figures of 597 metric tons and the USGS’s 2008 estimated 850 metric tons of recycled indium. Total indium production represents less than one hundredth of one percent of total zinc production on an annual basis.

In a Credit Suisse research report dated November 10, 2009 and titled “Teck Resources Ltd. — Raising EPS and TP on Higher Coking Coal and Zinc Price Forecasts,” the Credit Suisse analysts’ “expect zinc to be in over-supply in 2009 and 2010, but in deficit from 2011 as mine production flattens on the closure of large mines.” The report also states 2011 mine production should be flat with 2010 production before rising only 3.9% in 2012. Credit Suisse expects a shortfall in zinc concentrates in those years will constrain refinery output. Credit Suisse also sees significant zinc mine closures nearing as mines are exhausted. They expect the Brunswick mine in Canada to be closed in 2011 and the Iscaycruz mine in Peru, Century mine in Australia, and Lisheen mine in Eire to close between 2013 and 2015. These are all considered large zinc mines. In a January 19, 2010 research report titled “Metal Prospects — Zinc Market Outlook — First Quarter 2010,” RBC Capital Markets’ analysis of zinc supply “suggests that capacity utilization rates fell sharply in 2009 because mine curtailments restricted concentrate supply. In 2010 and beyond, utilization rates are expected to continue to fall, constrained by a shortage of concentrate as a number of permanent mine closures take effect. The bottleneck in the market will be mine supply. Global refined production increased 6.4% in 2007 and 2.5% in 2008. We estimate that production declined by 6.0% in 2009.” Furthermore, RBC states that in 2013 they expect the concentrate shortage to become acute.

Any disruptions in the mining of zinc could have a direct impact on the production and availability of primary refined indium. In May 2008, an earthquake in China completely halted ten zinc smelters in Sichuan Province’s Deyang, Hanyuan and Ganzi regions, as well as in nearby southern regions of Shaanxi Province and Gansu Province, due to damaged facilities and power supply failures. It was estimated that 510,000 metric tons of zinc smelting capacity was affected or approximately 7.0% of China’s national total. If those particular zinc smelters were all refining indium and were shut for one full year, perhaps as much as 24.8 metric tons or 4.2% of primary indium production could have been lost.

World Refinery Production (Metric Tons):

	World Refinery Production (Metric Tons)
	2006	2007	2008	2009
China	350	320	310	300
Korea, Republic	50	50	75	85
Japan	55	60	65	60
Canada	50	50	45	50
Belgium	30	30	30	30
Russia	16	12	12	12
France	10	10	0	0
Peru	6	6	6	20
United States	0	0	0	0
Other Countries	15	25	30	40
Total	582	563	573	597

(1)	Table is taken from the U.S. Geological Survey Minerals Commodities Summaries, January 2008, January 2009 and January 2010.

Source: U.S. Geological Survey

Demand for Indium

According to a DisplayDaily.com article published on August 1, 2007 titled “Indium You May Not See It But You Really Need It,” the demand for indium was 861 tons in 2006 [$708 million] and was expected to be about 1,000 tons in 2007 [$684 million] and may reach almost 2,000 tons by 2011. Indium is primarily produced as a by-product of zinc production. By the standards of the zinc industry, indium is miniscule in terms of both tons and dollar volume. Seven years ago indium was about $100/kg and now costs $600/kg. The total size of the primary indium market in dollar terms has declined since 2006 due to the drop in the price of indium. Based on the USGS’s primary production figures and Bloomberg’s calculation of the average yearly price of indium using the prices reported by Metal Bulletin on Bloomberg, the size of the primary indium market was $477 million in 2006, $385 million in 2007, $312 million in 2008 and $237 million in 2009. According to MinorMetals.com, when recycling is taken into account, total indium supply in 2008 was approximately 1400 tons. This would translate into a total market size of approximately $771 million based on Metal Bulletin’s average price of $551 per kilogram for indium in 2008.

The price of indium has declined substantially since it peaked in March 2005. The price for indium has declined 43.9% from its high of $1,070 per kilogram in March 2005 to $600 per kilogram as of May 19, 2010. If we began operations in March 2005, and we purchased our stockpile at peak prices, the value of our stockpile would have decreased by 43.9% in approximately five years. It is possible that if we purchase the stockpile at today’s prices then the value may fall substantially. It is possible that we will not be able to sell our indium stockpile at prices higher than the price we paid for it. As recently as 2002, the price of indium was less than $100 per kilogram. If the price of indium returns to those levels, the value of our stockpile will be substantially lower than what we paid for it.

A small amount of indium is used to make every liquid crystal display screen. This is the primary use of indium today and accounts for approximately 84.0% of consumption. These LCDs are key components in laptop computers, flat panel monitors and flat panel televisions. They are also used in cell phones, PDAs, digital cameras, clocks, watches, picture frames, GPS receivers, answering machines and other electronic devices. Touch screens for mobile devices is another growing application for indium. According to the USGS, mobile telephones with a multi-touch LCD screen have two layers of indium-tin-oxide, doubling the amount of indium traditionally used in the screen. We believe many of these products are in very high demand and LCDs are being incorporated into an increasing number of devices.

According to the USGS, about 2.0% of the indium produced is used to make electrical components. These are mainly used in infrared detectors, high speed transistors and photovoltaic devices for the solar industry. Indium’s very low melting point and ability to conduct electricity make it an important ingredient in many low temperature solders and alloys. According to the USGS, about 13.0% of indium consumption goes to alloys, solders and compounds.

Another important use of indium is in coatings applied to glass. These coatings are transparent, but reflect radiant heat through the glass. These glasses are used in aircraft windows, windows of office buildings, and doors on refrigerators and ovens. Small amounts of indium are also used for defogging agents to keep condensation from building up on aircraft and locomotive windows. We believe some of these uses may have declined over the past few years because of the rise in the price of indium.

According to the USGS, U.S. indium consumption was estimated at 120 metric tons in 2009, up substantially from the 55 metric tons consumed in 2000 and the 30 metric tons in 1990. This confirms our belief that many of the traditional applications utilizing indium have a long-term upward trajectory in demand. The USGS also estimated that the U.S. imported only 95 tons of indium in 2009 down from 144 tons in 2008. This implies a significant drawdown in U.S. indium inventory based on the estimated domestic consumption in 2008 and 2009.

Source: U.S. Geological Survey

Flat Panel Displays (FPDs)

We believe the demand for indium will grow for the foreseeable future. We believe the markets for flat panel displays are strong, particularly for computer monitors, televisions, phones, and PDA’s. We expect high rates of growth in the LCD industry to generate increased demand for indium and we expect increased consumption in this market.

Indium is a key component of Indium-Tin-Oxide (ITO), the standard transparent electrode used in virtually all flat panel displays and micro displays. An electrode is needed to either drive the cell or provide electromagnetic shielding, whether the display is a liquid crystal (LC), organic light emitting diode (OLED) or plasma cell. Transparency is needed to allow the light generated or controlled to reach the outside world. Touch screens routinely use ITO in the touch subsystem as well as in the LCD frontplane. Apple’s iPhone is an example of capacitive touch screen technology utilizing ITO to offer higher clarity and quality of the display image. NanoMarkets LC, a leading provider of market and technology research and industry analysis services, expects the market for ITO to grow from $3.2 billion in 2009 to $10.9 billion in 2016.

According to the USGS, the indium market remained in deficit in 2008 as demand for the metal, supported largely by ITO demand, continued to outpace supply. The USGS also reported that in 2007, year-on-year shipments of LCD television panels were forecast to increase 47.0%, and LCD monitor panels to increase 24.0%. According to the USGS, mainstream LCD devices were also trending toward larger panel sizes, which require more indium per unit.

According to the LCD TV Association, less than 10 million LCD TV sets were sold globally in 2004. By 2006, more than 40 million LCDs were sold ramping to 79 million in 2007 and 105 million units in 2008. The LCD TV Association predicted that with LCD TVs getting better and less expensive each year that there will be 200 million units sold annually by 2012.(1) We believe these forecasts may be conservative based on a press release issued in December 2009 by DisplaySearch upgrading its 2009 LCD TV forecast to 140.5 million units, based on surging demand in China, as well as improving outlook for LCD TVs in Western Europe and North America from large price declines. DisplaySearch also forecasts a 22.0% percent increase in LCD TV sales in 2010 to 171 million units. According to Aim Specialty Materials, the cost of ITO per LCD panel is insignificant. Despite indium prices exceeding $800 per kilogram in 2006, the cost of indium that is applied to a 32” LCD panel would be approximately $0.55. Even if the price of indium were to double, the indium (ITO) cost per panel would be approximately $1.00 on a product that retails for over $750 per unit.

LED Industry

A light-emitting diode or LED is a semiconductor device that emits visible light or infrared radiation when an electric current is passed. The visible emission, often a high-intensity light, is useful in a whole host of applications. All of the innovation in the high brightness LED (“HB-LED”) market sources back to the compound semiconductor technology based on gallium and indium combinations, according to Tom Griffiths’ article titled “Getting Ahead of the LED Lighting Curve.” An LED usually begins with either a sapphire or silicon-carbide substrate. The substrate is then placed in a specialized oven known as an epitaxial reactor. In the epitaxial ovens (metal organic chemical vapor deposition or “MOVCD” reactors) vaporized metal combinations are injected to form the epitaxial layers on the substrate creating epi-wafers that produce red-orange-yellow-green-blue spectrum. Indium-Gallium-Aluminum-Phosphide (“InGaAlP”) based LEDs are used in high-intensity red-yellow and green LED devices. Indium-Gallium-Nitride (“InGaN”) is used in green, blue, ultraviolet and white LEDs. Cree, a leader in the solid-state lighting industry, combines highly efficient InGaN materials with proprietary substrates to deliver high-intensity LEDs in a wide range of applications including: digital camera flash, full-motion video signs, automotive dashboard lighting, traffic signals and cell phone backlighting. The global LED market is served by a number of large established suppliers. According to Roskill, “The Economics of Indium, 2003,” Nichia Corp, Toyoda Gosei, Cree and Osram dominate the market for blue, green and white LEDs based on InGaN. The major suppliers of yellow, orange and red High-Brightness-LEDs based on InGasAlP are Agilent Technologies, Lumileds Lighting, Osram, Toshiba and Epistar of Taiwan.

The LED TV and the LED Lighting markets are expected to grow rapidly over the next few years. In a KGI research report dated September 16, 2009, titled “LED Sector — Golden Decade Ahead for LED TV and LED Lighting,” analyst Yvonne Lu states “the growth potential of LED Lighting is huge, as at present LED accounts for only 0.5% of the global lighting market estimated at US$122 billion in 2009.” Mr. Lu is forecasting strong growth momentum and expects the “LED TV and LED monitor segments to take off in 2010-2011.” On December 23, 2009, the Digitimes reported that according to LED supplier Neo-Neon Holdings chairman Ben Fan, that “the global supply of LED chips will remain short over the next two years due to increasing use in LCD panel backlighting and even faster increases in lighting applications.” Fan added that “the lighting sector will see the LED chip shortage worsen as inventories of LED chips will be fast decreasing in the next two to three months.” According to Strategies Unlimited, a research firm, and J.P. Morgan’s North America Equity Research, overall HB LED revenue growth is expected to exceed 30.0% annually from 2009 to 2013. This rapid growth will be mostly driven by LCD backlighting and the general lighting market segments. Combined, these two applications are estimated to grow at a compound annual growth rate of 83.0% between 2009 and 2013. They project that within five years, the LED market will grow from $4.9 billion in 2009 to $14.9 billion in 2013.

In December 2009, OSRAM Opto Semiconductors announced they completed construction and process testing for an LED chip production plant located in Penang, Malaysia. OSRAM claims they are the first LED manufacturer with high-volume chip production facilities in both Europe and Asia. Routine production is underway using 4-inch wafer based Indium-Gallium-Nitride (InGaN) semiconductor chips. The chips form the basis for the blue, green and white LEDs used primarily in architectural and general lighting, for display backlighting and in mobile terminal devices.

In September 2009, Bloomberg News reported that at a metals conference in Beijing, Feng Juncong, an analyst at Beijing Antaike Information Development Co., Ltd., the state-backed research group, stated that “Indium used in LED may exceed 100 tons by 2015.” We believe this would represent a very large new demand driver for indium and consume a substantial portion of the world’s primary indium supply, if this projection were to become a reality.

LED Backlit LCDs

The next generation of LCD TVs and computer monitors use LEDs as the backlight. On November 2009, Metal-Pages Ltd. reported that according to the most recent DisplaySearch Quarterly LED & CCFL Backlight Report that light-emitting diodes (LEDs) will become the dominant large-area TFT LCD backlit unit light source by 2011, taking 56.0% share of the market. They also reported that traditional backlights using fluorescent tubes (cold cathode fluorescent lamps “CCFL” and external electrode fluorescent lamps “EEFL”) for notebook PC, monitor, and TV displays will drop to 44.0% of the market in 2011. The LCD TV Association reports in “LCD TV Matters” Volume 3, Issue 2, sighting the DisplaySearch report “LED LCD TV Maker’s Roadmap and Market Forecast, December 2009,” that the LED backlight penetration rate in LCD TVs is expected to grow to 69.1% in 2013. Specifically, DisplaySearch forecasts the penetration rate of LED backlights for LCD TVs to grow from less than 3.0% in 2009 to 69.1% in 2013 and surpass CCFL backlights in 2013 with more than a 70% penetration rate. According to the Digitimes, although LED-backlight penetration in monitor panels was only 1.4% in the third quarter of 2009, current panel makers’ plans indicate that the penetration could reach 22.0% in approximately one year, assuming adoption by brands. Some manufacturers claim that LED-backlit LCD TVs are more efficient than traditional LCD TVs lit by fluorescent tubes by up to 30.0%. LEDs are also much smaller than tubes, even after accounting for the number of them needed to light an entire TV using either LED edge lighting designs or LED direct matrix lighting design technology. LED-backlit TVs can be manufactured significantly thinner than their CCFL lit counterparts. LED-backlit LCD TVs and computer monitors all consume indium. The LCD glass screens continue to be coated with indium-tin-oxide and in addition, the LED-backlights also consume minute quantities of indium.

Global LED LCD TV Market Forecast — Displaybank

Source: DisplayBank in LCD TV Association “LCD TV Matters” — Volume 3, Issue 2 — February 2010

Solar Industry

Indium is increasingly being used as a crucial raw material in the solar energy industry. According to the United States’ National Renewable Energy Laboratory, to produce 20 gigawatts of solar power by the year 2050, the United States will need 400 metric tons of indium per year for the production of photovoltaic modules and systems alone. Based on the same report, the shortage of either indium or tellurium (another raw material for photovoltaic production) could result in serious bottlenecks to such growth unless such cells were made thinner or substitutes were found.

Solar cells are growing in importance and have a distinct similarity to FPDs. For example, the recently announced Sharp Gen 10 fabrication facility will be used not only for LCD panels but also for manufacturing solar cells as well. According to Insight Media Analyst, they believe that in one year, the facility is expected to be able to produce enough solar cells to produce 100 megawatts (“MW”) of power indefinitely. This is the equivalent of a medium-sized nuclear power plant.

Copper-Indium-Gallium-di-Selenide (CIGS) is a new semiconductor material comprising copper, indium, gallium, and selenium. This material is being used in the next generation of photovoltaic cells or CIGS solar cells. CIGS solar cells are not yet as efficient as crystalline silicon solar cells, however, they are expected to be substantially cheaper. As a thin-film photovoltaic (PV) technology, CIGS should have relatively low costs in scale production due to low usage of PV materials and efficient production processes. CIGS is recognized to be one of the most promising thin-film technologies given its high conversion efficiency as delivered in lab environments. We believe that once mass production issues are mastered by industry participants, CIGS based solar photovoltaic panels could be a large new market for the usage of indium.

In a recently released report, “Materials Markets for Thin-Film and Organic Photovoltaics,” NanoMarkets, a leading industry analyst, estimated that the market opportunity for materials used in CIS (Copper-Indium-Selenium)/CIGS type solar cells will grow from $193.2 million in 2008, to $465.2 million in 2010, before climbing to $1.11 billion in 2015. NanoMarkets also believes that the CIS/CIGS sector will produce almost $5.0 billion in revenues by 2015.

In July 2009, NanoMarkets released a report titled “Indium Markets for Photovoltaics.” According to Photovoltaics International, NanoMarkets projects indium consumption by the Photovoltaic industry to grow ten-fold over the next eight years from 20 metric tons to more than 228 metric tons in 2016, a growth rate that is faster than that expected for the FPD industry. Nanomarkets expects a change over time away from the use of sputtering targets and evaporation slugs as lower cost deposition methods develop. Furthermore, they expect a shift towards indium salts for electrodeposition and nanoparticles of indium, indium selenide and indium oxide inks for printing. Printing and electrodeposition will represent close to 28.0%, or 52.3 metric tons, of the total indium consumption for CIGS in 2016. NanoMarkets also said in the report that indium consumption for ITO in the PV industry will grow from 13 metric tons in 2011 to 39.4 metric tons in 2016.

In the 2008 Minerals Yearbook, the USGS states: “The solar industry is experiencing growth, and the percentage of indium consumed for this market may increase substantially in the future. According to sources at Indium Corp., indium demand for thin-film CIGS solar cells potentially could increase to 300 ton per year by 2013. Current indium consumption was nearly 30 to 35 tons per year. Strong investment in CIGS solar cell projects coupled with new or recently expanded manufacturing plants in Europe, Japan, and the United States indicate that indium consumption for solar cells is expected to increase globally.”

In May 2009, Metal-Pages reported that Showa Shell Sekiyu KK, the Japanese subsidiary of the Royal Dutch Shell PLC refiner and solar equipment maker, will spend 160 billion Yen ($1.7 billion U.S.) over the next five years to increase solar output to 1 GW a year from its current 80 MW. In 2007, Showa Shell started commercial production of solar panels using CIS for the production of solar energy and electricity. Showa Shell has two factories in the Miyazaki Prefecture that could produce a combined 80 MW per year and plans to build a third solar-panel plant for an estimated 100 billion Yen ($1.05 billion U.S.) to start production in 2011. The USGS reported the Showa Shell 1,000-MW/yr solar manufacturing plant could consume 30 tons of indium per year. CIS panels are similar to CIGS panels but may be easier and possibly cheaper to make, however, they are not as efficient at turning sunlight into power as CIGS panels.

According to Greentech Media, over the past several years, capital investment in CIGS solar companies has exceeded $2.3 billion. In March 2009, Solyndra Inc. announced that it received a $535 million loan guarantee from the U.S. Department of Energy (DOE) under Title XVII of the Energy Policy Act of 2005 to expand its solar panel manufacturing capacity in California. Solyndra has raised in excess of $600 million in financing from venture capital firms including CMEA Ventures and Redpoint Ventures. In June 2006, Nanosolar Inc. announced $100 million in funding from leading venture capital firms. Furthermore, it has been widely reported that Nanosolar raised an additional $300 million in equity financing in August 2008 bringing its total funding to $500 million. Thin-film solar startup Miasole raised $50 million in 2007 and reports indicate as much as an additional $220 million in late 2008 from venture firms including

Kleiner Perkins Caufield & Byers and VantagePoint Venture Partners. In 2007, Heliovolt Corporation closed a $101 million series B funding round and an additional $17.5 million as part of a $32 million round in April 2009 led by Sequel Venture Partners, Credit Suisse Private Equity, New Enterprise Associates, and Morgan Stanley Private Equity. SulfurCell has raised more than $165 million from Masdar, Intel and Climate Change Capital. Finally, SoloPower, an innovator of thin-film solar photovoltaic cells and modules, raised $30 million in 2007 and Venture Wire said they secured another $200 million in late 2008.

On December 18, 2009, Solyndra, Inc filed a registration statement with the SEC to raise up to $300 million in an IPO led by Goldman, Sachs & Co. and Morgan Stanley, two leading investment banks. Solyndra states in the filing that their proprietary and scalable process technology utilizes a thin layer of CIGS as the primary solar semiconductor material, which has the highest demonstrated efficiency among the three major thin film technologies available today. According to the registration statement, Solyndra commenced shipments of CIGS based photovoltaic systems in July 2008 and increased sales volume every quarter since that date. Solyndra sold 17.4 MW of panels in the nine months ended October 3, 2009, compared to 1.6 MW for the fiscal year ended January 3, 2009. The registration statement also states that Solyndra’s Fab 1, had an annualized production run rate of 45 MW during its fiscal month ended December 5, 2009. Furthermore, Solyndra is in the process of expanding production capacity at Fab 1 and expects to reach an annualized production rate of 110 MW by the fourth fiscal quarter of 2010. In addition, Solyndra is building another fab, referred to as Fab 2. In phase I of construction, Fab 2 is expected to have an annualized production run rate of 250 MW by the end of the first half of 2012 with first production output occurring in the first quarter of 2011. Phase II would further expand Fab 2’s production capability to 500 MW. Solyndra is focused on the commercial rooftop photovoltaic opportunity. The registration statement states that according to the National Renewable Energy Laboratory, or NREL, cumulative rooftop photovoltaic system installations in the United States alone are projected to grow from 733 MW in 2007 to 7,492 MW in 2015, representing a compound annual growth rate of 34.0%.

Government Stockpiling

In December 2008, The State Reserve Bureau of China (“SRB”) purchased 30 metric tons of indium ingots from Huludao Zinc Industry for a strategic stockpile. Most traders and producers believe that the SRB plans to continue stockpiling additional indium ingot in the future, although the exact tonnage is uncertain.

In 2006, the South Korean government announced plans to launch a stockpile of thirteen rare metals and ferroalloys. Indium was on their list. In May 2009, Platts reported that South Korea’s Public Procurement Service purchased at least 5 metric tons of indium from Korea Zinc.

In June 2009, Metal Bulletin Ltd. reported that the Japanese government plans to purchase 60 metric tons of refined indium from its own domestic companies through a public tender. In May 2009, Platts reported that a Japanese official from the Ministry of Economy, Trade and Industry stated that the Japanese government plans to stockpile indium and gallium for the first time. The Ministry has requested a 200 million Yen ($2 million) supplementary budget for stockpiling, some of which would be used to purchase indium and gallium according to an official in charge of the country’s stockpiling policy. The second supplementary budget, which includes the 200 million Yen stockpiling allowance, is currently before the Parliament. There are no official reports stating whether or not the Japanese government has purchased any indium as of June 1, 2010.

As recently as 2002, the National Defense Stockpile Center (“DNSC”) of the United States operating under the authority of the Strategic and Critical Stock Piling Act (50 U.S.C. 98-h-2 (a)) held 35,000 ounces of indium. The DNSC has liquidated that stockpile.

Governmental Regulation

General Description

There are no governmental regulations which will directly impact our intended operation of purchasing and lending indium. We intend to use standard industry commercial terms recognized by industry participants in connection with the storage and shipment of indium. A representative sample of such terms are listed below.

Purity.  The recognized industry wide standard purity level is 99.97%.

Price.  All purchases and sales of indium are individually negotiated. There is no fixed price ratio between 3N7, 4N or 5N material in the indium industry. Typically, in a regular indium market, balanced supply and demand, the higher the purity of the indium, the more it costs. 4N indium is slightly more expensive than 3N7. 5N is slightly more expensive than 4N. In a declining indium market, the price of 3N7 purity indium is often quoted at an even greater discount to indium with purities of 4N or 5N. In some cases, the prices may be as much as 2.0% to 5.0% lower. Typically, when the price of indium is appreciating, there is often no difference in the price of 3N7 purity indium compared to 4N or 5N purity metal.

Form.  Indium Metal, 3N7 grade, Type 1 or Type 2, is received for storage in the form of ingots which have a uniform trapezoidal shape or uniform rectangular shape with square or rounded edges. The top and bottom surfaces are relatively flat and parallel.

Surface Characteristics.  Indium is a silvery white metal with a bluish cast. Surfaces of the ingot are clean and free of dirt, grease, oil, cleaning residues, etc.

Dimensions.  Nominal ingot dimensions are listed below for the two types of Indium.

	Weight	Length	Width	Height
Type 1	100 tr. oz (3.11 kg)	8.50 in./ 215.9 mm	3.25 in./ 82.5 mm	1.25 in./ 31.75 mm
Type 2	10 kg	340/345 mm (bottom/top)	85/95 mm (bottom/top)	45 mm

Production Lot Size.  Each ingot shall be traceable to the refining lot or melt from which it was produced.

Packaging

Ingots.  Ingots in a production lot shall be individually wrapped in a new, clean, transparent polyethylene bag which has a minimum thickness of 0.004 inches (4 mm). Both ends of the bag shall be closed by heat sealing.

Boxes.  Each box from the supplier shall contain either a maximum of twenty 100 tr. oz ingots or six 10 kg ingots with a total net weight of approximately 63 kg (2,000 tr. oz).

Marking

Ingot.  Each ingot in a refining lot or melt shall be permanently marked or stamped with identification information.

Boxes.  Sufficient aluminum tags shall be affixed to each box and shall be marked with identification information.

Storage

Indium ingots shall be stored indoors, in a vault or vault like area of a warehouse which has been equipped with fire prevention sprinklers. Storage identity shall be maintained by contract and production lot number as indicated on each box and in shipping instructions.

Security

Eight seals shall be affixed through holes bored in the top and bottom corners of the box to maintain the integrity of the box contents. Entry into vault areas for the purpose of shipments, inventory or qualitative maintenance inspections will be documented by use of logs and/or custodial reports.

Our Manager will be responsible for conducting limited inspections of the indium delivered to us. Our Manager will not be responsible for conducting any chemical assays or other tests designed to verify that such indium meets the 99.97% purity requirements referred to in our prospectus. Our Manager will rely on the good faith of its suppliers to provide indium that meets our requirements. Regular industry suppliers of indium mark each ingot with grade and ingot number. Boxes of ingots are marked with lot identification. Indium comes delivered with a certificate of analysis in sealed heavy duty boxes. There is a chain of authenticity that our Manager will rely upon. If the Manager purchases indium from a company that is not known to be a regular indium industry supplier, then at the Manager’s discretion, it may hire, at our expense, an independent lab to perform random assay tests using glow-discharge mass spectrometry (GDMS) to verify the purity of the indium. This would be done prior to taking delivery of the said lots. Depending on the lot size, we might take a sample of indium from random ingots to be tested for purity. This would minimize our risk in taking delivery of an entire shipment of lower grade indium. The Manager does not intend to certify known indium industry refiners. Indium in transit will be insured regardless from whom it is purchased. We anticipate that disputes or disagreements will be resolved by arbitration.

Competition

Although we believe no other companies have our business model, we may have competition from miners, refiners, suppliers, and traders of indium such as Huludao Zinc Industry Co. of China, Liuzhou China Tin Group, Jianxi Copper Co., Zhuzhou Smeltery Group Co., Ltd., Nanjing Foreign Economic & Trade Development Co., Ltd., Nanjing Sanyou Electronic Materials Co., Ltd., Huludao Nonferrous Metals (Group) I/E Co., Ltd., Nanjing Germanium Co., Ltd., Xiangten Zhengtan Nonferrous Metals Co., Ltd., Guangxi Intai Technology Co., Ltd., Hunan Jingshi Group, Laibin Debang Industry and Trade Co., Ltd., Shaoguan Huali Industrial Co., Ltd., Tianjin Indium Products Co. Ltd., Zhuzhou Keneng New Materials Co., Ltd., Teck Resources Limited, Xstrata Plc, Indium Corporation of America, Umicore Indium Products, Dowa Electronics Materials Co., Unionmet (Singapore) Limited, Aim Specialty Materials, Glencore International AG, Wogen PLC, RJH Trading Ltd., MCP Metal Specialties, Hudson Metals Corporation, and Traxys North America LLC. We may also have competition from end users of indium. It is our belief that the top producers of FPD’s are the largest purchasers of indium. According to an article published on June 21, 2007 in the Asia Times titled “Japan Goes Prospecting for Rare Metals,” Japan consumes 60.0% of global indium production in the form of indium-tin-oxide for the manufacturing of FPDs. China supplies Japan with 70.0% of their imports, according to the same article. Major producers of FPDs, not limited to Japan and listed in alphabetical order, are AU Optronics, Chi Mei Optoelectronics, Chunghwa Picture Tubes, HannStar Display Co., Innolux, LG Phillips LCD, Quanta Display Inc., Samsung Electronics, Sharp Corp., and Sony Corp. These companies are likely competing with us for purchasing indium from industry suppliers.

Properties

We maintain our principal executive offices at c/o Richard A. Biele, 41 University Drive, Suite 400, Newtown, Pennsylvania 18940.

Employees

We have no full-time employees. Our officers will provide services to us through the Manager. Our Chief Financial Officer will be a part-time employee and will receive quarterly compensation subject to the consummation of this offering.

Legal Proceedings

There are no legal proceedings currently pending or, to our knowledge, threatened against us.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information concerning our executive officers and directors as of June 4, 2010:

Name	Age	Position
Executive Officers and Directors:
Alan Benjamin	47	Chairman of the Board, Chief Executive Officer
Ailon Z. Grushkin	37	President, Director
Richard A. Biele	40	Chief Operating Officer, Secretary, Director
Richard T. Morena	49	Chief Financial Officer
P.J. (Patrick James) Richardson	62	Director
Fred Arena	54	Director
Mark Stephen Neuhof	56	Director
William C. Martin	32	Director

Executive Officers and Directors

Alan Benjamin has been our Chairman and Chief Executive Officer since inception. Mr. Benjamin is currently a principal at MDSolarSciences, a primary skin cancer prevention company founded by Dr. Robert Friedman, a world-renown expert in melanomas and other skin cancers. From 2003 to 2009, Mr. Benjamin owned and operated SMA Development Associates, LLC, a Connecticut based real estate investment company. Prior to this, he spent thirteen years at AIG where he last served as Senior Vice President in charge of AIG’s global base metals businesses. Mr. Benjamin began his career at Drexel Burnham Lambert in 1983, where he started as a broker in their commodity’s department and by 1988 he was managing the Asian operations of the firm’s bullion trading activities. Drexel’s commodity trading group moved to AIG in 1990 where Mr. Benjamin founded and managed their metals and foreign exchange trading operations in Asia. Mr. Benjamin is also a Managing Member of Heritage Building Group, a contractor in the luxury residential market in Fairfield County, Connecticut. Mr. Benjamin is qualified to serve on our Board of Directors because of his extensive experience trading physical metals. Mr. Benjamin currently devotes approximately 20 hours per week to perform his duties. He intends on devoting approximately 20 hours per week during the stockpiling phase of the business plan and ten hours per week thereafter. He is a graduate of the University of Michigan with a Bachelor of Arts in history.

Ailon Z. Grushkin has been our President and Director since inception. He is currently the General Partner of both the Nano-Cap Hyper Growth Partnership L.P., a micro-cap focused hedge fund he founded in October 1996, and the Nano-Cap New Millennium Growth Fund L.P., a similar fund he founded in January 2000. He is also currently the Managing Member of the AZG Tangible Assets Fund LLC, a commodities based hedge fund he launched in January 2004. Prior to 1996, Mr. Grushkin worked or interned at Merrill Lynch Futures Investment Partners (“MLFIP”), Thompson McKinnon Securities, Prudential Securities and Sumitomo Bank Ltd. At these firms he held various positions including assistant commodity trader, commodity trading advisor analyst and assistant derivatives trader. At MLFIP, he helped create the first Discretionary Trading Advisor Index in the Managed Futures Industry. Mr. Grushkin is qualified to serve on our Board of Directors because of his experience purchasing and taking delivery of minor physical metals for his own personal investment as well as his experience managing the AZG Tangible Assets Fund LLC, a fund dedicated to investing in commodities and equities linked to commodities. Mr. Grushkin currently devotes approximately 35 hours per week to perform his duties. He intends on devoting approximately 35 hours per week during the stockpiling phase of the business plan and ten hours per week thereafter. Mr. Grushkin is a graduate of the John M. Olin School of Business at Washington University in St. Louis with a Bachelor’s of Science in Business Administration.

Richard A. Biele has been our Chief Operating Officer and a director since inception. Mr. Biele is currently a Principal of Princeton Financial Partners, which owns and operates the Newtown, Pennsylvania branch of Andrew Garrett Inc., a full service boutique Broker Dealer based in New York, New York. The branch services both retail and institutional investors. In addition to being a Registered Representative in the branch, Mr. Biele has brought in investment banking clients and assists with the non-daily management of the branch. Prior to that, Princeton Financial Partners, operated as an affiliate of S.W. Bach & Company, a FINRA regulated securities firm, from 2005 to 2007. While at the firm, Mr. Biele continued to manage his brokerage business and began trading commodities for his personal account. From August 2001 through November 2005, Mr. Biele worked as a registered representative at Kirlin Securities. From January 1998 through August 2001, Mr. Biele worked at Princeton Securities where he established investment banking relationships with other broker dealers and managed his existing clientele’s assets. Mr. Biele has had seventeen years of experience in brokerage, investment banking and mergers and acquisitions. In 2001, Mr. Biele formed Wall Street Contracting, a builder of luxury waterfront homes in southern New Jersey. Mr. Biele is qualified to serve on our Board of Directors because of his extensive experience in the investment banking world. Mr. Biele currently devotes approximately 20 hours per week to perform his duties. He intends on devoting approximately 20 hours per week during the stockpiling phase of the business plan and ten hours per week thereafter. Mr. Biele has a Bachelor’s of Science in Economics from Old Dominion University.

Richard T. Morena has been our Chief Financial Officer since inception. Since 1996, Mr. Morena has been a part-owner and the General Manager and CFO of Press Communications, LLC, a diversified media company that through its presently owned and prior operated properties has owned and operated radio, TV, newspaper, cable, direct mail, internet, and other media related ventures. Currently his company operates six radio stations in Central New Jersey, Mr. Morena is also a part owner and Chief Financial Officer of PMCM TV LLC which owns and operates a television station in Ely, NV and another television station in Jackson, Wyoming. Mr. Morena’s responsibilities include all general management, tax, accounting, mergers and acquisitions, and other financial and business support services for the company’s radio and television broadcasting operations. Mr. Morena has been responsible for the company’s overall strategic direction through various business acquisitions and dispositions. Prior to Mr. Morena’s work in the private sector, he worked for Price Waterhouse where he worked on a variety of audit engagements of large multinational manufacturing corporations in the Health Care, Consumer Products, Chemicals, Aerospace, Automotive and Oil and Gas Industries and a diversification of other manufacturing and service-oriented companies. Mr. Morena is a Certified Public Accountant in the State of New Jersey and a member of the New Jersey Society of Certified Public Accountants and The American Institute of Certified Public Accountants. He is also is associated with many philanthropic/charitable activities that include, Little Baby Face, the American Cancer Society, the Jimmy Fund, the United Way and Autism Speaks. Mr. Morena while being active in all of these endeavors is especially tied to the Autism community and presently sits on the New England Chapter Autism Speaks Board in Boston, MA. Mr. Morena currently devotes approximately ten hours per week to perform his duties. He intends on devoting approximately ten hours per week during the stockpiling phase of the business plan and five hours per week thereafter. Mr. Morena is a graduate of Rutgers University and Columbia University Graduate School where he earned his Master’s Degree in Finance graduating Summa Cum Laude.

Non-Employee Directors

Mark Stephen Neuhof has been a director of our company since April 2008. Mr. Neuhof has over 30 years of experience in the fields of metals trading and derivatives. Mr. Neuhof is currently a Senior Manager at Sumitomo Corporation Global Commodities Limited and is responsible for developing their base and precious metals business in the United States. Mr. Neuhof has been involved with Sumitomo Corporation since 2005, initially as a consultant advising them on their metals business worldwide and aiding them in developing various new opportunities. Concurrently, Mr. Neuhof was a principal of JEMM Development Group which invested in and developed properties in New York and Connecticut. Prior to his affiliation with Sumitomo, Mr. Neuhof was employed by AIG Financial Products from 1990 to 2005 as a Managing Director in both their Wilton Connecticut and London offices. Mr. Neuhof had overall responsibility for their precious and base metals business including profit and loss, risk management as well as maintaining and developing client relationships. Prior to that, he was a Vice President at Drexel Burnham Lambert and held various other positions in the currency and metals trading fields. Mr. Neuhof is qualified to serve on our Board of Directors because of his extensive experience trading physical metals. Mr. Neuhof currently devotes approximately one hour per week to us and intends on spending the same time per week during and after the stockpiling phase of the business plan. Mr. Neuhof is a graduate of Queens College and Saint John’s University where he earned his Masters of Business Administration.

P.J. (Patrick James) Richardson has been a director of our company since January 2008. Mr. Richardson is currently Chairman of the EXTOL Group, Inc., a private investment group, specializing in diagnostic technology for the Homeland Security Industry since 2005. Previously, he served as President and Chief Executive Officer of The Reeves Group, (TRG) Inc., a company he founded in 1990 and divested in January 2005. TRG was the technology leader for products used in the consequence management of WMD events of a Chemical/Biological nature. Prior to the formation of TRG, Mr. Richardson served as President & Chief Executive Officer of Racal Health & Safety, a subsidiary of Racal Electronics PLC, from 1986 to 1990 and was responsible for all North American activities for Racal Health & Safety Group, PLC, a world leader in the manufacture and distribution of respiratory protection and other personal protective equipment. Prior to joining Racal, MR. Richardson served as Director of Sales & Marketing for American Optical Corporation, Safety Products Division, from 1983 to 1984. Early in his career he spent considerable time with The Johnson & Johnson Family of Companies. He held a series of senior level positions over ten plus years with the Johnson & Johnson organization. Mr. Richardson currently serves on the board of directors of Trailerlogic, LLC and the Board of Advisors of Evergreen Capital LLC. Mr. Richardson is qualified to serve on our Board of Directors because of his extensive experience founding, growing and managing start-up businesses since 1990. Mr. Richardson currently devotes approximately one hour per week to us and intends on spending the same time per week during and after the stockpiling phase of the business plan. Mr. Richardson received his Bachelor of Business Administration from St. Michael’s College and has co-authored two books for Thomas Nelson Publishers.

Fred Arena has been a director of our company since January 2008.Mr. Arena is currently the Senior Vice President of Asset Management of American Financial Realty Trust. He is also currently the founder and President of Vision Equities LLC. Mr. Arena has served as Senior Vice President of Asset Management at American Financial Realty Trust since May of 2006 and is a member of the company’s senior management team. From 1999 to 2006, Mr. Arena served as Regional Managing Director of Commercial Real Estate for one of the Goldman Sachs Whitehall Companies. Prior to 1999, Mr. Arena was Senior Vice President of Asset Management and General Manager for one of the most prestigious privately owned real estate companies in the northeast. Mr. Arena began his career with Hartz Mountain Industries in the 1980s managing a 10 million square foot commercial office portfolio. Mr. Arena serves on the board of directors of the Building Owners & Managers Association (BOMA) New Jersey and is a member of its Executive Board. He is also a member of the National Association of Industrial & Office Properties (NAIOP). Mr. Arena is qualified to serve on our Board of Directors because of his extensive experience managing a portfolio of over ten million square feet of warehouse buildings in the northeast as well as founding an asset management company that oversaw the management of warehouses. Mr. Arena currently devotes approximately one hour per week to us and intends on spending the same time per week during the stockpiling phase of the business plan. Mr. Arena received his Bachelor of Science in Business Administration and Management from Rutgers University.

William C. Martin has been a director of our company since January 2010. Mr. Martin is currently the Chairman and Chief Investment Officer of Raging Capital Management, LLC, a private investment partnership based in Princeton, New Jersey. Mr. Martin is also the co-founder and a principal of Indie Research, LLC and InsiderScore, LLC, since 2002 and 2004, respectively. Indie Research and InsiderScore are providers of proprietary investment research tools for individual and institutional investors. Mr. Martin launched his career in 1997 as the founding partner and Chief Executive Officer of Raging Bull, Inc., a consumer-focused online investment site that attracted more than $20 million in venture financing from CMGI and C|NET Networks. Mr. Martin sold Raging Bull in 2000. Subsequently, Mr. Martin has been actively involved in a number of successful public and private companies. He served four terms as a member of the Board of Directors of Bankrate, Inc. (NASDAQ: RATE) until that company was acquired by Apax Partners LLC in September 2009. He also served on the boards of CallStreet, Inc, acquired by FactSet Research Systems, Inc. (NYSE: FDS), and ByteTaxi (dba FolderShare), acquired by Microsoft (NASDAQ: MSFT). Mr. Martin currently is a member of the Board of Directors of Salary.com (NASDAQ: SLRY). Mr. Martin has appeared on CNBC and Fox News, and been a guest speak at Fordham School of Business, Harvard Business School, Harvard Law School, Indiana University, MIT, and the University of Virginia. Mr. Martin is qualified to serve on our Board of Directors because of his extensive experience founding start-up companies as well as his previous and current history serving on the Board of Directors of publicly trading companies. Mr. Martin currently devotes approximately one hour per week to us and intends on spending the same time per week during the stockpiling phase of the business plan.

Board of Directors

Board Composition

Our certificate of incorporation, as amended, and bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. We currently have seven directors. In accordance with our certificate of incorporation, as amended, and bylaws, immediately upon the closing of this offering, our board of directors will be divided into two classes with staggered two-year terms. At each annual meeting of stockholders commencing with the meeting in 2010, the successors to the directors whose terms then expire will be elected to serve until the second annual meeting following the election. The term of office of the first class of directors, Class I, consisting of Mark Neuhof, Fred Arena and P.J. Richardson, will expire at our first annual meeting of stockholders immediately following the initial classification of the board of directors. The term of office of the second class of directors, Class II, consisting of Alan Benjamin, Richard Biele and Ailon Z. Grushkin, will expire at the second annual meeting of stockholders immediately following the initial classification of the board of directors.

Any additional directorships resulting from an increase in the number of directors will be distributed among the two classes so that, as nearly as possible, each class will consist of one-third of the directors.

Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, the board has determined that the following directors are “independent directors” as defined by in the rules of The NASDAQ OMX Group, Inc. listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended: Messrs. Richardson, Neuhof, Arena and Martin.

Committees of the Board of Directors

Prior to the completion of this offering, our board of directors will form an audit committee, nominating committee, and a compensation committee, each of which is described below. We will adopt new charter for such committees, as well as other corporate governance guidelines, prior to the closing of this offering in accordance with the applicable requirements of the SEC and The NASDAQ OMX Group, Inc.

Audit Committee.  Our audit committee will be composed of Fred Arena (Chairman), Mark Neuhof and P.J. Richardson. All members of our audit committee are independent and also financially literate under the current listing standards of The NASDAQ OMX Group, Inc., and our board of directors has determined that Mr. Arena qualifies as the “audit committee financial expert,” as such term is defined by the SEC. Our audit committee is authorized to:

•	approve and retain the independent registered public accounting firm to conduct the annual audit and quarterly reviews of our books and records;
•	review the proposed scope and results of the audit;
•	review and pre-approve the independent registered public accounting firm’s audit and non-audit services rendered;
•	review accounting and financial controls with the independent registered public accounting firm and our financial and accounting staff;
•	review and approve transactions between us and our directors, officers and affiliates;
•	recognize and prevent prohibited non-audit services;
•	establish procedures for complaints received by us regarding accounting matters;
•	oversee internal audit functions; and

•	prepare the report of the audit committee that SEC rules require to be included in our annual meeting proxy statement.

Compensation Committee.  Our compensation committee is composed of Mr. P.J. Richardson (Chairman) and Mr. Fred Arena. Both members are independent under the NASDAQ OMX Group, Inc. rules, Our compensation committee is authorized to:

•	review and recommend the compensation arrangements for management, including the compensation for our Chief Executive Officer;
•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;
•	approve and oversee reimbursement policies for directors, executive officers and key employees;
•	administer our stock incentive plan;
•	review and discuss the compensation discussion and analysis prepared by management to be included in our annual report, proxy statement or any other applicable filings as required by the SEC; and
•	prepare the report of the compensation committee that SEC rules require to be included in our annual meeting proxy statement.

Nominating and Governance Committee.  Our nominating and governance committee is composed of Messrs. P.J. Richardson (Chairman), Mark Neuhof and Fred Arena. All members of our nominating and governance committee are independent under the NASDAQ OMX Group, Inc. rules. Our nominating and governance committee is authorized to:

•	identify and nominate members of the board of directors;
•	develop and recommend to the board of directors a set of corporate governance principles applicable to our company;
•	review and maintain oversight of matters relating to the independence of our board and committee member, in light of the independence standards of the Sarbanes-Oxley Act of 2002 and the rules of the NASDAQ Capital Market; and
•	oversee the evaluation of the board of directors and management.

Corporate Code of Conduct and Ethics

We have adopted a corporate code of conduct and ethics applicable to our directors and officers in accordance with applicable federal securities laws and the rules of The NASDAQ OMX Group, Inc.

Employment

Our Manager and our Chief Executive Officer, President, Chief Operating Officer and board of directors will allocate, in the aggregate, approximately 79 hours per week during the stockpiling phase of the business plan. Once the stockpiling effort is complete, the number of hours allocated will fall to approximately 44 hours per week. Our Chief Financial Officer will allocate approximately ten hours per week during the stockpiling phase of the business plan and five hours per week thereafter.

MANAGEMENT SERVICES AGREEMENT

We will enter into an amended and restated Management Services Agreement with the Manager prior to the consummation of this offering. The primary responsibilities of the Manager under the Management Services Agreement will be to:

(i) use commercially reasonable efforts to arrange for, and complete, for and on our behalf through industry-standard tenders, the purchase and sale of indium at the best available prices available over a prudent period of time as may be requested by our board of directors from time to time;

(ii) provide to our board of directors delivery and payment particulars in respect of each purchase and sale of indium;

(iii) arrange for the storage of our indium, including arrangements regarding indemnities or insurance in our favor for the loss of such indium in accordance with industry practices;

(iv) on a monthly basis, prepare a report on the NMV of each share of our common stock. The NMV is a non-GAAP term which shall be determined by multiplying the number of kilograms of indium held by or for us by the last spot price for indium published by Metal Bulletin posted on Bloomberg L.P. for the month, plus cash and any of our other assets, less any and all of our outstanding payables, indebtedness and any other liabilities, divided by the total number of outstanding Common Shares. Such report will be made available to us and our board of directors;

(v) prepare regulatory filing materials, reports to our stockholders, and other reports to our board of directors as may be reasonably requested from time to time;

(vi) furnish office facilities, services and supplies and generally oversee with its staff and independent contractors, our management; and

(vii) generally manage our business and affairs.

Our Manager has agreed to manage our activities in accordance with reasonable and prudent practices and may delegate, with the approval of our board of directors and at its own cost, any of its duties or obligations under the Management Services Agreement to any third-party.

All purchases and sales of indium will be completed by the Manager in its discretion for and on our behalf. The Manager will typically purchase or sell indium in the form of a tender for an offer to sell or buy indium, whichever the case may be. Such purchases are usually in the form of a tender, which will stipulate the quantity to be purchased or sold, delivery particulars and payment particulars, but not price. Typical purchasers or sellers of indium include, but are not limited to, Huludao Zinc Industry Co. of China, Liuzhou China Tin Group, Jianxi Copper Co., Zhuzhou Smelter Group Co., Ltd., Nanjing Foreign Economic & Trade Development Co., Ltd., Nanjing Sanyou Electronic Materials Co., Ltd., Huludao Nonferrous Metals (Group) I/E Co., Ltd., Nanjing Germanium Co., Ltd., Xiangten Zhengtan Nonferrous Metals Co., Ltd., Guangxi Intai Technology Co., Ltd., Hunan Jingshi Group, Laibin Debang Industry and Trade Co., Ltd., Tianjin Indium Products Co. Ltd., Shaoguan Huali Industrial Co., Ltd., Zhuzhou Keneng New Materials Co., Ltd., Guangdong Shixing Star Source Metals, Guanxi Debang Industry, Shaoguan Jinyuan Industrial Co. Ltd., Li Ying, Zhaoqing Jinchang, Zhozhou Sinotech Special Metals Co. Ltd., Hsikuangshan Twinkling Star, Teck Resources Limited, Xstrata Plc, Indium Corporation of America, Umicore Indium Products, Dowa Electronics Materials Co., Unionmet (Singapore) Limited, Aim Specialty Materials, Glencore International AG, Wogen PLC, RJH Trading Ltd., MCP Metal Specialties, Hudson Metals Corporation, Traxys North America LLC, AU Optronics, Chi Mei Optoelectronics, Chunghwa Picture Tubes, HannStar Display Co., Innolux, LG Phillips LCD, Quanta Display Inc., Samsung Electronics, Sharp Corp., and Sony Corp. There is no public market through which these purchases and sales may occur and accordingly all such purchase and sale transactions are private. The pool of potential purchasers and sellers is limited and each transaction may require the negotiation of specific provisions. Accordingly, a purchase or sell cycle pursuant to a tender may take several months to complete. Since all purchases are confidential, we, including our Manager, may not be able to publicly disclose any vendor from which we would potentially purchase indium or any seller to which we may sell indium.

The amended and restated Management Services Agreement shall have an initial term of five years (the “Initial Term”). After the Initial Term, the Management Services Agreement may be renewed on terms mutually acceptable to each party and may be terminated by either party upon the provision of 90 days prior written notice. The Management Services Agreement shall terminate immediately where a winding-up, liquidation, dissolution, bankruptcy, sale of assets, sale of business or insolvency proceeding have been commenced or are being contemplated by the Manager, and terminated upon our completion of any such proceeding. We may terminate the Management Services Agreement at any time if the Manager breaches any of its material obligations thereunder and such breach has not been cured within 90 days following notice thereof from us to the Manager. If the Manager is terminated by us (other than for cause) or the Manager terminates the Management Services Agreement, then the Manager shall receive that portion of the

Management Fee payable to the effective date of termination plus an additional amount equal to: (i) one year’s Management Fee calculated based upon (y) an average of the Company’s monthly NMV over the previous twelve (12) month period prior to termination (z) multiplied by twelve (12); or (ii) in the event that the Management Services Agreement is terminated prior to twelve (12) months of service, the Manager shall be entitled to an additional Management Fee calculated based upon (y) an average of the Company’s monthly NMV over the previous months of service (z) multiplied by the number of months of service. However, if the Manager is terminated by us for cause, no further payments of the Management Fee shall be paid after the effectiveness of termination is given by the Board of Directors to the Manager.

We acknowledge that our Manager shall not be responsible, and agree to indemnify our Manager, for any loss of opportunity whereby the value of any of our assets or the value of any particular indium, monetary or currency investment could have been increased, nor shall it be responsible for any decline in value of any of our assets unless such decline is the result of the Manager’s gross negligence or willful failure to comply with express directions given by resolution of either our board of directors or our Common Shareholders. Further, we agree to indemnify our Manager against any losses, claims liabilities and costs, whether or not in connection with litigation in which our Manager is a party, as incurred, directly or indirectly caused by or relating to any work performed by the Manager in connection with the amended and restated Management Services Agreement.

We will be responsible for paying all costs and expenses incurred in connection with its business except those that are expressly to be borne by our Manager as set out therein. Such costs and expenses to be borne by us will include, without limitation: (i) brokerage and trading commissions; (ii) fees associated with the performance of assay testing by independent laboratories; (iii) transportation costs, insurance fees and commissions, security services costs, and other charges arising upon the holding, purchase or sale of indium or our other assets; (iv) legal and audit fees; (v) corporate finance offering costs; (vi) fees payable for listings, the maintenance of listings and filings or other requirements of stock exchanges on which any of our securities are listed or quoted; (vii) the cost of printing and mailing financial reports and material for Common Shareholders’ meetings, valuations, reporting to Common Shareholders, securities regulatory filings and any other purposes required by law; (viii) fees payable to any registrar and transfer agent of the Common Shares or our other securities; (ix) our directors’ fees and expenses; (x) the Manager’s fees payable under the Management Services Agreement; (xi) all taxes (including income, capital and sales taxes) and (xii) all other fees and expenses related to running and operating our company, unless specifically excluded under the Management Services Agreement.

Our estimated annual expenses are anticipated to be approximately $1,125,000 in the aggregate, include: (i) storage and holding of indium — $65,000; (ii) insurance — $45,000; (iii) shareholder communications and relations and maintaining the effectiveness of our registration statement for the shares of common stock underlying our public warrants — $150,000; (iv) the annual Manager’s fee — $580,000; (v) director and officer liability insurance premiums and director fees — $110,000; and (vi) other/administrative expenses including legal and accounting — $175,000.

In consideration of the Manager carrying out its duties and obligations under the terms of the Management Services Agreement, we shall pay to the Manager a fee equal to 2.0% per annum of our NMV (the “Management Fee”). We and our Manager subjectively determined that two percent per annum of our NMV is the minimum compensation required for the Manager to assume the risk involved with overseeing our Company, executing the strategy, and annual time required to be spent managing our affairs. The Management Fee shall be payable on or before the 10th day following the end of each such month. For such purposes, the Management Fee shall be determined by (x) our total assets as at the valuation date, valued by multiplying the number of kilograms of indium held by or for us by the last spot price for indium published by Metal Bulletin as posted on Bloomberg L.P. for the month, plus cash and any of our other assets, less any and all of our outstanding payables, indebtedness or any other liabilities (y) multiplied by 1/6th of one (1.0%) percent. Our independent board of directors will have the express authority to engage a third-party for the purpose of conducting an independent valuation or audit of our assets.

In addition, we shall pay to our Manager a transaction-based fee of $200,000 for services in connection with any offering of equity or debt securities in excess of $25 million (excluding this offering). Such fee shall be payable on or before the tenth day following the transaction(s), as applicable.

Under the terms of the Management Services Agreement, the Manager shall incur no liability for any action except for its own gross negligence, willful misconduct or breach of the Management Services Agreement.

The following table sets forth certain information concerning the membership of the Manager as of June 4, 2010:

Name	Age	Position
Ailon Z. Grushkin	37	Member, Manager
Alan Benjamin	47	Member
Richard A. Biele	40	Member

Please see above for the biographies of Messrs. Grushkin, Benjamin and Biele.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the compensation paid by the Company to the CEO and other named executive officers and directors for the fiscal years ended December 31, 2009 and December 31, 2008.

Name and principal position	Year	Salary ($)(1)(2)	Bonus ($)	Stock awards ($)	Option awards ($)(3)		Nonequity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)(4)	Total ($)
Specialty Metals Group Advisors, LLC (Manager)(1)	2009	$0	0	0	$275,895		0	0	0	$275,895
	2008	$0	0	0	0		0	0	0	0
Alan Benjamin Chief Executive Officer (principal financial officer)(1)	2009	$0	0	0	$91,965		0	0	0	$91,965
	2008	$0	0	0	0		0	0	0	0
Richard T. Morena Chief Financial Officer (principal financial and accounting officer)(4)	2009	$0	0	$22,500	0		0	0	0	$22,500
	2008	$0	0	0	$56,500		0	0	0	$56,500
Ailon Grushkin President(1)	2009	$0	0	0	$91,965		0	0	0	$91,965
	2008	$0	0	0	0		0	0	0	0
Richard Biele Chief Operating Officer(1)	2009	$0	0	0	$91,965		0	0	0	$91,965
	2008	$0	0	0	0		0	0	0	0
P.J. (Patrick James) Richardson (Director)(3)	2009	$0	0	0	0		0	0	0	0
	2008	$0	0	0	$9,416	(2)	0	0	0	$9,416
Fred Arena (Director)(3)	2009	$0	0	0	0		0	0	0	0
	2008	$0	0	0	$9,416	(2)	0	0	0	$9,416
Mark Stephen Neuhof (Director)(3)	2009	$0	0	0	0		0	0	0	0
	2008	$0	0	0	$9,416	(2)	0	0	0	$9,416
William C. Martin (Director)(3)(5)	2009	$0	0	0	0		0	0	0	0
	2008	$0	0	0	0		0	0	0	0

(1)	155,000 stock options valued at a fair market value of $275,895 in accordance with FASB ASC Topic 718 were granted to Specialty Metals Group Advisors LLC, the Manager, in connection with the successful completion of the 2009 Private Placement. Alan Benjamin, Ailon Grushkin and Richard Biele each own 33.33% of the Manager. These options are not exercisable until the successful completion of an initial public offering with minimum gross proceeds of $5,000,000.
(2)	On January 31, 2008, the Company granted 8,333 options to purchase common stock to each of the Company’s three independent directors. Exercise of these options is contingent upon the successful completion of the IPO. The options are fully vested and will be exercisable at $7.50 per share, subsequent to the completion of the IPO for period of five years.
(3)	On March 26, 2010, the Company granted an additional 5,000 options to purchase common stock to each of the Company’s four independent directors. Exercise of these options is contingent upon the successful completion of the IPO. The options are fully vested and will be exercisable at $4.50 per share, subsequent to the completion of the IPO for a period of five years.

(4)	The Company awarded Mr. Morena 5,000 shares of common stock on June 5, 2009 in connection with his services since the Company’s inception. Using the NMV at the proposed IPO date of $4.50, these shares have an assumed value of $22,500. As noted above, Mr. Morena has also been awarded fully vested stock options to purchase 50,000 and 30,000 shares of the Company’s common stock at exercise prices equal to $7.50 and $4.50 per share of common stock, respectively, exercisable subject to the completion of the offering, for a period of five years. Exercise of these options is contingent upon the successful completion of the IPO. Additionally, Mr. Morena will be entitled to receive an award of 30,000 options annually thereafter on terms to be established by the board of directors and compensation committee of the board of directors.
(5)	William C. Martin became a member of our board of directors in January 2010.

Compensation for Officers and Directors

We have no employment agreements or arrangements with our Chairman and Chief Executive Officer, Mr. Benjamin, with our President, Mr. Grushkin or with our Chief Operating Officer, Mr. Biele. Messrs. Benjamin, Grushkin and Biele will provide services on our behalf through the Manager and will be compensated by the Manager out of the management fee to be paid by us to the Manager pursuant to the Management Services Agreement. We have an employment arrangement with Richard T. Morena, our Chief Financial Officer, that upon effectiveness of the public offering, we will employ Mr. Morena for a term of one year. Mr. Morena’s employment will provide for an annual base salary of $30,000, to be paid quarterly in installments of $7,500.

Employment Agreements and Change of Control Arrangements

We have no employment agreements or arrangements with our Chairman and Chief Executive Officer, Mr. Benjamin, with our President, Mr. Grushkin or with our Chief Operating Officer, Mr. Biele. Messrs. Benjamin, Grushkin and Biele will provide services on our behalf through the Manager and will be compensated by the Manager out of the management fee to be paid by us to the Manager pursuant to the Management Services Agreement. We have an employment arrangement with Richard T. Morena, our Chief Financial Officer, that upon effectiveness of the public offering, we will employ Mr. Morena for a term of one year. Mr. Morena’s employment will provide for an annual base salary of $30,000, to be paid quarterly in installments of $7,500. Mr. Morena has been awarded stock options to purchase 50,000 shares of our common stock at an exercise price equal to $7.50 per share of our common stock and 30,000 shares of our common stock at an exercise price equal to $4.50 per share of our common stock subject to completion of this offering. Mr. Morena will receive an award of 30,000 options annually thereafter on terms to be established by the board of directors or the compensation committee of the board of directors.

Remuneration of Board of Directors

Each of the independent members of our board of directors will be paid such remuneration for their services as our board of directors may, from time to time, determine. Until otherwise determined, upon consummation of the offering, we anticipate paying each of our independent Board members $10,000 per year, $1,000 per meeting attended (including committee meetings), reimbursement of travel expenses, and options to purchase 5,000 shares per annum of common stock pursuant to the 2008 Long-Term Incentive Compensation Plan. We will also reimburse the members of our board of directors for out-of-pocket expenses for attending such meetings, and all directors will participate in the indemnification arrangements described under the Management Services Agreement.

Outstanding Equity Awards at 2009 Fiscal Year End

	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards; Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Specialty Metals Group Advisors LLC	0	155,000		0	4.50	11/24/14	0	0	0	0
Alan C. Benjamin	0	51,666	(1)	0	4.50	11/24/14	0	0	0	0
Ailon Z. Grushkin	0	51,666	(1)	0	4.50	11/24/14	0	0	0	0
Richard A. Biele	0	51,666	(1)	0	4.50	11/24/14	0	0	0	0
Richard T. Morena	0	50,000	(2)	0	7.50		0	0	5,000	22,500
P.J. (Patrick James) Richardson	0	8,333	(3)	0	7.50		0	0	0	0
Fred Arena	0	8,333	(3)	0	7.50		0	0	0	0
Mark Stephen Neuhof	0	8,333	(3)	0	7.50		0	0	0	0
William C. Martin	0	0	(4)	0	0		0	0	0	0

(1)	155,000 stock options with a $4.50 exercise price per share expiring on November 24, 2014 were granted to Specialty Metals Group Advisors LLC, the Manager, in connection with the successful completion of the 2009 Private Placement. Alan Benjamin, Ailon Grushkin and Richard Biele each own 33.33% of the Manager. These options are not exercisable until the successful completion of an initial public offering with minimum gross proceeds of $5,000,000.
(2)	The Company awarded Mr. Morena 5,000 shares of common stock on June 5, 2009 in connection with his services since the Company’s inception. Using the NMV at the proposed IPO date of $4.50, these shares have an assumed value of $22,500. As noted above, Mr. Morena has also been awarded fully vested stock options to purchase 50,000 and 30,000 shares of the Company’s common stock at exercise prices equal to $7.50 and $4.50 per share of common stock, respectively, exercisable subject to the completion of the offering, for a period of five years. Exercise of these options is contingent upon the successful completion of the IPO. Additionally, Mr. Morena will be entitled to receive an award of 30,000 options annually thereafter on terms to be established by the board of directors and compensation committee of the board of directors.
(3)	On January 31, 2008, the Company granted 8,333 options to purchase common stock to each of the Company’s three independent directors. Exercise of these options is contingent upon the successful completion of the IPO. The options are fully vested and will be exercisable at $7.50 per share, subsequent to the completion of the IPO for period of five years.
(4)	William C. Martin was not a member of our board of directors until January 2010.

2008 Long-Term Incentive Compensation Plan

In connection with the commencement of our initial public offering, our board of directors adopted and our stockholders approved the plan in its entirety in January 2008. Under this plan, we may grant incentive stock options, non-qualified stock options restricted and unrestricted stock awards and other stock-based awards. A maximum of 550,000 shares of common stock has been reserved for issuance under this plan. In 2008, we granted 8,333 options to purchase common stock to each of our three independent directors, Mssrs. Richardson, Arena and Neuhof and 50,000 options to our Chief Financial Officer. The option grants will be exercisable at $7.50 per share and are exercisable subsequent to completion of this offering. In 2010, we granted 5,000 options to purchase common stock to each of our four independent directors,

Mssrs. Richardson, Arena, Neuhof and Martin and 30,000 options to our Chief Financial Officer. The option grants will be exercisable at $4.50 per share and are exercisable subsequent to completion of this offering. The plan expires on January 31, 2018.

Our board of directors has authorized our compensation committee to administer our plan. In connection with the administration of our Long-Term Incentive Compensation Plan, the compensation committee, with respect to awards to be made to any person who is not one of our directors, will:

•	determine which employees and other persons will be granted awards under our Long-Term Incentive Compensation Plan;
•	grant the awards to those selected to participate;
•	determine the exercise price for options; and
•	prescribe any limitations, restrictions and conditions upon any awards, including the vesting conditions of awards.

With respect to stock options or restricted stock awards to be made to any of our directors, the Compensation Committee will make recommendations to our board of directors as to:

•	which of such persons should be granted stock options, restricted stock awards, performance units or stock appreciation rights;
•	the terms of proposed grants of awards to those selected by our board of directors to participate;
•	the exercise price for options; and
•	any limitations, restrictions and conditions upon any awards.

Any grant of awards to any of directors under our Long-Term Incentive Compensation Plan must be approved by our board of directors.

In addition, the compensation committee will:

•	interpret our Long-Term Incentive Compensation Plan; and
•	make all other determinations and take all other action that may be necessary or advisable to implement and administer our Long-Term Incentive Compensation Plan.

Types of Awards

Our Long-Term Incentive Compensation Plan permits the Compensation Committee to grant the following types of awards.

Stock Options.  Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our common stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our Long-Term Incentive Compensation Plan will be determined by our board of directors or the Compensation Committee at the time of the grant, but will not be less than fair market value on the date of the grant. Our board of directors or a committee of the Board will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the board of directors or committee of the Board may, in its discretion, impose limitations on exercise of all or some options granted under our Long-Term Incentive Compensation Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Options granted under our Long-Term Incentive Compensation Plan will vest at rates specified in the option agreement at the time of grant; however, all options granted under our Long-Term Incentive Compensation Plan will vest upon the occurrence of a change of control, as defined in the Long-Term Incentive Compensation Plan. Our Long-Term Incentive Compensation Plan also contains provisions for our board of directors or a committee of the Board to provide in the participants’ option award agreements for accelerating the right of an individual employee to exercise his or her stock option or restricted stock award in the event of retirement or other termination of employment. No cash consideration is payable to us in exchange for the grant of options.

Our Long-Term Incentive Compensation Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or Non-Qualified Options, which are stock options other than Incentive Stock Options within the meaning of Sections 422 of the Code. Incentive Stock Options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share option price not less than the fair market value of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a stockholder who owns shares of our outstanding stock of all classes representing more than 10.0% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price must be not less than 110.0% of the fair market value of one share of our common stock on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our common stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

The exercise price for Non-Qualified Options may not be less than the fair market value of our common stock on the date the Non-Qualified Option is granted. Non-Qualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. The exercise price of stock options may be paid in cash, in whole shares of our common stock, in a combination of cash and our common stock, or in such other form of consideration as our board of directors or the committee of the Board may determine, equal in value to the exercise price. However, only shares of our common stock which the option holder has held for at least six months on the date of the exercise may be surrendered in payment of the exercise price for the options. In no event may a stock option be exercised after the expiration of its stated term.

Stock Appreciation Rights.  A stock appreciation right permits the grantee to receive an amount (in cash, common stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the grantee multiplied by the excess of the fair market value of our common stock on the exercise date over the stock appreciation rights’ exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option. The exercise price of stock appreciation rights granted under the Long-Term Incentive Compensation Plan will be determined by the board of directors or a committee of the Board; provided, however, that such exercise price cannot be less than the fair market value of a share of common stock on a date the stock appreciation right is granted (subject to adjustments). A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the board of directors or a committee of the Board.

Restricted Stock.  Restricted shares of our common stock may be granted under our Long-Term Incentive Compensation Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as the board of directors or a committee of the Board may determine to be appropriate at the time of making the award. In addition, the board of directors or a committee of the Board may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the grantee, be delivered to and held by us until such restrictions lapse. The board of directors or a committee of the Board, in its discretion, may provide in the award agreement for a modification or acceleration of shares of restricted stock in the event of permanent disability, retirement or other termination of employment or business relationship with the grantee.

Performance Units.  The Long-Term Incentive Compensation Plan permits grants of performance units, which are rights to receive cash payments equal to the difference (if any) between the fair market value of our common stock on the date of grant and its fair market value on the date of exercise of the award, except to the extent otherwise provided by the board of directors or a committee of the Board or required by law. Such awards are subject to the fulfillment of conditions that may be established by the board of directors or a committee of the Board including, without limitation, the achievement of performance targets based upon the factors described above relating to restricted stock awards.

Performance Bonus.  The Long-Term Incentive Compensation Plan permits grants of performance bonuses, which may be paid in cash, common stock or combination thereof as determined by the board of directors or a committee of the Board. The maximum value of performance bonus awards granted under the Long-Term Incentive Compensation Plan shall be established by the compensation committee at the time of the grant. An employee’s receipt of such amount will be contingent upon achievement of performance targets during the performance period established by the compensation committee. The performance targets will be determined by the board of directors or a committee of the Board based upon the factors described above relating to restricted stock awards. Following the end of the performance period, the board of directors or a committee of the Board will determine the achievement of the performance targets for such performance period. Payment may be made within 60 days of such determination. Any payment made in shares of common stock will be based upon the fair market value of the common stock on the payment date.

Transferability

With the exception of Non-Qualified Stock Options, awards are not transferable other than by will or by the laws of descent and distribution. Non-Qualified Stock Options are transferable on a limited basis. Restricted stock awards are not transferable during the restriction period.

Change of Control Event

The Long-Term Incentive Compensation Plan provides that in the event of a change of control event the Board shall have the discretion to determine whether and to what extent to accelerate the vesting, exercise or payment of an Award.

Termination of Employment/Relationship

Awards granted under our Long-Term Incentive Compensation Plan that have not vested will generally terminate immediately upon the grantee’s termination of employment or business relationship with us or any of our subsidiaries for any reason other than retirement with our consent, disability or death. The board of directors or a committee of the Board may determine at the time of the grant that an award agreement should contain provisions permitting the grantee to exercise the stock options for any stated period after such termination, or for any period the board of directors or a committee of the Board determines to be advisable after the grantee’s employment or business relationship with us terminates by reason of retirement, disability, death or termination without cause. Incentive Stock Options will, however, terminate no more than three months after termination of the optionee’s employment, twelve months after termination of the optionee’s employment due to disability and three years after termination of the optionee’s employment due to death. The board of directors or a committee of the Board may permit a deceased optionee’s stock options to be exercised by the optionee’s executor or heirs during a period acceptable to the board of directors or a committee of the board following the date of the optionee’s death but such exercise must occur prior to the expiration date of the stock option.

Dilution; Substitution

As described above, our Long-Term Incentive Compensation Plan will provide protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, asset acquisitions, consolidations, reorganizations or similar transactions. New award rights may, but need not, be substituted for the awards granted under our Long-Term Incentive Compensation Plan, or our obligations with respect to awards outstanding under our Long-Term Incentive Compensation Plan may, but need not, be assumed by another corporation in connection with any asset acquisition, consolidation, acquisition, separation, reorganization, sale or distribution of assets, liquidation or like occurrence in which we are involved. In the event that our Long-Term Incentive Compensation Plan is assumed, the stock issuable with respect to awards previously granted under our Long-Term Incentive Compensation Plan shall thereafter include the stock of the corporation granting such new option rights or assuming our obligations under the Long-Term Incentive Compensation Plan.

Amendment of the Long-Term Incentive Compensation Plan

Our Board may amend our Long-Term Incentive Compensation Plan at any time. However, without stockholder approval, our Long-Term Incentive Compensation Plan may not be amended in a manner that would:

•	increase the number of shares that may be issued under our Long-Term Incentive Compensation Plan;
•	materially modify the requirements for eligibility for participation in our Long-Term Incentive Compensation Plan;
•	materially increase the benefits to participants provided by our Long-Term Incentive Compensation Plan; or
•	otherwise disqualify our Long-Term Incentive Compensation Plan for coverage under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Awards previously granted under our Long-Term Incentive Compensation Plan may not be impaired or affected by any amendment of our Long-Term Incentive Compensation Plan, without the consent of the affected grantees.

Accounting Treatment

Under generally accepted accounting principles with respect to the financial accounting treatment of stock options used to compensate employees, upon the grant of stock options under our Long-Term Incentive Compensation Plan, the fair value of the options will be measured on the date of grant and this amount will be recognized as a compensation expense ratably over the vesting period. Stock appreciation rights granted under the Long-Term Incentive Compensation Plan must be settled in common stock. Therefore, stock appreciation rights granted under the Long-Term Incentive Compensation Plan will receive the same accounting treatment as options. The cash we receive upon the exercise of stock options will be reflected as an increase in our capital. No additional compensation expense will be recognized at the time stock options are exercised, although the issuance of shares of common stock upon exercise may reduce basic earnings per share, as more shares of our common stock would then be outstanding.

When we make a grant of restricted stock, the fair value of the restricted stock award at the date of grant will be determined and this amount will be recognized over the vesting period of the award. The fair value of a restricted stock award is equal to the fair market value of our common stock on the date of grant.

Due to consideration of the accounting treatment of stock options and restricted stock awards by various regulatory bodies, it is possible that the present accounting treatment may change.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under our Long-Term Incentive Compensation Plan.

Incentive Stock Options.  An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of our common stock acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

If any shares of our common stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income, instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, we would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Non-Qualified Options.  An optionee will not realize any taxable income upon the grant of a Non-Qualified Option. At the time the optionee exercises the Non-Qualified Option, the amount by which the fair market value at the time of exercise of the shares covered by the Non-Qualified Option exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. We will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as capital gain or loss, short- or long-term depending on the length of time the stock was held by the optionee before sale.

Stock Appreciation Rights.  A participant realizes no taxable income and we are not entitled to a deduction when a stock appreciation right is granted. Upon exercising a stock appreciation right, a participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a stock appreciation right will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a stock appreciation right, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Restricted Stock Award.  A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. We will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Performance Units and Performance Bonuses.  A participant realizes no taxable income and we are not entitled to a deduction when performance units or performance bonuses are awarded. When the performance units or performance bonuses vest and become payable upon the achievement of the performance objectives, the participant will realize ordinary income equal to the amount of cash received or the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1.0 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, our ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the Long-Term Incentive Compensation Plan should not be limited by Section 162(m) of the Code. Further, we believe that compensation income generated in connection with performance awards granted under the Long-Term Incentive Compensation Plan should not be limited by Section 162(m) of the Code. The Long-Term Incentive Compensation Plan has been designed to provide flexibility with respect to whether restricted stock awards or performance bonuses will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. If the vesting restrictions relating to any such award are based solely upon the satisfaction of one of the performance goals set forth in the Long-Term Incentive Compensation Plan, then we believe that the compensation expense relating to such an award will be deductible by us if the awards become vested. However, compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation if such awards become vested based upon any other criteria set forth in such award (such as the occurrence of a change in control or vesting based upon continued employment with us).

Certain Awards Deferring or Accelerating the Receipt of Compensation. Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards which may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is our intention that any award agreement governing awards subject to Section 409A will comply with these new rules.

Limitation of Directors’ Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation, as amended, limits the liability of our directors to the fullest extent permitted by Delaware law.

We will have in place, upon effectiveness of this offering, director and officer liability insurance to cover liabilities our directors and officers may occur in connection with their services to us, including matters arising under the Securities Act of 1933. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we will indemnify any of our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in a legal proceeding of any nature. In addition, we have entered into indemnification agreements with each of our directors and executive officers. We will repay certain expenses incurred by a director or officer in connection with any civil or criminal action or proceeding, specifically including actions by us or in our name (derivative suits). Such indemnifiable expenses include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings. A director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interest.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to purchase, hold and sell indium.
•	Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by our company.
•	We have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.
•	The management fee paid by us to the Manager is dependent on our NMV. In the event we raise additional capital or conduct future offerings, there is a risk that the Manager may value its own interest in the management fee more than the interest of our public stockholders, resulting in a conflict of interest, which may not necessarily be resolved in the best interest of our public stockholders.
•	Our Manager is responsible for negotiating, purchasing and stockpiling indium on our behalf.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of the transactions we have engaged in since our formation in January 2008 with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

On January 7, 2008, the Manager purchased 90,000 shares of our common stock at the price of $0.111 per share. The members of the Manager are Messrs. Benjamin, Grushkin and Biele, our Chairman and Chief Executive Officer, our President, and our Chief Operating Officer, respectively. As a result of a six-to-one forward stock split on December 5, 2008 and a one-to-3.6 reverse stock split on June 5, 2009, the Manager currently holds 155,000 shares of common stock.

On February 8, 2010, we entered into a common stock for option exchange with the Manager. Upon consummation of this offering, 75,000 shares of common stock owned by the Manager will automatically be converted into 150,000 common stock options exercisable at $4.50 per share for a period of five years following this offering.

On November 24, 2009, we entered into a Management Services Agreement with the Manager to govern the management and operations of our company. We will enter into an amended and restated Management Services Agreement with the Manager prior to the effective date of this prospectus pursuant to which the Manager will administer our activities. See “Management of SMG Indium Resources Ltd. — Management Services Agreement.”

On January 7, 2008, we agreed to reimburse our Chief Operating Officer Richard Biele or his affiliates commencing with the successful completion of this offering, for office, secretarial and related office expenses as follows: (1) $1,200 per month for rent; (2) reimbursement for up to 20.0% of his secretary’s salary and healthcare benefits; and (3) office expenses directly related to our operations. We will continue to reimburse our Chief Operating Officer or his affiliates for rent and other office-related expenses as set forth above.

On January 8, 2008, we entered into a revolving line of credit with the Manager in the aggregate amount of $300,000. The revolving line of credit will be used to fund the deferred offering costs to be incurred by us in connection with this offering. To date, we have borrowed $265,000 under the revolving line of credit. The revolving line of credit is unsecured and bears interest at the rate of 6.0% per annum. The loan will be payable on the earlier of (i) consummation of an initial public offering or (ii) liquidation of our company. Upon consummation of this offering, the $265,000 plus all accrued and unpaid interest payable under such revolving line of credit will automatically convert into 150,000 options to purchase shares of common stock, at an exercise price of $4.50 per share.

On November 24, 2009, upon the initial closing of the 2009 Private Placement, we issued to the Manager 155,000 stock options, exercisable at $4.50 per share for a period of five years, for services rendered in connection with the 2009 Private Placement. These options are not exercisable until completion of an initial public offering for our company raising minimum gross proceeds in the amount of $5,000,000 and we become subject to the periodic and the other reporting obligations of the SEC.

We believe that all of the transactions above were made on terms no less favorable to us than could have been obtained from unaffiliated third-parties. We will not engage in any transactions with our officers, principal shareholders, or affiliates involving purchasing, lending, or selling indium to or from us, except pursuant to the terms of our Management Services Agreement.

Traxys Projects LP, 100% owned by Traxys S.a.r.l and its wholly owned subsidiary, Traxys North America LLC, and Traxys Commodity Fund LP each invested $500,000 in our 2009 Private Placement. This represents beneficial ownership in our Company by entities affiliated with Traxys North America LLC of 15.2% prior to this offering and 3.5%, if we successfully completes the proposed offering. We purchased an aggregate 7.2 tons of indium, approximately 78.1% of our current stockpile, from Traxys North America LLC utilizing proceeds from the 2009 Private Placement in which we expended approximately $4.6 million between December 2009 and March 2010 in 21 separate purchase orders. Traxys North America LLC is an established and reputable indium supplier. We did not and do not have any outstanding special agreements or arrangements with Traxys S.a.r.l or any of its subsidiaries including its wholly owned subsidiary, Traxys North America LLC. Neither Traxys S.a.r.l nor any of its affiliates has any capital interest in Traxys

Commodity Fund L.P. (the “Fund”) either as a general partner or as a limited partner; it does however have a portion of the carried interest in the Fund and is entitled to receive management fees from the Fund for providing management services. The Chairman and the CEO of Traxys North America LLC comprise two of the four members of the Board of the Fund’s general partner and, subject to the Board’s approval, are primarily responsible for the Fund’s investment decisions.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 2, 2010 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5.0% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

We have assumed no exercise of the outstanding warrants or options (other than, in the case of each individual or entity listed in the table below, warrants or stock options held by that individual or entity that will be exercisable for our Common Stock within 60 days of June 4, 2010.

The number of shares and the percentage of common stock beneficially owned before this offering is based on 155,000 shares of common stock outstanding on December 31, 2009, 1,318,600 shares of Class A common stock outstanding on January 11, 2010 and 6,359,960 shares of common stock outstanding after the completion of this offering.

The percentage of common stock beneficially owned after this offering is based on 6,359,960 shares of common stock to be outstanding after this offering, which includes (i) 1,279,960 shares of common stock that will be acquired upon conversion by the investors in the 2009 Private Placement; (ii) 80,000 shares of common stock held by the Manager; and (iii) 5.000.000 shares of common stock being offered for sale in this offering but assumes no exercise of warrants comprising such units offered for sale of the underwriters’ over-allotment option.

	Before the Offering(1)(2)(3)(16)		As Adjusted for the Offering(1)(2)(3)(7)(8)(14)(15)(16)
Name and Address of Beneficial Owners(4)	Number of Shares(4)(9)	Percentage of Common Stock	Number of Shares(4)	Percentage of Common Stock
	Common Stock
5% Stockholders
Specialty Metals Group Advisors LLC(6)	150,000	11.38%	80,000	1.26%
Raging Capital Management LLC(13)	240,000	18.20%	264,000	4.15%
Raging Capital Fund L.P.	132,000	10.01%	145,200	2.28%
Raging Capital Fund QP, L.P.	108,000	8.19%	118,800	1.87%
Alan K. Doctor(18)(19)	200,000	15.17%	220,000	3.46%
Mark Kristoff(19)(20)	200,000	15.17%	220,000	3.46%
Traxys Commodity Fund LP.	100,000	7.58%	110,000	1.73%
Traxys Projects L.P.	100,000	7.58%	110,000	1.73%
Ailon Z. Grushkin(16)(10)	115,000	8.72%	96,500	1.52%
Executive officers and Directors
P.J. (Patrick James) Richardson(8)	5,000	*%	5,500	*%
Fred Arena(9)	—	—	—	—
Mark Stephen Neuhof	—	—	—	—
William C. Martin(12)(13)(17)	245,000	18.58%	269,500	4.24%
Ailon Z. Grushkin(16)(10)	115,000	8.72%	96,500	1.52%
Alan Benjamin(16)	70,000	5.31%	47,000	*%
Richard A. Biele(6)(11)	65,000	4.93%	41,500	*%
Richard T. Morena(7)(8)	15,000	1.14%	16,000	*%
All Directors and Officers as a Group (8 persons)	515,000	39.06%	476,000	7.48%

*	represents less than 1.0%.

(1)	Assumes only the sale of 5,000,000 units in this offering, but not the exercise of (i) the 5,000,000 warrants comprising such units or (ii) the 750,000 units subject to the over-allotment option.
(2)	Assumes the offering is consummated and Specialty Metal Group Advisors LLC automatically converts 75,000 common shares into 150,000 stock options.
(3)	Does not include (i) the 155,000 stock options granted to Specialty Metals Group Advisors LLC for completion of the private placement offering (ii) the 150,000 stock options obtained by Specialty Metals Group Advisors LLC via the automatic conversion of the Note Payable and interest subject to completion of the offering (iii) the 150,000 stock options obtained by Specialty Metals Group Advisors LLC via the automatic conversion of 75,000 common shares subject to completion of the offering.
(4)	Unless otherwise indicated, the business address of each of the stockholders is 41 University Drive, Suite 400, Newtown, Pennsylvania 18940.
(5)	Unless otherwise indicated, all ownership is direct beneficial ownership.
(6)	Messrs. Benjamin, Grushkin, and Biele may be deemed to beneficially own the shares owned by SMG Indium Resources Ltd. by virtue of their respective ownership and control of Specialty Metals Group Advisors LLC.
(7)	Does not include the 50,000 options and 30,000 options to purchase common stock granted to Mr. Morena, our Chief Financial Officer, under the 2008 Stock Option Grant and the 2010 Stock Option Grant. The option grants will be exercisable at $7.50 per share and $4.50 per share, respectively, and are subject to completion of the offering.
(8)	Does not include (i) the 8,333 options to purchase common stock granted to three of our independent directors, Messrs. Richardson, Arena and Neuhof, in the 2008 Stock Option Grant. (ii) the 5,000 options to purchase common stock granted to each of our four independent directors, Messrs. Richardson, Arena, Neuhof and Martin in the 2010 Stock Option Grant. The option grants will be exercisable at $7.50 per share and $4.50 per share, respectively, and are exercisable subsequent to completion of the offering.
(9)	Includes Class A Common from the 2009 Private Placement which are convertible into shares of common stock.
(10)	Includes shares held by the AZG Tangible Assets Fund LLC and A.Z.G. Capital Corp. Profit Sharing Plan. Ailon Z. Grushkin is the Managing Member of the Managing Member of AZG Tangible Assets Fund LLC and retains 100% equity ownership in the Managing Member. Ailon Z. Grushkin is the sole beneficiary of A.Z.G. Capital Corp. Profit Sharing Plan.
(11)	Includes shares held by Richard A. Biele IRA.
(12)	Includes 11,000 shares held by William C. Martin SEP IRA, which Mr. Martin, as a director of the Company, has voting and investment control over such securities, 5000 shares held individually prior to this offering and 5,500 shares upon closing of this offering.
(13)	William C. Martin is the Managing Member of Raging Capital Management, LLC the General Partner of Raging Capital Fund QP, LP and Raging Capital Fund, LP. William C. Martin retains 100% equity ownership in Raging Capital Management, LLC.
(14)	Assumes the Class A common shares are converted into shares of common stock and increased by 10.0% as per the provisions in the 2009 private placement memorandum.
(15)	Does not include the class A common share adjustment factor as described in the 2009 private placement memorandum.
(16)	Does not include any warrants issued in the 2009 Private Placement or warrants to be issued to Private Placement investors subject to the increased issuance subject to the time provision and adjustment factor as described in the 2009 private placement memorandum.
(17)	Includes 132,000 shares held by Raging Capital Management, LP and 108,000 shares held by Raging Capital Management QP, LP prior to this offering. Includes 145,200 shares held by Raging Capital Management, LP and 118,800 shares held by Raging Capital Management QP, LP upon the closing of this offering. Raging Capital Management, LLC, an entity controlled by William C. Martin, is the General Partner of both Raging Capital Fund QP, LP and Raging Capital Fund, LP.
(18)	Mr. Doctor is one of the directors of the general partner of Traxys Commodity Fund LP and is also one of the directors of the general partner of Traxys Projects LP. Mr. Doctor disclaims beneficial ownership of the shares held by Traxys Commodity Fund LP and Traxys Projects LP.
(19)	Includes 100,000 shares held by Traxys Commodity Fund LP and 100,000 shares held by Traxys Projects LP prior to this offering.

(20)	Mr. Kristoff is one of the directors of the general partner of Traxys Commodity Fund LP and is also one of the directors of the general partner of Traxys Projects LP. Mr. Kristoff disclaims beneficial ownership of the shares held by Traxys Commodity Fund LP and Traxys Projects LP.

DESCRIPTION OF SECURITIES

General

Upon the closing of this offering, our authorized capital stock will consist of 30,000,000 shares of common stock, par value $0.001, and 1,000,000 authorized shares of preferred stock, par value $0.001.

On the date of this prospectus, we had 155,000 shares of common stock issued and outstanding held by two stockholders, 1,163,600 shares of Class A common stock issued and outstanding held by 61 stockholders, and no shares of preferred stock issued and outstanding. On the date of this prospectus, there were 279,999 outstanding options to purchase shares of common stock and warrants to purchase 1,201,400 shares of common stock.

Upon closing of this offering: (i) the Class A common stock will convert into 1,279,960 shares of common stock, (ii) 155,000 shares of common stock outstanding and held by our Manager and Chief Financial Officer prior to this offering will be reduced to 80,000 shares of common stock outstanding due to the automatic conversion upon consummation of this offering of 75,000 shares of common stock into 150,000 common stock options as per the agreement dated February 8, 2010, and (iii) we will issue an additional 116,360 warrants to the 2009 Private Placement investors. Assuming such conversions and issuances, as of the date of this prospectus, we will have 6,359,960 shares of common stock outstanding held by 62 stockholders. Upon closing of this offering, there will be outstanding options to purchase 579,999 shares of common stock and warrants to purchase 1,317,760 shares of common stock

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants, without any securityholder having to take any action, may begin to trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until the earlier of the expiration or exercise in full of the underwriter’s over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock and Class A common stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock and Class A common stock, if any.

Class A Common Stock

Holders of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of Class A common stock are fully paid and non-assessable. The Class A common stock shall automatically convert into 1,279,960 shares of common stock upon completion of this offering. There are no redemption or sinking fund provisions applicable to the Class A common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of Class A common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The preferred stock has priority over the common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation. Our board of directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Options

As of the date hereof, we have issued options to purchase an aggregate of 155,000 shares of our common stock at an exercise price of $4.50 per share to our Manager in connection with the 2009 Private Placement. Further, upon the successful completion of this offering, the promissory notes payable to the Manager in the principal amount of $265,000 plus accrued but unpaid interest, will automatically convert into 150,000 options to purchase shares of our common stock at an exercise price of $4.50 per share. Further, upon the successful completion of this offering, 75,000 common shares held by the Manager will automatically convert into 150,000 options to purchase shares of our common stock at an exercise price of $4.50 per share.

As of the date hereof, we have issued options to purchase an aggregate of 579,999 shares of our common stock at prices ranging from $4.50 to $7.50 per share pursuant to our 2008 Long-Term Incentive Compensation Plan. Of the total outstanding options, 579,999 of those options were issued to our current directors and officers.

Existing Warrants

In connection with our 2009 Private Placement, we issued to investors in the 2009 Private Placement warrants to purchase 1,163,600 shares of common stock. These warrants are exercisable for five years to purchase one share of our common stock at an exercise price of $5.75 per share. The investors in the 2009 Private Placement will enter into lock-up agreements with respect to their warrants for a period of six months commencing on the closing of this offering In connection with its services as placement agent for the 2009 Private Placement, Andrew Garrett Inc. and Sunrise Securities received warrants to purchase 16,500 and 21,300 shares of common stock, respectively. These warrants may be exercised at $5.75 per share for five years after issuance. Additional warrants to purchase 116,360 shares of common stock at an exercise price of $5.75 per share shall be issued to the 2009 Private Placement investors upon completion of this offering.

The exercise price and number of shares of common stock issuable upon exercise of the foregoing warrants may be adjusted in certain circumstances, including in the event of any stock split or dividend. These warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Company with the exercise form included with the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock, including any voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares of common stock will be issued upon exercise of these warrants. If, upon exercise of the Existing Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round the number of shares issuable to the nearest whole share.

Public Warrants

Each warrant included in the units entitles the registered holder to purchase one share of our common stock at a price of $5.75 per share, subject to adjustment as discussed below, immediately upon the effectiveness of the registration statement. The warrants will expire at 5:00 p.m., New York City time, on [  ], 2011 [five years from the date of this prospectus] or earlier upon redemption.

The warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will the representatives of the underwriters allow separate trading of the common stock and warrants until the underwriters’ over-allotment option has either expired or been exercised.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option) at any time after [  ], 2010 [six months from the date of this prospectus]:

•	in whole and not in part;
•	at a price of $.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, the last sale price of the common stock equals or exceeds $8.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the transfer agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may become worthless. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to issue to the representatives of the underwriters an option to purchase up to a total of 250,000 units at $5.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except as described in more detail, including the registration rights afforded to the holders of such option, in the section appearing elsewhere in this prospectus entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. Further our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Delaware Law and Certain Charter and Bylaw Provisions

The provisions of (1) Delaware law, (2) our certificate of incorporation, as amended, and (3) our bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision.  We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporations Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15.0% or more of the corporation’s voting stock.

Classified Board of Directors.  Our certificate of incorporation, as amended, provides that our board of directors will be divided into two classes as nearly equal in number as possible. Each year the stockholders will elect the members of one of the two classes to a two-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. Our board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. Our board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of our board of directors may only be removed for cause. These provisions are likely to increase the time required for stockholders to change the composition of our board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of our board of directors.

Advance Notice Provisions for Stockholder Proposals.  For an annual or special meeting, a stockholder’s notice generally must be delivered not less than 10 days nor more than 60 days prior to the meeting.

Special Meetings of Stockholders.  Special meetings of the stockholders may be called by our board of directors pursuant to a resolution adopted by a majority of the total number of directors, or by such persons or persons as may be authorized by the certificate of incorporation, as amended, or the by-laws.

Super-Majority Stockholder Vote required for Certain Actions.  The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation and bylaws, unless the corporation’s certificate of incorporation, as amended, and bylaws, as the case may be, requires a greater percentage.

Transfer Agent and Registrar

We intend to retain Continental Stock Transfer and Trust Company as our transfer agent and registrar for the units, common stock and warrants in connection with our public offering.

Listing

We intend to apply to list our common stock on the NASDAQ Capital Market under the symbols “”, “.U” and “.WS”

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 6,359,960 shares of common stock outstanding, or 7,109,960 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 5,000,000 shares sold in this offering, or 5,750,000 shares of common stock if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. Upon consummation of this offering, 1,163,600 shares of Class A common stock will convert into 1,279,960 shares of common stock, as per the terms of the 2009 Private Placement. All of the remaining 80,000 shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. In addition, we will have an additional 7,147,759 shares reserved for issuance pursuant to the exercise of issued and outstanding options and warrants. None of those shares of common stock will be eligible for sale under Rule 144 until the following conditions are met:

•	we cease to be a shell company;
•	we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	we have filed all reports and materials required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; and

at least one year has elapsed from the time we filed current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Rule 144

A person who has beneficially owned restricted shares or our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three month period only a number of securities that does not exceed the greater of either of the following:

•	1.0% of the total number of shares of our common stock then outstanding, which will equal 635,996 shares of our common stock immediately after this offering or 710,996 shares of our common stock if the underwriters’ over-allotment is exercised in full; or
•	the average weekly trading volume of the shares of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

Lock-up Agreements

Our current officers, directors and principal shareholders have agreed, with limited exceptions, to a 12 month “lock-up” period with respect to all of their shares. After the 12 month period from the date of this prospectus, these shares may be sold in the public market, subject to compliance with Rule 144. At any time without notice, the representatives of the underwriters may, in their sole discretion, release all or some of the securities subject to these lock-up agreements. The representatives’ decision to waive the lock-up restrictions may be based on market conditions, then-current stock price, the number of shares requested to be waived from the lock-up restrictions, the potential price impact of the release and other factors the selection of which are based on their sole discretion.

All investors in the 2009 Private Placement entered into lock-up agreements regarding warrants issued to such investors in the 2009 Private Placement. Such lock-up agreements will expire six months after the closing of this offering.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of Units
Sunrise Securities Corp.
Rodman & Renshaw, LLC
Total	5,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the 5,000,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 5,000,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $ per unit under the public offering price of $5.00 per unit. The underwriters may allow, and these dealers may re-allow, a concession of not more than $ per unit to other dealers. After the initial public offering, the representatives of the underwriters may change the offering price and other selling terms.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to 750,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

Commission and Expenses

The underwriting discounts and commissions are 5.0% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

Fees(1)

	Fee per Unit(1)	Without Exercise of Over Allotment Option	With Exercise of Over Allotment Option
Public offering price	$5.00	$25,000,000	$28,750,000
Discount	$0.25	$1,250,000	$1,437,500
Proceeds before expenses(2)	$4.75	$23,750,000	$27,312,500

(1)	The fees do not include the non-accountable expense allowance in the amount of 1.0% of the gross proceeds, or $0.05 per unit ($250,000 in total, of which $50,000 has been advanced to the representatives as of the date of this prospectus. The non-accountable expense allowance is not payable with respect to the shares of common stock sold upon exercise of the underwriters’ over-allotment option) payable to the representatives of the underwriters.
(2)	The offering expenses are estimated at $480,000, and will be paid in part from the proceeds of the 2009 Private Placement. On January 8, 2008, the Company entered into a revolving line of credit with the Manager in the aggregate amount of $300,000, at a rate of six (6.0%) percent interest per annum, pursuant to which $265,000 (including interest) has been drawn under such revolving line of credit to date.

Purchase Option

We have agreed to issue to the representatives of the underwriters, at the closing of this offering, an option to purchase up to a total of 250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that (i) the units are exercisable at a price equal to 110% of the exercise price of the units being sold as part of this offering, (ii) subject to certain limited exceptions described below, the units will not be transferable or salable for a period of one year after the date hereof, (iii) the warrants included in the units will be exercisable on a cashless basis, (iv) the warrants included in the units will not be redeemable by us, and (v) the warrants included in the units may be exercised for unregistered shares so long as a registration statement relating to the common stock issuable upon exercise of the warrants is not effective and current. This option is exercisable at $5.50 per unit, commencing one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 250,000 units, the 250,000 shares of common stock and the 250,000 warrants underlying such units, and the 250,000 shares of common stock underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. The representatives of the underwriters will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of this prospectus. Additionally, the option may not be sold transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders two demand and unlimited “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of common stock at a price below the option exercise price.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale.

Directed Unit Program

At our request, the underwriters have reserved up to 500,000 units for sale at the initial public offering price through a directed unit program to persons who are directors, officers or employees, or who are otherwise associated with our corporate stockholder. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program, if any. To the extent the directed units are not purchased pursuant to the directed unit program, the units will be offered by the underwriters to the public on the same basis as all other units. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed units.

Lock-up Agreements

Our current officers, directors and principal shareholders have agreed, with limited exceptions, to a 12 month “lock-up” period with respect to all of their shares. After the 12 month period from the date of this prospectus, these shares may be sold in the public market, subject to compliance with Rule 144. At any time without notice, the representative of the underwriters may, in their sole discretion, release all or some of the securities subject to these lock-up agreements. The representatives, decision to waiver the lock-up restrictions may be based on market conditions, then-current stock price, the number of shares requested to be waived from the lock-up restrictions, the potential price impact of the release and other factors the selection of which are based on its sole discretion. The underwriter has no present intention to release such lock-ups early.

Notwithstanding the foregoing, if (a) during the last 17 days of the lock-up period we release earnings results or material news or a material event relating to us occurs, or (b) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period following the last day of the lock-up period, the above restrictions shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or material event.

Pricing of this Offering

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition and disposition of specialty metals;
•	prior offerings of those companies;
•	our prospects for acquiring and storing indium at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in specialty metals;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe. PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Price Stabilization and Short Positions

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The “Restricted Period” under Regulation M for this offering will have ended when (i) all of the Units have been sold, (ii) there are no more selling efforts, (iii) there is no more stabilization, and (iv) the over-allotment option has been exercised or has expired. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the NASDAQ Capital Market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have also agreed that upon successful completion of the offering in excess of $25 million, and for a period of 24 months from the offering, that it would grant the representatives of the underwriters the right of first participation to act as lead underwriters or minimally as a co-managers with at least 30.0% of the economics; or in the case of a three-handed deal 20.0% of the economics, for any and all future public and private equity and debt offerings during such 24 month period by us, or any successor to or any subsidiary of ours.

In addition, we have agreed to reimburse the underwriters $20,000 for the costs of the investigative search firm that conducted an investigation of our officers and directors and up to $10,000 for the underwriters’ road show expenses.

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

We have also agreed that if 12 months or later following the successful completion of the offering, the representatives conduct a solicitation for the exercise of outstanding warrants, we will pay to the representatives a warrant solicitation fee equal to 5.0% of the total proceeds received from the exercise of any and all warrants as a result of such solicitation by the representatives, provided that the representatives are designated as the soliciting broker on the exercise form of the warrant certificate evidencing the warrants so exercised.

2009 Private Placement

In connection with its services as placement agent for the 2009 Private Placement, Sunrise Securities Corp. received $89,970 in cash compensation and designees of Sunrise Securities Corp. received warrants to purchase an aggregate of 21,300 shares of common stock at an exercise price of $5.75 per share. The holders of such warrants may not sell, transfer, assign, pledge or hypothecate the warrants for a period of 180 days from the effective date of the registration statement, except to any successor, officer, manager or member of Sunrise Securities Corp. or to any underwriter participating in the offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Foreign Regulatory Restrictions on Purchase of Shares

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

United Kingdom.  No offer of shares of common stock has been made or will be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA. Each underwriter: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to us; and (ii) has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area.  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which we refer to as the Relevant Implementation Date, no offer of common stock has been made and or will be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of common stock may be made to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

Italy.  This offering of the units has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the shares be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units of or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany.  The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third-party’s account.

France.  The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorit des Marchs Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Montaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the units offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas t ou ne sera pas soumis au visa de l’Autorit des Marchs Financiers et ne peut être diffus ou distribu au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformment aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Montaire et Financier et du dcret no. 98-880 du 1 octobre 1998, sous rserve qu’ils soient des investisseurs qualifis au sens du dcret susvis. Chaque investisseur doit dclarer par crit qu’il est un investisseur qualifi au sens du dcret susvis. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectue que conformment à la rglementation susmentionne.”

Switzerland.  This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom.  In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any shares offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than €500,000 (if more than 20 members) or otherwise €5 million) or an unincorporated association or partnership (with net assets of not less than €5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Norway.  This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997 as amended. This prospectus has not been approved or disapproved by, or registered with, neither the Oslo Stock Exchange nor the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to other Norwegian potential investors than the addressees without the prior consent of the underwriters.

Denmark.  This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005 as amended from time to time or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by or filed with the Danish Financial Supervisory Authority or any other public authorities in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

Sweden.  Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Israel.  The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Ellenoff Grossman & Schole, LLP, New York, New York. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, is acting as counsel for the underwriters in this offering. Ellenoff Grossman & Schole, LLP has previously represented SMG Indium Resources Ltd. and expects to do so again in the future.

EXPERTS

The financial statements included in this Prospectus and in the Registration Statement have been audited by Marcum LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the office of the SEC at the Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the Public Reference Section of the SEC at such address. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC’s public reference room, and the web site of the SEC referred to above.

SMG INDIUM RESOURCES LTD.

INDEX TO FINANCIAL STATEMENTS

Page Number
AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet (December 31, 2009 and 2008)	F-3
Statement of Operations (For the Year ended December 31, 2009 and for Period January 7, 2008 (Inception) to December 31, 2008 and for the Period January 7, 2008 (Inception) to December 31, 2009)	F-4
Statement of Changes in Stockholders’ Equity (Deficiency) (For the Period from January 7, 2008 (Inception) to December 31, 2009)	F-5
Statement of Cash Flows (For the Year ended December 31, 2009 and for Period January 7, 2008 (Inception) to December 31, 2008 and for the Period January 7, 2008 (Inception) to December 31, 2009)	F-6
Notes to Financial Statements	F-7
UNAUDITED FINANCIAL STATEMENTS
Condensed Balance Sheet (Unaudited) (March 31, 2010 and December 31, 2009)	F-22
Condensed Statements of Operations (Unaudited) (For the Three Months Ended March 31, 2010 and 2009 and for the Period from January 7, 2008 (Inception) to March 31, 2010)	F-23
Condensed Statement of Changes in Stockholders’ Equity (Deficiency)(Unaudited) (For the Period from January 7, 2008 (Inception) to March 31, 2010)	F-24
Condensed Statement of Cash Flows (Unaudited) (For the three Months Ended March 31, 2010 and 2009 and for the Period January 7, 2008 (Inception) to March 31, 2010))	F-25
Notes to Condensed Financial Statements (Unaudited)	F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
SMG Indium Resources Ltd.

We have audited the accompanying balance sheets of SMG Indium Resources Ltd. (a developmental stage company) (the “Company”) as of December 31, 2009 and 2008 and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the year ended December 31, 2009 and for the period January 7, 2008 (inception) to December 31, 2008 and for the period January 7, 2008 (inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SMG Indium Resources Ltd. (a development stage company) as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009 and for the period January 7, 2008 (inception) to December 31, 2008 and for the period January 7, 2008 (inception) to December 31, 2009 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue. Further, the Company just completed a Private Placement Offering which allows the Company one year to complete an initial public offering (IPO). If the IPO is not completed within the year, Class A shareholders must vote to extend the IPO completion period. Should that not occur, the Company would be forced into liquidation and hence the Company’s business plan is directly dependent upon the completion of an IPO. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Notes 1 and 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ Marcum LLP
New York, New York
April 7, 2010

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31,
	2009	2008
ASSETS
Current Assets – Cash	$3,605,228	$61,371
Prepaid Expense	3,077	—
Total Current Assets	3,608,305	61,371
Inventory – Indium	1,171,053	—
Deferred Offering Costs	—	211,378
Total Long Term Assets	1,171,053	211,378
Total Assets	$4,779,358	$272,749
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Accrued Expenses	$8,356	$1,106
Total Current Liabilities	8,356	1,106
Note Payable to Manager – Related Party	265,000	265,000
Accrued Interest Payable – Manager – Related Party	29,658	13,538
Total Liabilities	303,014	279,644
Commitments and Contingencies	—	—
Stockholders’ Equity (Deficiency):
Preferred stock – $.001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—	—
Class A Common Stock – $.001par value; authorized – 2,000,000 and 0 shares at December 31, 2009 and 2008, respectively; issued and outstanding – 1,003,600 and 0 shares at December 31, 2009 and 2008, respectively	1,004	—
Common stock – $.001 par value; authorized 5,000,000 and 50,000,000 shares at December 31, 2009 and 2008, respectively; issued and outstanding – 155,000 and 150,000 shares at December 31, 2009 and 2008, respectively	155	150
Additional Paid-in Capital	4,829,341	9,850
Deficit accumulated during the development stage	(354,156)	(16,895)
Total Stockholders’ Equity (Deficiency)	4,476,344	(6,895)
Total Liabilities and Stockholders’ Equity (Deficiency)	$4,779,358	$272,749

The accompanying notes are an integral part of these financial statements.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2009	For the Period January 7, 2008 (Inception) to December 31, 2008	For the Period January 7, 2008 (Inception) to December 31, 2009
Costs and Expenses:
Formation and operating costs	$89,652	$3,357	$93,009
Interest expense – Manager	16,120	$13,538	$29,658
Deferred offering costs	231,489	$—	$231,489
Total Costs and Expenses	337,261	16,895	354,156
Net Loss	(337,261)	$(16,895)	$(354,156)
Net Loss per common share – Basic and Diluted	$(2.21)	$(0.11)
Weighted average number of common shares outstanding – Basic and Diluted	152,917	150,000

The accompanying notes are an integral part of these financial statements.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)*
For the Period from January 7, 2008 (Inception) to December 31, 2009

	Class A Common Stock		Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders Equity (Deficiency)
	Shares	Value	Shares	Value
Issuance of Founders Shares at $.067 per share on January 7, 2008	—	$—	150,000	$150	$9,850	$—	$10,000
Net Loss						(16,895)	(16,895)
Balances at December 31, 2008	—	—	150,000	150	9,850	(16,895)	(6,895)
Shares Issued to CFO on June 5, 2009 Valued at $4.50 per share	—	—	5,000	5	22,495	—	22,500
Issuance of Class A common stock and warrants at $5.00 per share for cash, net of offering costs	1,003,600	1,004	—	—	4,796,996	—	4,798,000
Net Loss						(337,261)	(337,261)
Balances at December 31, 2009	1,003,600	$1,004	155,000	$155	$4,829,341	$(354,156)	$4,476,344

*	On December 6, 2008, the Company effected a six for one forward split of its issued and outstanding common stock. On June 5, 2009, the Company effected a one for 3.6 reverse split of its issued and outstanding common stock. The accompanying financial statements, notes, and other references to share and per share data have been retroactively restated to reflect the forward stock split and reverse stock split for all periods presented.

The accompanying notes are an integral part of these financial statements.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2009	For the Period January 7, 2008 (Inception) to December 31, 2008	For the Period January 7, 2008 (Inception) to December 31, 2009
Cash flow from operating activities:
Net loss	$(337,261)	$(16,895)	$(354,156)
Adjustments to reconcile net loss to net cash used in operating activities:
Write-off of deferred offering costs	231,489	—	231,489
Stock based compensation	22,500
Changes in Operating Assets and Liabilities:
Prepaid expenses	(3,077)	—	(3,077)
Inventory – Indium	(1,171,053)	—	(1,171,053)
Accrued expenses	7,250	1,106	8,356
Accrued interest to Manager – Related Party	16,120	13,538	29,658
Net cash used in operating activities	(1,234,032)	(2,251)	(1,236,283)
Cash flow from financing activities:
Proceeds from note payable to Manager – Related Party	—	265,000	265,000
Proceeds from sale of Class A common stock	4,798,000	—	4,798,000
Deferred offering costs	(20,111)	(211,378)	(231,489)
Proceeds from issuance of common stock to founding stockholders	—	10,000	10,000
Net cash provided by financing activities	4,777,889	63,622	4,841,511
Net increase in cash	3,543,857	61,371	3,605,228
Cash, at beginning of period	61,371	—	—
Cash, at end of period	$3,605,228	$61,371	$3,605,228

The accompanying notes are an integral part of these financial statements.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Proposed Business Operations, Going Concern and Management Plans

Organization and Proposed Business Operations

SMG Indium Resources Ltd. (formerly Specialty Metals Group Indium Corp.) (a development stage enterprise) (the “Company”) is a corporation established pursuant to the laws of Delaware on January 7, 2008. On April 2, 2008, the Company changed its name from Specialty Metals Group Indium Corp. to SMG Indium Resources Ltd. The Company’s sole business purpose is to purchase and stockpile indium, a specialty metal that is being increasingly used as a raw material in a wide variety of consumer electronics manufacturing applications. To assist in the purchase of indium, the Company entered into a Management Services Agreement (the “MSA”) on November 25, 2009 with Specialty Metals Group Advisors, LLC (the “Manager”) to engage the Manager to purchase indium on its behalf. The primary responsibilities of the Manager will be: (i) purchasing and selling indium; (ii) submitting written reports detailing the delivery and payment particulars regarding each purchase and sale of indium to the Company’s Board of Directors; (iii) arranging for the storage of indium; (iv) preparing a monthly report on the Net Market Value (“NMV”) of the Company’s stockpile; (v) preparing any regulatory filings or special reports to the Company’s stockholders and Board of Directors; and (vi) managing the general business affairs of the Company. The MSA will have an initial term of five years with options to renew upon mutual agreement between the parties. The Company will pay the Manager a fee of 2% per annum of the monthly NMV. This fee will only accrue upon the completion of an IPO by the Company. The NMV is an internally created formula used by the Company strictly to compute the management fee and the number of IPO units which the Class A stockholders would receive upon the completion of the offering. The NMV is determined by multiplying the number of kilograms of indium held by the Company by the last spot price for indium published by the Metal Bulletin posted on Bloomberg L.P. for the month, plus cash and other Company assets, less any liabilities multiplied by the monthly fee of 1/6 of 1% (or 2% per annum). The Company will report to its stockholders the Company’s NMV on a monthly basis. There may not be a correlation between the Company’s NMV, the price of indium and the price of the Company’s common stock. The Company’s business strategy is to achieve long-term appreciation in the value of its indium stockpile, and not to actively speculate with regard to short-term fluctuations in indium prices. The Company’s indium will be insured and physically stored in facilities located in the United States, Canada, Rotterdam and/or the United Kingdom. While it is not the Company’s current intention to do so in the short term, at its discretion and based on market conditions, the Company may subsequently lend or sell some or all of its indium stockpile to cover annual operating expenses. The Company’s common shares will represent an indirect interest in the physical indium it will own.

Indium is an essential raw material for a number of consumer electronics applications. The primary commercial application of indium is in coatings for the flat panel display industry and in the liquid crystal display industry on electronic devices like television sets, computers, cell phones and digital cameras. Indium is increasingly being used as a crucial raw material in the solar energy industry. Its main use in solar energy applications is for high-efficiency photovoltaic cells in the form of thin-film photovoltaic. Other uses of Indium are in electrical components, alloys and solders.

Private Placement Offering

In furtherance of the strategy of the Company, in 2009 the Board of Directors approved a plan to seek private equity funding through a Private Placement (the “Placement”) offered to individuals or entities (the “Investors”) who qualified as “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended at a price per unit of $5.00. The Company engaged Rodman & Renshaw, LLC and Sunrise Securities Corp. (the “Placement Agents”) to act as its exclusive placement agents for the units on a “best efforts” basis. The Placement Agents utilized the services of other FINRA members to sell Securities in the Placement. The minimum investment of any accredited investor was $100,000 or 20,000 Class A common shares and 20,000 Warrants to purchase 20,000 shares of common stock at an exercise price of $5.75 per share, which is only exercisable upon the consummation of an IPO, unless

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Proposed Business Operations, Going Concern and Management Plans  – (continued)

waived by the Company and Placement Agents in their sole discretion. A minimum of $2,500,000, consisting of 500,000 Class A common and 500,000 Warrants, had to be sold in the Offering (“Minimum Amount”) on a “best efforts all or none” basis and additional Units up to total gross proceeds of $10,000,000 ( a total of 2,000,000 Class A Common and 2,000,000 Warrants) were to be sold in the Offering (“Maximum Amount”) on a “best efforts” basis.

In connection with the Placement, on November 25, 2009, the Company amended its Certificate of Incorporation to amend the number of shares of capital stock it is authorized to issue. The total number of shares of capital stock which the Corporation shall have authority to issue is 8,000,000 shares, of which 2,000,000 shares shall be Class A common stock, par value $.001 per share (the “Class A Common Stock”), and 5,000,000 shares shall be common stock, par value $.001 per share (the “Common Stock”), and 1,000,000 shares shall be preferred stock, par value $.001 per share (the “Preferred Stock”). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote. The Company authorized the sale of up to 2,000,000 Units, each Unit consisting of one share of Class A Common Stock and one five-year Warrant. Each Warrant is convertible into one share of Common Stock at an exercise price of $5.75 per share. The Warrants issued in the Placement are not, and will not become, exercisable until the Company completes an IPO. The Units offered in the Placement are subject to an automatic conversion upon the closing of an IPO. Upon the closing of an IPO, the Units sold in the Placement will automatically convert into securities sold in the IPO with adjustment terms. If the IPO is completed by November 25, 2010, the number of IPO units issued to the Placement investor shall be increased by ten percent (10%) of the number of units the Placement investor purchased in the Placement. If the IPO is completed after November 25, 2010 but prior to November 25, 2011, the number of IPO units issued to the Placement investors shall be increased by twenty percent (20%) of the number of units the Placement investor purchased in the Placement. This assumes that prior to November 25, 2010, the Class A common stockholders will vote to authorize an amendment to the Company’s Certificate of Incorporation by the affirmative vote of a majority of the Class A common stock outstanding in favor of an amendment to extend the duration and existence of the Company for twelve additional months. Furthermore, the number of IPO units the Placement investor receives shall also be adjusted for increases or decreases based upon the increases or decreases in the net market value (“NMV”) of the Company from the time of the Placement’s closing to immediately preceding the IPO. On November 25, 2009 and December 11, 2009 the Company completed the first two closings of the Placement and accordingly raised a total of $5,018,000. From this total, expenses consisting of legal fees and Placement Agents’ expenses and commissions totaled $220,000. The net proceeds of $4,798,000 from the Placement are required to be utilized as follows: (i) at least 90% of the net proceeds from the Placement will be used to begin stockpiling indium; and (ii) 10% will be used for general working capital purposes. As a result of the Placement, the Company issued 1,003,600 shares of Class A Common Stock and 1,003,600 Warrants. The Company issued additional Warrants to purchase 37,800 shares of common stock at an exercise price of $5.75 per share as part of a finder fee to the Placement Agents. As noted above, these Warrants only become exercisable upon completion of the IPO by the Company.

On November 25, 2009 the Company amended its Certificate of Incorporation to provide for the termination of the Corporation’s existence on November 25, 2010 (the “Corporation Termination Date”). Following the closing of the Placement, if the Company has not completed an Initial Public Offering of securities within 12 months of the Placement’s closing (November 25, 2010), then the Company’s existence shall terminate unless extended by the majority vote of the Class A Common stockholders for another 12-month period. If the Company has not completed an IPO by November 25, 2011, then the Company’s existence shall be automatically terminated as indicated in the corporate charter. In the event the Company terminates its existence, it will liquidate and return all remaining proceeds from such liquidation to the Placement investors. Class A Common Stock received in the Placement shall have liquidation rights senior in

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Proposed Business Operations, Going Concern and Management Plans  – (continued)

priority to the Common Stock shares. However, in the event the Company liquidates and the NMV has increased on the liquidation date following the return of Placement investor’s funds, the Manager will receive (i) repayment of a loan, in the amount up to $265,000 from the assets available for distribution prior to the Placement investors liquidation distribution (other than return of the Placement investor’s funds) and (ii) twenty percent (20%) of the assets available for distribution from such liquidation and the investors shall receive eighty (80%) percent of the assets available for distribution from such liquidation. In the event the Company successfully completes an IPO, the Class A Common stockholders have authorized Ailon Z. Grushkin, President and Director of the Company, to amend the Certificate of Incorporation to provide for “perpetual existence.”

Going Concern and Management Plans

The Company’s ability to commence operations and realize its business plan is dependent upon its ability to complete the proposed public offering. There is no assurance that the Company will complete the proposed initial public offering or that the completion of the proposed initial public offering will lead to the successful execution of the Company’s business plan. Further, as noted above, should the Company be unable to complete the IPO by November 25, 2010, unless the IPO date is extended by the affirmative vote of a majority of the Placement Class A Common stockholders, the Company’s existence shall be terminated and its affairs shall be wound up and the Company shall liquidate. Furthermore, if the majority of the holders of the Class A Common stock vote to grant the Company a twelve-month extension to pursue the IPO and the Company fails to complete the IPO by November 25, 2011, the Company’s existence shall be terminated and its affairs shall be wound up and the Company shall liquidate. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The Company has already completed the first phase of its plan which was to raise funds in the private equity markets through the Placement. The next phase of the plan is to effectuate the IPO. On February 24, 2010, the Company engaged the Placement Agents to act as its exclusive placement agents on a firm commitment basis in connection with a proposed IPO raising $25,000,000 through the issuance of 5,000,000 IPO Units, not including the 15% overallotment. Each IPO Unit shall have an offering price of $5.00 per Unit and will consist of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $5.75. Each warrant will become exercisable upon the effectiveness of the registration statement, and will expire five years from the effective date of the registration statement, or earlier upon redemption. Following the IPO the Company’s strategy is to achieve long-term appreciation in the value of its indium stockpile, and not to actively speculate with regard to short-term fluctuations in indium prices. The Company plans to achieve long-term appreciation in the value of its indium stockpile primarily through price appreciation of the physical metal. While it is not the Company’s current intention to do so in the short term, at its discretion and based on market conditions, the Company may subsequently lend or sell some or all of its indium stockpile to cover operating expenses. Although the price of indium has declined substantially since 2005, it is the Company’s belief that the long-term industry prospects for indium are attractive and over time the price of the metal will appreciate. The Company’s indium is and will be physically stored in third-party facilities. The Company’s Manager will use its best effort to fully insure the stockpile. There will be no custodial services provided by the third party storage facilities that the Company contracts with.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies

Development Stage Entities

The Company’s principal activities since formation have centered on raising capital, acquiring indium, and beginning to look toward the longer term plan of pursuing an IPO. Accordingly, the Company remains a development stage company as of December 31, 2009 as defined by the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) or FASB ASC 910-10. To date the Company is still in the raising capital stage and is substantially devoting all of its efforts to establishing itself as a new business and has no revenue to date. The Company has not commenced its principal operations.

Revenue Recognition

The Company envisions that its stockpile of indium may be used from time to time for “direct sale” and or “lending” transactions if it needs additional capital to cover operating expenses. Under a “direct sale” transaction the Company would record a gain (loss) equal to the difference between the proceeds received from the sale of indium and the indium carrying value. The Company may also elect to enter into a lending transaction. In indium lending transactions, the Company would exchange a specified tonnage and purity of indium for cash. Title and the risks and rewards of such indium ownership would pass to the purchaser/counterparty in the lending transaction. The Company would simultaneously enter into an agreement with such counterparty in which the Company would unconditionally commit to purchase and the counterparty would unconditionally commit to sell a specified tonnage and purity of indium that would be delivered to the Company at a fixed price and at a fixed future date in exchange for cash (the Unconditional Sale and Purchase Agreement or “USPA”). The USPA would also contain terms providing the counterparty with substantial disincentives (“penalty fees”) for non-performance of the return of indium to the Company as a means to assure the Company’s future supply of indium. While the Company believes that this risk would be mitigated by the penalty fee features of the USPA, it is nonetheless a risk associated with a transaction of this type. The Company anticipates recognizing revenues on purchases and sales of indium under these arrangements in accordance FASB ASC 845-25 “Non-Monetary Transactions” and “Accounting for Purchases and Sales of Inventory with the Same Counterparty.” Accordingly, the Company will disclose unconditional purchase obligations under these arrangements (“Disclosure of Long Term Obligations”) and, if applicable, accrue net losses on such unconditional purchase obligations in accordance with FASB ASC 440-10-50.

Income Taxes

The Company follows FASB ASC 740 as it relates to “Accounting for Income Taxes”. Under FASB ASC 740, the Company establishes financial accounting assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Any significant difference between amounts recognized for book purposes versus tax purposes would be accounted for and disclosed accordingly. During the period represented by the financial statements, there were no such transactions. The codification clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. The impact of an uncertain income tax position(s) on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, the ASC provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. During the period under review, there were no such amounts that were recorded or in need of disclosure. Further, no tax benefit was recorded by the Company at December 31, 2009 and December 31, 2008 stemming from the accumulated losses during the development stage since the longevity of the Company is not yet known due to the liquidation vote of the private equity investors (discussed below) should the IPO not be completed within the prescribed one-year period. Consequently, the tax benefit is not reasonably assured and therefore not recorded.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Start-Up Costs

The Company follows the guidance of FASB ASC 720-15 as it relates to the “Reporting on the Costs of Start-Up Activities”. This codification provides guidance on the financial reporting of start-up costs and organizational costs. It requires the costs of start-up activities and organizational costs to be expensed as incurred.

Inventory of the Metal Indium

In accordance with FASB ASC 330-10, the Company’s inventory or “stockpile” of the metal indium will be recorded at cost including all associated costs of delivering the indium to the bonded storage warehouse on the date we take delivery of the physical metal. The stockpile of the physical metal indium will be carried at the lower of cost or market with cost being determined on a specific identification method and market being determined as the net realizable value based on a variety of factors which could include among other things, spot prices obtained from Metal Bulletin on Bloomberg L.P., a real-time financial information services data platform, current levels of supply and demand and general economic conditions. Further, the Company will periodically review the indium stockpile to determine if a loss should be recognized where the utility of indium has been impaired on an other-than-temporary basis. Where such impairment is viewed as something other than temporary, the Company will charge against earnings the value by which the fair market value is less than the cost. Realized gains (losses) from other transactions will be determined for income tax and for financial reporting purposes on a specific identification method when incurred.

Accounting for Direct Sales and Lending Transactions

The Company envisions that its stockpile of indium may be used from time to time for “direct sale and or “lending” transactions to help satisfy operating expenses. Under a “direct sale” transaction the Company would record a gain (loss) equal to the difference between the proceeds received from the sale of indium and the indium carrying value. The Company may also elect to enter into a lending transaction. In indium lending transactions, the Company would exchange a specified tonnage and purity of indium for cash. Title and the risks and rewards of such indium ownership would pass to the purchaser/counterparty in the lending transaction. The Company would simultaneously enter into an agreement with such counterparty in which the Company would unconditionally commit to purchase and the counterparty would unconditionally commit to sell a specified tonnage and purity of indium that would be delivered to the Company at a fixed price and at a fixed future date in exchange for cash (the USPA). The USPA would also contain terms providing the counterparty with substantial disincentives (“penalty fees”) for non-performance of the return of indium to the Company as a means to assure the Company’s future supply of indium. While the Company believes that this risk would be mitigated by the penalty fee features of the USPA, it is nonetheless a risk associated with a transaction of this type. The Company anticipates recognizing revenues on purchases and sales of indium under these arrangements in accordance FASB ASC 845-25 “Non-Monetary Transactions” and “Accounting for Purchases and Sales of Inventory with the Same Counterparty.” Accordingly, the Company will disclose unconditional purchase obligations under these arrangements (“Disclosure of Long Term Obligations”) and, if applicable, accrue net losses on such unconditional purchase obligations in accordance with FASB ASC 440-10-50.

Share Based Payment Arrangements

The Company accounts for employee share based payment arrangements in accordance with the provision of FASB ASC 718-10-S99, “Share-Based Payments” (“SBP”). This statement addresses all forms of SBP awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. In accordance with this statement, awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations. As the Company only recently adopted an equity incentive plan but has not yet issued

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

any employee SBP’s there is currently no compensation to be recorded in accordance therewith for the periods. As noted in note 6 below, our Chief Financial Officer, Mr. Morena will be issued, subject to the completion of an initial public offering, stock options to purchase 50,000 shares of the Company’s common stock at an exercise price equal to $7.50 per share, for a period of five years and stock options to purchase 30,000 shares of the Company’s common stock at an exercise price equal to $4.50 per share, for a period of five years. Additionally, Mr. Morena will receive an award of 30,000 options annually thereafter on terms to be established by the board of directors and compensation committee of the board of directors.

Basic and Diluted Loss per Share

The Company computes net loss per share in accordance with FASB ASC 260-10, “Earnings per Share”. This codification requires presentation of both basic and diluted earnings/(loss) per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury stock method and convertible debt using the if-converted method. If anti-dilutive, the effect of outstanding warrants and options is ignored. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock option or warrants. For the year ended December 31, 2009 and the period ended December 31, 2008, basic and diluted EPS loss per share are based upon a weighted average number of shares of 152,917 and 150,000 common shares outstanding, respectively. For the years ended December 31, 2009 and 2008, the number of common shares potentially issuable upon the exercise of certain options of 229,999 and 74,999, respectively have not been included in the computation of diluted EPS since the effect would be antidilutive. In addition, for the year ended December 31, 2009, the Class A common shares of 1,003,600 have not been included in the computation of diluted EPS since the effect would be antidilutive.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company accounts for the issuance of common stock purchase warrants and other free standing derivative financial instruments in accordance with the provisions of FASB ASC 505. Based on the provisions as contained therein, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

The Company’s outstanding warrants are exercisable only upon the successful completion of the proposed IPO and will become subject to a classification assessment at the time they become exercisable. Notwithstanding, the Company, as a matter of policy, will evaluate any common stock purchase warrants or other free standing derivatives at each reporting date to assess their proper classification using the applicable classification criteria enumerated in FASB ASC 505.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates relate to income tax, contingencies, and revenue recognition. Actual results could differ from those estimates.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Concentration of Credit Risk

The Company considers all highly liquid securities with maturities of three months or less when purchased as cash and cash equivalents. The Company maintains cash deposits with banks that at times exceed applicable insurance limits. The Company reduces its exposure to credit risk by maintaining such deposits with high quality financial institutions. The Company has not experienced any losses in such accounts. At December 31, 2009, the Company had cash on deposit of approximately $3,355,228 in excess of federally insured limits of $250,000.

Fair Value of Financial Instruments

For cash and cash equivalents, accrued expenses, and other liabilities, the carrying amount approximates the fair value because of the immediate or short term nature of those instruments. The carrying amount of notes payable approximates fair value due to the length of the maturity of the underlying note and the interest rate which is comparable to market rates currently available to the Company.

FASB Accounting Standards Codification

The Company follows the FASB Statement of Financial Standards No. 168 — The Financial Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (the “Codification or ASC”) which was issued on July 1, 2009 and became effective for all interim and annual reporting periods ending after September 15, 2009. The Codification is the authoritative source of U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB and be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This Statement replaces FASB Statement 162 Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles to indicate this change to the GAAP hierarchy. The Company complies with the Codification.

Recently Issued Accounting Pronouncements

FASB ASC 820 provides guidance as to “Fair Value Measurement and Disclosures”. This Codification establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this codification relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. The Company adopted the provisions of FASB ASC 820 at the date of the Company’s inception on January 7, 2008. FASB ASC 820 permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. This adoption did not have a material impact on the Company’s financial position, results of operations or cash flows, however, this pronouncement may have an effect in the future.

FASB ASC 250-05 provides guidance as to “Accounting Changes and Error Corrections” and FASB ASC 250-S55 discusses, “Considering the Effects of Prior Misstatements When Quantifying Misstatements in Current Year Financial Statements”. FASB ASC 250-S55 provides guidance on how the effects of the carry over or reversal of prior year financial statement misstatements should be considered in quantifying a current year misstatement. Prior practice allowed the evaluation of materiality on the basis of (i) the error quantified as the amount by which the current year income statement was misstated (rollover method) or (ii) the cumulative error quantified as the cumulative amount by which the current year balance sheet was misstated (iron curtain method). Accordingly, reliance on either method in prior years could have resulted in

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

misstatement of the financial statements. The guidance provided in FASB ASC250-S55 requires both methods to be used in evaluating materiality. Immaterial prior year errors may be corrected with the filing of prior year financial statements after adoption. The cumulative effect of the correction would be reflected in the opening balance sheet with appropriate disclosure of the cause of the error and that error had been deemed to be immaterial in the past. The adoption of this pronouncement did not have any material effects on the Company’s financial position, results of operation, or cash flows.

FASB ASC 718-740-50 provides guidance for the “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” and addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified non-vested shares, (b) dividend equivalents on equity-classified non-vested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under FASB ASC 718 and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified non-vested shares, non-vested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. The Company does not expect that the adoption of this pronouncement had a material impact on its financial position or results of operations.

In January 2010, FASB ASC 505 provided guidance on “Accounting for Distributions to Shareholders with Components of Stock and Cash”. This codification clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and EPS). Those distributions should be accounted for and included in the EPS calculations in accordance with paragraphs 480-10-25-14 and 260-10-45-45 through 45-47 o the FASB Accounting Standards Codification. The Company does not envision any such distributions to shareholders and thus does not expect that the adoption of this pronouncement had a material impact on its financial position or results of operations.

In December 2009, the FASB ASC 860 “Accounting for Transfers of Financial Assets” was issued. This codification addresses the transfers of financial assets where there is a continuing involvement by the transferor either with the transferred assets or with the transferee. This codification raises issues about the circumstances under which the transfers should be considered sales or partial sales and thus established standards for resolving those issues. The Company may from time to time direct sell or lend indium. In each case title and risk of loss shall pass and hence the “continuing involvement” is eliminated. Accordingly, the Company does not believe that the adoption of this pronouncement will have a material impact on its financial position or results of operations.

In August 2009, the FASB ASC 820 “Fair Value Measurements and Disclosures — Measuring Liabilities at Fair Value” was issued. This codification discusses the need to have ready available market fair value determinants for liabilities. As noted in the attached financials, the principal liability is the debt and accrued interest. These are at fair market value and hence no additional disclosure is deemed necessary. Should other liabilities arise, the Company will follow the guidance set forth herein to measure those liabilities at fair value in accordance with FASB ASC 820.

In May 2009, the FASB issued ASC 855, “Subsequent Events.” This Statement sets forth: 1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; 2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

date in its financial statements; and 3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This Statement is effective for interim and annual periods ending after June 15, 2009. The adoption of this Statement did not impact the Company’s financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

Note 3 — Proposed Public Offering

The Company is currently pursuing the registration of securities on Form S-1 (the “Registration Statement”) for the public offering of securities. The proposed public offering calls for the Company to offer for public sale 5,000,000 units at a proposed offering price of $5.00 per unit (plus up to 750,000 units to cover over-allotments, if any). Each IPO unit consists of one share of the Company’s common stock and one redeemable common stock purchase warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.75 per share commencing with the effective date of the registration statement and expiring five years from the effective date of the proposed offering. The warrants also contain a call feature that permits the Company to redeem the warrants at a price of $.01 per warrant at any time after the warrants become exercisable, upon providing at least 30 days advance written notice of redemption and if, and only if, the last sales price of the Company’s common stock equals or exceeds $8.00 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption. In addition, the Company may not redeem the Warrants unless the warrants comprising the units sold in the proposed offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

If the foregoing conditions are satisfied and the Company calls the warrants for redemption, each warrant holder shall then be entitled to exercise their warrants prior to the date scheduled for redemption. The redemption provisions for the Company’s warrants have been established at a price which is intended to avail to the warrant holders a premium in the market price as compared to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $8.00 or the warrant exercise price of $5.75 after the Company calls the warrants for redemption.

The Company will pay the underwriters in the proposed offering an underwriting discount of 5% of the gross proceeds of the proposed offering. Additionally, the Company will incur a fee for non accountable expense equal to 1% percent of the gross proceeds of the proposed offering. The estimated offering expenses are expected to be approximately 2% of the gross proceeds of the offering. The Company will also issue a unit purchase option (“UPO”) to the underwriters or their designees, equal to 5% of the aggregate number of Units sold in the Offering (excluding the over-allotment option), upon the consummation of the proposed offering. The UPO allows the underwriters to purchase Units at an exercise price of 110% of the price per unit in the proposed offering (or $5.50 per share). The associated warrants in connection with this unit purchase option are exercisable at $5.75. The Company intends to account for the fair value of this purchase option as an expense of the proposed public offering resulting in a charge directly to stockholders’ equity. The Company shall also engage the underwriters as its exclusive advisors with respect to the solicitation of the exercise of the Warrants and, subject to applicable FINRA rules, shall pay the underwriters a fee equal to 5% of the gross proceeds received from the exercise of such Warrants.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 4 — Deferred Offering Costs

In accordance with FASB ASC 340-10, in 2008 the Company capitalized its deferred offering costs in connection with its abandoned initial public offering. Because of the lack of liquidity in the equity markets, in early 2009, the Company withdrew the offering and the Company wrote off the deferred offering costs in the amount of $231,489 which were sustained in connection with the Company’s attempt to go public in 2008. Due to the lack of liquidity in the equity markets and correlating lack of liquidity in the public offering markets, the Company wrote off the deferred offering costs and accordingly such amounts were charged against operations in 2009.

Note 5 — Related Party Transaction

In accordance with FASB 850-50 “Related Party Disclosures”, some of the Company’s executives are also members of the Manager, Specialty Metals Group Advisors, LLC (“SMG Advisors” or the “Manager”). Prior to the consummation of the PPM, on November 25, 2009 the Company entered into a management services agreement with SMG Advisors to engage them to perform certain services on behalf of the Company. The Manager is also considered to be a variable interest entity with its members being the primary obligors. Pursuant to the management services agreement, the Manager will be responsible for: (i) the purchase and sale of indium, (ii) submission of written reports detailing the delivery and payment particulars regarding each purchase and sale to the Company’s Board of Directors, (iii) arrange for the storage of indium and prepare a report on the net market value of the Company’s common stock, (iv) prepare regulatory filing materials, reports to the Company’s stockholders and other reports to its Board of Directors and (v) generally manage the Company’s business and affairs. Upon the initial closing of the minimum funds sought in connection with the PPM, the Company issued to the Manager a five-year stock option exercisable for 155,000 shares of common stock at an exercise price of $4.50 per share (the “Manager Options”). The Manager Options are not exercisable until the completion of the IPO in which the Company files a registration statement with the SEC and raises a minimum amount of $5,000,000 gross proceeds.

The management services agreement has an initial term of five years with options to renew the agreement on terms mutually acceptable to each party and may be terminated by either party upon 90 days prior written notice. The Company is responsible for paying all costs and expenses incurred in connection with the business, except those expressly assumed by the Manager. The Company will pay the Manager a fee equal to 2% per annum of its net market value, which will be paid monthly. In addition, the Company will pay the Manager a transaction based fee of $200,000 for services in connection with any offering of equity or debt securities in excess of $25,000,000 (not including the IPO). The Manager has agreed to waive the management fee, and such management fee will not begin to accrue until completion of an IPO. The members of SMG Advisors, and the positions they hold in the Company, are as follows: Ailon Z. Grushkin, President; Richard A. Biele, Chief Operating Officer; and Alan Benjamin, Chairman and Chief Executive Officer. SMG Advisors is managed by Ailon Z. Grushkin.

On January 7, 2008, the Company agreed to reimburse its Chief Operating Officer Richard Biele or his affiliates commencing upon the successful completion of the offering for office, secretarial and related office expenses as follows: (1) $1,200 per month for rent; (2) reimbursement for up to 20% of his secretary’s salary and healthcare benefits; and (3) office expenses directly related to the Company’s operations. The Company will continue to reimburse its Chief Operating Officer or his affiliates for rent and other office-related expenses as set forth above. For the year ended December 31, 2009 and for the period ended December 31, 2008, there were no such expenses incurred (or accrued) in connection with this agreement to be recorded in the accompanying financial statements.

On June 5, 2009, the Company awarded 5,000 shares of common stock to the CFO in connection with his work for the Company since inception. Should the IPO be completed, the value of these shares at the IPO date would approximate $5 per share and thus would compensate the CFO for an amount approximately equal

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transaction  – (continued)

to his annual base salary. This discretionary award is in consideration for the significant unpaid time the CFO has worked on various business matters for the Company since the inception date of January 7, 2008.

On January 8, 2008, the Company entered into a revolving line of credit with the Manager in the aggregate amount of $300,000 (the “Revolver’). The line of credit was used to fund the deferred offering costs incurred by the Company in connection with its attempt to go public in 2008. To date, the Company has borrowed $265,000 under the line of credit. Borrowings under the line are unsecured and bear interest at the rate of six percent per annum. As of the balance sheet date, 723 days have been accrued thereunder and the Company has recorded a charge to operations of $29,658 in connection therewith. On January 25, 2010, the Company amended its revolving line of credit as follows: (i) the maturity date was amended to be due and payable on the earlier of (a) the date the Company completes an IPO; (b) the date of a dissolution, liquidation, winding up or insolvency proceeding commenced by or on behalf of the Company in the event the Company does not complete the IPO; or (c) February 25, 2011. Upon consummation of the proposed offering, such amount due to the Manager will be automatically converted into 150,000 common stock options exercisable at $4.50 per share for a period of five years following the IPO.

On February 8, 2010, the Company entered into a common stock for option exchange with the Manager. Upon consummation of this offering, 75,000 shares of common stock owned by the Manager will automatically be converted into 150,000 common stock options exercisable at $4.50 per share for a period of five years following the IPO.

Traxys Projects LP, 100% owned by Traxys S.a.r.l and its wholly owned subsidiary, Traxys North America LLC, and Traxys Commodity Fund LP each invested $500,000 in the Company’s 2009 Placement. This represents beneficial ownership in the Company by entities affiliated with Traxys North America LLC of 15.2% prior to this offering and 3.5%, if the Company successfully completes the proposed offering. The Company purchased an aggregate 7.2 tons of indium, approximately 78.1% of its current stockpile, from Traxys North America LLC utilizing proceeds from the 2009 Placement in which the Company expended approximately $4.6 million between December 2009 and March 2010 in 21 separate purchase orders. Traxys North America LLC is an established and reputable indium supplier. The Company did not and does not have any outstanding special agreements or arrangements with Traxys S.a.r.l or any of its subsidiaries including its wholly owned subsidiary, Traxys North America LLC. Neither Traxys S.a.r.l nor any of its affiliates has any capital interest in Traxys Commodity Fund L.P. (the “Fund”) either as a general partner or as a limited partner; it does however have a portion of the carried interest in the Fund and is entitled to receive management fees from the Fund for providing management services. The Chairman and the CEO of Traxys North America LLC comprise two of the four members of the Board of the Fund’s general partner and, subject to the Board’s approval, are primarily responsible for the Fund’s investment decisions.

Note 6 — Commitments and Contingency

On behalf of the Company, the Manager began making purchases of indium upon consummation of the Placement in December 2009. The Company’s current Certificate of Incorporation provides for the termination of the Company on November 25, 2010 (the “Corporation Termination Date”). As a condition of a the Placement, if the Company has not completed an Initial Public Offering of securities within 12 months of the closing of the Placement, then the Company’s existence shall terminate unless extended by the majority vote of the Class A Common Stockholders for another 12-month period. If the Company has not completed an IPO by November 25, 2011, then the Company’s existence shall be automatically terminated as indicated in the corporate charter. In the event the Company terminates its existence, it will liquidate and return all remaining proceeds from such liquidation to the Placement investors. Class A Common Stock received in the Placement has liquidation rights senior in priority to the Common Stock shares. However, in the event the Company liquidates and the NMV has increased on the liquidation date, following the return of Placement investor’s funds, the Manager will receive (i) repayment of a loan, in the amount up to $265,000 from the assets

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments and Contingency  – (continued)

available for distribution prior to the Placement investors liquidation distribution (other than return of the Placement investor’s funds) and (ii) twenty percent (20%) of the assets available for distribution from such liquidation and the Placement investors shall receive eighty (80%) percent of the assets available for distribution from such liquidation. In the event the Company successfully completes an IPO, the Class A Common stockholders have authorized Ailon Z. Grushkin, President and Director of the Company, to amend the Certificate of Incorporation to provide for “perpetual existence.”

The Company entered into an annual employment arrangement with Richard T. Morena, the Company’s Chief Financial Officer that will provide for an annual base salary of $30,000 to be paid in quarterly installments of $7,500. The Company awarded Mr. Morena 5,000 shares of common stock on June 5, 2009 in connection with his services since the Company’s inception. Using the NMV at the proposed IPO date of $4.50, these shares have an assumed value of $22,500. As noted above, Mr. Morena has also been awarded stock options to purchase 50,000 and 30,000 shares of the Company’s common stock at exercise prices equal to $7.50 and $4.50 per share of common stock, respectively, exercisable subject to the completion of the offering, for a period of five years. Additionally, Mr. Morena will receive an award of 30,000 options annually thereafter on terms to be established by the board of directors and compensation committee of the board of directors.

In connection with the commencement of the Company’s proposed initial public offering, the Company’s Board of Directors adopted and the Company’s stockholders approved the 2008 Equity Incentive Plan (the “Plan”) in its entirety in January 2008. Under the Plan, the Company may grant incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock-based awards. A maximum of 550,000 shares of common stock has been reserved for issuance under this plan. In 2008, the Company had agreed to grant 8,333 options to purchase common stock to each of the Company’s three independent directors and 50,000 options to the Company’s Chief Financial Officer. Exercise of these options is contingent upon the successful completion of the IPO. The options will be exercisable at $7.50 per share, subsequent to the completion of the IPO for a period of five years. In 2010, the Company has agreed to grant an additional 5,000 options to purchase common stock to each of the Company’s four independent directors and 30,000 options to the Company’s Chief Financial Officer. Exercise of these options is contingent upon the successful completion of the IPO. The options will be exercisable at $4.50 per share, subsequent to the completion of the IPO for a period of five years. The Company estimates that the fair value of the 2008 option grant of 24,999 director’s options will be approximately $28,249 and Mr. Morena’s 50,000 options will be approximately $56,500 using the Black-Scholes option pricing model, assuming the successful completion of the IPO at the proposed unit offering price of $5.00 per share. The Company estimates that the fair value of the 2010 option grant of 20,000 director’s options will be approximately $36,800 and Mr. Morena’s 30,000 options will be approximately $55,200 using the Black-Scholes option pricing model, assuming the successful completion of the offering at the proposed unit offering price of $5.00 per share. The fair value of these options granted to the directors and officers is estimated as of the date of grant using the following assumptions: (i) expected volatility of 42.40%; (ii) risk free interest rate of 2.88%; and (iii) a term of 5 years. The volatility rate was based upon the six month average volatility of the closest analogue to the Company, Uranium Participation Corp., which stockpiles a single minor metal: uranium. The assumed discount rate was the default risk free interest rate provided by Bloomberg L.P. on March 18, 2010. The valuation of these options is an estimate and at the time the IPO is consummated the options will be valued again and the value may change.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 7 — Class A Common Stock

The Company’s Class A common stock consists of authorized shares of 2,000,000; $.001 par value. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, all the assets of the Corporation of whatever kind available for distribution shall be distributed as follows: (i) first, to the preferred stock; (ii) second to the Class A common stockholders up to an amount equal to such Class A common stockholders pro rata portion of their initial Placement investment in the Class A common stock; (iii) third, to the Manager up to $265,000 plus accrued interest; and (iv) fourth, the remainder of the assets on liquidations shall be distributed 20% to the Manager and 80% to the Class A Common Stockholders. Additionally, without the approval of a majority of the voting power of the Class A common stock, voting as a separate class, the Company shall not be authorized to issue, redeem or retire any shares of preferred stock, for so long as any Class A common stock is outstanding. The holders of the Class A common stock shall be entitled to receive, share for share with the holders of the common stock, such dividends, if and when declared from time to time by the Board of Directors of the Company. In the event that such dividend is paid in the form of shares of the Company, the holders of Class A common stock shall receive Class A common stock. Holders of Class A Common Stock shall be entitled to one vote for each share of Class A common stock held as of the applicable date on any matter that is submitted to a vote or for the consent of stockholders of the Company. The holders of Class A common stock, together with the holders of the common stock shall exclusively possess all voting power and shall at all times vote on all matters (including, without limitation, the election of directors). Upon the completion of an IPO of the Company’s securities, pursuant to which the Company files a registration statement with the SEC and raises a minimum amount of $5,000,000 of gross proceeds in a public offering and thereupon becomes subject to the periodic and other reporting obligations of the SEC, all outstanding shares of Class A common stock shall automatically be converted into shares of common stock. Such shares shall be increased for the IPO event as follows: (i) if the IPO is completed within one year (November 25, 2010) such shares shall be increased by 10% of the number of units the Placement investor purchased in the Placement; (ii) if the IPO event should occur in the second year (i.e. after 11/25/10 but before 11/25/11), then such shares shall be increased by 20% of the number of units the Placement investor purchased in the Placement; and (iii) such shares shall also be adjusted for increases or decreases in the NMV of the Company as follows:

Total “Further Adjustment” Shares to be issued:
NMV of the Corporation immediately preceding the IPO Closing*	Minus	NMV of the Corporation after the application of the Private Placement gross proceeds from the sale of Class A Common Stock
$5.00 or the IPO Unit Price

*	The average indium price used to determine the NMV shall be based on the mid-point of the low and high monthly average prices as published by the Metal Bulletin under the category “Indium Ingots MB free market monthly average in warehouse $ per Kg” for the three (3) month period immediately preceding the Closing date of the IPO

Calculation of “Adjustment Ratio per Private Placement Share”:
Total Further Adjustment Shares to be Issued	Equals	Adjustment Ratio Per Private
Total Class A Common Shares Outstanding		Placement Share

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 8 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2009 and 2008, there were no outstanding preferred shares.

Note 9 — Segment Information

The Company operates a single segment business in which it owns and accumulates stockpiles of indium. At December 31, 2009, the Company’s management calculated the NMV of the Company to be $4,553,580. The Company’s management monitors the performance of this segment based, in part, on the changes in NMV. This NMV, which gives effect to the fair value of indium, exceeds the Company’s net book value of $4,476,344 by $77,236. The $77,236 represents the excess of the indium spot value of $492.50 (as published in Metal Bulletin posted on Bloomberg LP (Bloomberg LP is not regulated or government approved)) relating to the 2,535 kilograms of indium owned as of December 31, 2009 for a value of $1,248,289 versus its historical book value $1,171,053. The Company’s business strategy is to achieve long-term appreciation in the value of its indium stockpile and not to actively speculate with regard to short-term fluctuations in indium prices.

Note 10 — Subsequent Events

On January 8, 2010, the Placement’s final closing date, the Company sold 160,000 additional Units for net proceeds of $800,000. No fees were paid out in connection with the sale of these additional Units. The aggregate monies secured in connection with the Placement totaled $5,818,000. After deducting the $220,000 in expenses associated with legal fees and Placement Agents’ expenses and commissions, the net proceeds available under the Placement amounted to approximately $5,598,000 of which 90% or $5,038,200 was available for indium purchases and $559,800 was to be used for general working capital purposes. The total Class A common shares and warrants issued in connection with the Placement were 1,163,600. After including the broker warrants of 37,800 the total warrants issued aggregated 1,201,400.

In January, February and March 2010, the Company continued to stockpile indium. The Company purchased and took delivery of approximately 6.7 tons of indium with an aggregate purchase price of $3,419,963 between January 1, 2010 and March 31, 2010. That brings the cumulative purchased and delivered indium to date of approximately 9.2 Tons for $4,591,015 and thus leaves $447,185 of indium to be purchased to fulfill the 90% requirement outlined in the Placement for indium purchases.

On January 25, 2010, the Company amended its revolving line of credit as follows: (i) the maturity date was amended to be due and payable on the earlier of: (a) the date the Company completes an IPO; (b) the date of a dissolution, liquidation, winding up or insolvency proceeding commenced by or on behalf of the Company in the event the Company does not complete the IPO; or (c) November 25, 2011. Upon consummation of this offering, such amount due to the Manager will be automatically converted into 150,000 common stock options exercisable at $4.50 per share for a period of five years following the IPO.

On February 8, 2010, the Company entered into a common stock for option exchange with the Manager. Upon consummation of this offering, 75,000 shares of common stock owned by the Manager will automatically be converted into 150,000 common stock options exercisable at $4.50 per share for a period of five years following the IPO.

Immediately preceding the consummation of the proposed IPO, the Company will amend its Certificate of Incorporation to extend the life of the company to perpetuity, as stated in the 2009 Private Placement Memorandum. In addition, it will increase the number of authorized common stock by 25,000,000 shares to 30,000,000 in total.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 10 — Subsequent Events  – (continued)

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

	Unaudited March 31, 2010	December 31, 2009
ASSETS
Current Assets – Cash	$823,633	$3,605,228
Prepaid Expense	3,077	3,077
Total Current Assets	826,710	3,608,305
Inventory – Indium	4,591,016	1,171,053
Total Long Term Assets	4,591,016	1,171,053
Total Assets	$5,417,726	$4,779,358
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Accrued Expenses	$8,356	$8,356
Total Current Liabilities	8,356	8,356
Note Payable to Manager – Related Party	265,000	265,000
Accrued Interest Payable – Manager – Related Party	33,633	29,658
Total Liabilities	306,989	303,014
Commitments and Contingencies	—	—
Stockholders’ Equity (Deficiency):
Preferred stock – $.001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—	—
Class A Common Stock – $.001 par value; authorized – 2,000,000 and 0 shares at March 31, 2010 and 2009, respectively; issued and outstanding – 1,163,600 and 0 shares at March 31, 2010 and 2009, respectively.	1,164	1,004
Common stock – $.001 par value; authorized 5,000,000 and 50,000,000 shares at March 31, 2010 and 2009, respectively; issued and outstanding – 155,000 and 150,000 shares at March 31, 2010 and 2009, respectively.	155	155
Additional Paid-in Capital	5,492,181	4,829,341
Deficit accumulated during the development stage	(382,763)	(354,156)
Total Stockholders’ Equity (Deficiency)	5,110,737	4,476,344
Total Liabilities and Stockholders’ Equity (Deficiency)	$5,417,726	$4,779,358

The accompanying notes are an integral part of these unaudited condensed financial statements.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

	Unaudited Three Months Ended		For the Period January 7, 2008 (Inception) to March 31, 2010
	March 31, 2010	March 31, 2009
Costs and Expenses:
Operating costs	$14,632	$3,924	$107,641
Interest expense – Manager	3,975	3,975	$33,633
General and administrative expenses	10,000	—	$10,000
Deferred offering costs	—	211,489	$231,489
Total Costs and Expenses	28,607	219,388	382,763
Net Loss	$(28,607)	$(219,388)	$(382,763)
Net Loss per common share – Basic and Diluted	$(0.19)	$(1.46)	$(2.50)
Weighted average number of common shares outstanding – Basic and Diluted	152,917	150,000	152,917

The accompanying notes are an integral part of these unaudited condensed financial statements.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)*
For the Period from January 7, 2008 (Inception) to March 31, 2010

	Class A Common Stock		Common Stock		Additional In Capital	Deficit Accumulated During the Development Stage	Total Stockholders Deciciency
	Shares	Value	Shares	Value
Issuance of Founders Shares at $.067 per share on January 7, 2008	—	$—	150,000	$150	$9,850	$—	$10,000
Net Loss						(16,895)	(16,895)
Balances at December 31, 2008	—	—	150,000	150	9,850	(16,895)	(6,895)
June 5, 2009 – Shares Issued to CFO on June 5, 2009 Valued at $4.50 per share			5,000	5	22,495		22,500
Issuance of Class A common stock and warrants at $5.00 per share for cash, net of offering expenses	1,003,600	1,004			4,796,996		4,798,000
Net Loss						(337,261)	(337,261)
Balances at December 31, 2009	1,003,600	1,004	155,000	155	4,829,341	(354,156)	4,476,344
Issuance of Class A common stock and warrants at $5.00 per share for cash, net of offering expenses	160,000	160			662,840		663,000
Net Loss						(28,607)	(28,607)
Balances at March 31, 2010	1,163,600	$1,164	155,000	$155	$5,492,181	$(382,763)	$5,110,737

*	On December 6, 2008, the Company effected a six for one forward split of its issued and outstanding common stock. On June 5, 2009, the Company effected a one for 3.6 reverse split of its issued and outstanding common stock. The accompanying financial statements, notes, and other references to share and per share data have been retroactively restated to reflect the forward stock split and reverse stock split

The accompanying notes are an integral part of these unaudited condensed financial statements.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

	Unaudited For the Three Months Ended		Unaudited For the Period January 7, 2008 (Inception) to March 31, 2010
	March 31, 2010	March 31, 2009
Cash flow from operating activities:
Net loss	$(28,607)	$(219,388)	$(382,763)
Adjustments to reconcile net loss to net cash used in operating activities:
Write-off of deferred offering costs	—	211,378	231,489
Stock based compensation	—		22,500
Changes in Operating Assets and Liabilities:
Prepaid expenses		—	(3,077)
Inventory – Indium	(3,419,963)	—	(4,591,016)
Accrued expenses		—	8,356
Accrued interest to Manager – Related Party	3,975	3,975	33,633
Net cash used in operating activities	(3,444,595)	(4,035)	(4,680,878)
Cash flow from financing activities:
Proceeds from note payable to Manager – Related Party	—	—	265,000
Proceeds from sale of Class A common stock	663,000	—	5,461,000
Deferred offering costs	—	—	(231,489)
Proceeds from issuance of common stock to founding stockholders	—	—	10,000
Net cash provided by financing activities	663,000	—	5,504,511
Net increase (decrease) in cash	(2,781,595)	(4,035)	823,633
Cash, at beginning of period	3,605,228	61,371	—
Cash, at end of period	$823,633	$57,336	$823,633

The accompanying notes are an integral part of these unaudited condensed financial statements.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Organization, Basis of Presentation, Proposed Business Operations, Going Concern and Management Plans

Organization and Proposed Business Operations

SMG Indium Resources Ltd. (formerly Specialty Metals Group Indium Corp.) (a development stage enterprise) (the “Company”) is a corporation established pursuant to the laws of Delaware on January 7, 2008. On April 2, 2008, the Company changed its name from Specialty Metals Group Indium Corp. to SMG Indium Resources Ltd. The Company’s sole business purpose is to purchase and stockpile indium, a specialty metal that is being increasingly used as a raw material in a wide variety of consumer electronics manufacturing applications. To assist in the purchase of indium, the Company entered into a Management Services Agreement (the “MSA”) on November 25, 2009 with Specialty Metals Group Advisors, LLC (the “Manager”) to engage the Manager to purchase indium on its behalf. The primary responsibilities of the Manager will be: (i) purchasing and selling indium; (ii) submitting written reports detailing the delivery and payment particulars regarding each purchase and sale of indium to the Company’s Board of Directors; (iii) arranging for the storage of indium; (iv) preparing a monthly report on the Net Market Value (“NMV”); (v) preparing any regulatory filings or special reports to the Company’s stockholders and Board of Directors; and (vi) managing the general business affairs of the Company. The MSA will have an initial term of five years with options to renew upon mutual agreement between the parties. The Company will pay the Manager a fee of 2% per annum of the monthly NMV. This fee will only accrue upon the completion of an IPO by the Company. The NMV is an internally created formula used by the Company strictly to compute the management fee and the number of IPO units which the Class A stockholders would receive upon the completion of the offering. The NMV is determined by multiplying the number of kilograms of indium held by the Company by the last spot price for indium published by the Metal Bulletin posted on Bloomberg L.P. for the month, plus cash and other Company assets, less any liabilities multiplied by the monthly fee of  1/6 of 1% (or 2% per annum). We will report to the stockholders our NMV on a monthly basis. There may not be a correlation between our NMV, the price of indium and the price of our common stock. The Company’s business strategy is to achieve long-term appreciation in the value of its indium stockpile, and not to actively speculate with regard to short-term fluctuations in indium prices. The Company’s indium will be insured and physically stored in facilities located in the United States, Canada, Rotterdam and/or the United Kingdom. While it is not the Company’s current intention to do so in the short term, at its discretion and based on market conditions, the Company may subsequently lend or sell some or all of its indium stockpile to cover annual operating expenses. The Company’s common shares will represent an indirect interest in the physical indium it will own.

Indium is an essential raw material for a number of consumer electronics applications. The primary commercial application of indium is in coatings for the flat panel display industry and in the liquid crystal display industry on electronic devices like television sets, computers, cell phones and digital cameras. Indium is increasingly being used as a crucial raw material in the solar energy industry. Its main use in solar energy applications is for high-efficiency photovoltaic cells in the form of thin-film photovoltaic. Other uses of Indium are in electrical components, alloys and solders.

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. For further information, refer to the audited financial statements and accompanying notes included in the Company’s Form S-1 for the year ended December 31, 2009, as amended, filed with the Securities and Exchange Commission (“SEC”).

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Organization, Basis of Presentation, Proposed Business Operations, Going Concern and Management Plans  – (continued)

Going Concern and Management Plans

The Company’s ability to commence operations and realize its business plan is dependent upon its ability to complete the proposed public offering. There is no assurance that the Company will complete the proposed initial public offering or that the completion of the proposed initial public offering will lead to the successful execution of the Company’s business plan. Further, as noted above, should the Company be unable to complete the IPO by November 25, 2010, unless the IPO date is extended by the affirmative vote of a majority of the Placement Class A Common stockholders, the Company’s existence shall be terminated and its affairs shall be wound up and the Company shall liquidate. Furthermore, if the majority of the holders of the Class A Common stock vote to grant the Company a twelve-month extension to pursue the IPO and the Company fails to complete the IPO by November 25, 2011, the Company’s existence shall be terminated and its affairs shall be wound up and the Company shall liquidate. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The Company has already completed the first phase of its plan which was to raise funds in the private equity markets through the Placement. The next phase of the plan is to effectuate the IPO. On February 24, 2010, the Company engaged the Placement Agents to act as its exclusive placement agents on a firm commitment basis in connection with a proposed IPO raising $25,000,000 through the issuance of 5,000,000 IPO Units, not including the 15% overallotment. Each IPO Unit shall have an offering price of $5.00 per Unit and will consist of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $5.75. Each warrant will become exercisable upon the effectiveness of the registration statement, and will expire five years from the effective date of the registration statement, or earlier upon redemption. Following the IPO the Company’s strategy is to achieve long-term appreciation in the value of its indium stockpile, and not to actively speculate with regard to short-term fluctuations in indium prices. The Company plans to achieve long-term appreciation in the value of its indium stockpile primarily through price appreciation of the physical metal. While it is not the Company’s current intention to do so in the short term, at its discretion and based on market conditions, the Company may subsequently lend or sell some or all of its indium stockpile to cover operating expenses. Although the price of indium has declined substantially since 2005, it is the Company’s belief that the long-term industry prospects for indium are attractive and over time the price of the metal will appreciate. The Company’s indium is and will be physically stored in third-party facilities. The Company’s Manager will use its best effort to fully insure the stockpile. There will be no custodial services provided by the third party storage facilities that the Company contracts with.

Note 2 — Summary of Significant Accounting Policies

Development Stage Entities

The Company’s principal activities since formation have centered on raising capital, acquiring indium, and beginning to look toward the longer term plan of pursuing an IPO. Accordingly, the Company remains a development stage company as of March 31, 2010 as defined by the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) or FASB ASC 910-10. To date the Company is still in the raising capital stage and is substantially devoting all of its efforts to establishing itself as a new business and has no revenue to date. The Company has not commenced its principal operations.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Inventory of the Metal Indium

In accordance with FASB ASC 330-10, the Company’s inventory or “stockpile” of the metal indium will be recorded at cost including all associated costs of delivering the indium to the bonded storage warehouse on the date we take delivery of the physical metal. The stockpile of the physical metal indium will be carried at the lower of cost or market with cost being determined on a specific identification method and market being determined as the net realizable value based on a variety of factors which could include among other things, spot prices obtained from Metal Bulletin on Bloomberg L.P., a real-time financial information services data platform, current levels of supply and demand and general economic conditions. Further, the Company will periodically review the indium stockpile to determine if a loss should be recognized where the utility of indium has been impaired on an other-than-temporary basis. Where such impairment is viewed as something other than temporary, the Company will charge against earnings the value by which the fair market value is less than the cost. Realized gains (losses) from other transactions will be determined for income tax and for financial reporting purposes on a specific identification method when incurred.

Basic and Diluted Loss per Share

The Company computes net loss per share in accordance with FASB ASC 260-10, “Earnings per Share”. This codification requires presentation of both basic and diluted earnings/(loss) per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury stock method and convertible debt using the if-converted method. If anti-dilutive, the effect of outstanding warrants and options is ignored. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock option or warrants. For the three months ended March 31, 2010 and 2009, the basic and diluted EPS loss per share are based upon a weighted average number of shares of 152, 917 and 150,000. For the three months ended March 31, 2010 and 2009, the number of common shares potentially issuable upon the exercise of certain options of 279,999 and 74,999, respectively, have not been included in the computation of the diluted EPS since the effect would be antidilutive. Also, for the three months ended March 31, 2010 and 2009, the Class A common shares of 1,163,600 and 0, respectively have not been included in the computation of diluted EPS since the effect would be antidilutive.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company accounts for the issuance of common stock purchase warrants and other free standing derivative financial instruments in accordance with the provisions of FASB ASC 505. Based on the provisions as contained therein, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

The Company’s outstanding warrants are exercisable only upon the successful completion of the proposed IPO and will become subject to a classification assessment at the time they become exercisable. Notwithstanding, the Company, as a matter of policy, will evaluate any common stock purchase warrants or other free standing derivatives at each reporting date to assess their proper classification using the applicable classification criteria enumerated in FASB ASC 505.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates relate to income tax, contingencies, and revenue recognition. Actual results could differ from those estimates.

Concentration of Credit Risk

The Company considers all highly liquid securities with maturities of three months or less when purchased as cash and cash equivalents. The Company maintains cash deposits with banks that at times exceed applicable insurance limits. The Company reduces its exposure to credit risk by maintaining such deposits with high quality financial institutions. The Company has not experienced any losses in such accounts. At March 31, 2010, the Company had cash on deposit of approximately $573,633 in excess of federally insured limits of $250,000.

Fair Value of Financial Instruments

For cash and cash equivalents, accrued expenses, and other liabilities, the carrying amount approximates the fair value because of the immediate or short term nature of those instruments. The carrying amount of notes payable approximates fair value due to the length of the maturity of the underlying note and the interest rate which is comparable to market rates currently available to the Company.

Recently Issued Accounting Pronouncements (continued)

FASB ASC 718-740-50 provides guidance for the “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” and addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified non-vested shares, (b) dividend equivalents on equity-classified non-vested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under FASB ASC 718 and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified non-vested shares, non-vested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. The Company does not expect that the adoption of this pronouncement to have a material impact on its financial position or results of operations.

In January 2010, FASB ASC 505 provided guidance on “Accounting for Distributions to Shareholders with Components of Stock and Cash”. This codification clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and EPS). Those distributions should be accounted for and included in the EPS calculations in accordance with paragraphs 480-10-25-14 and 260-10-45-45 through 45-47 o the FASB Accounting Standards Codification. The Company does not envision any such distributions to shareholders and thus does not expect that the adoption of this pronouncement had a material impact on its financial position or results of operations.

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

In January 2010, the FASB issued Accounting Standards Update 2010-6, Fair Value Measurements and Disclosures — Improving Disclosures about Fair Value Measurements (“Update 2010-6”) which includes amendments to Subtopic 820-10, Fair Value Measurement and Disclosures — Overall of the FASB ASC. Update 2010-6 provides amendments to require new disclosures on the fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the rollforward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of Update 2010-6 did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU 2010-09, “Subsequent Events (Topic 855) — Amendments to Certain Recognition and Disclosure Requirements.” ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement that an SEC filer disclose the date through which subsequent events have been evaluated. ASC 2010-09 was effective upon issuance. The adoption of this standard had no effect on the Company’s financial position or results of operations.

In March 2010, the FASB issued ASU No. 2010-17, Revenue Recognition — Milestone Method (Topic 605): Milestone Method of Revenue Recognition. This standard provides that the milestone method is a valid application of the proportional performance model for revenue recognition if the milestones are substantive and there is substantive uncertainty about whether the milestones will be achieved. Determining whether a milestone is substantive requires judgment that should be made at the inception of the arrangement. To meet the definition of a substantive milestone, the consideration earned by achieving the milestone (1) would have to be commensurate with either the level of effort required to achieve the milestone or the enhancement in the value of the item delivered, (2) would have to relate solely to past performance, and (3) should be reasonable relative to all deliverables and payment terms in the arrangement. No bifurcation of an individual milestone is allowed and there can be more than one milestone in an arrangement. The new standard is effective for interim and annual periods beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the adoption of this pronouncement to have a material impact on its financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

Note 3 — Proposed Public Offering

The Company is currently pursuing the registration of securities on Form S-1 (the “Registration Statement”) for the public offering of securities. The proposed public offering calls for the Company to offer for public sale 5,000,000 units at a proposed offering price of $5.00 per unit (plus up to 750,000 units to cover over-allotments, if any). Each IPO unit consists of one share of the Company’s common stock and one redeemable common stock purchase warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.75 per share commencing with the effective date of the registration statement and expiring five years from the effective date of the proposed offering. The warrants also contain a call feature that permits the Company to redeem the warrants at a price of $.01 per warrant at any time after the warrants become exercisable, upon providing at least 30 days advance written notice of redemption and if, and only if, the last sales price of the Company’s common stock equals or exceeds $8.00 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption. In addition, the Company may not redeem the Warrants unless the warrants comprising the units sold in the proposed offering and the shares of common stock

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 3 — Proposed Public Offering  – (continued)

underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

If the foregoing conditions are satisfied and the Company calls the warrants for redemption, each warrant holder shall then be entitled to exercise their warrants prior to the date scheduled for redemption. The redemption provisions for the Company’s warrants have been established at a price which is intended to avail to the warrant holders a premium in the market price as compared to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $8.00 or the warrant exercise price of $5.75 after the Company calls the warrants for redemption.

The Company will pay the underwriters in the proposed offering an underwriting discount of 5% of the gross proceeds of the proposed offering. Additionally, the Company will incur a fee for non accountable expense equal to 1% percent of the gross proceeds of the proposed offering. The estimated offering expenses are expected to be approximately 2% of the gross proceeds of the offering. The Company will also issue a unit purchase option (“UPO”) to the underwriters or their designees, equal to 5% of the aggregate number of Units sold in the Offering (excluding the over-allotment option), upon the consummation of the proposed offering. The UPO allows the underwriters to purchase Units at an exercise price of 110% of the price per unit in the proposed offering (or $5.50 per share). The associated warrants in connection with this unit purchase option are exercisable at $5.75 and may be exercised on a cashless basis. The Company intends to account for the fair value of this purchase option as an expense of the proposed public offering resulting in a charge directly to stockholders’ equity. The Company shall also engage the underwriters as its exclusive advisors with respect to the solicitation of the exercise of the Warrants and, subject to applicable FINRA rules, shall pay the underwriters a fee equal to 5% of the gross proceeds received from the exercise of such Warrants.

Note 4 — Related Party Transaction

In accordance with FASB 850-50 “Related Party Disclosures”, some of the Company’s executives are also members of the Manager, Specialty Metals Group Advisors, LLC (“SMG Advisors” or the “Manager”). Prior to the consummation of the PPM, on November 25, 2009 the Company entered into a management services agreement with SMG Advisors to engage them to perform certain services on behalf of the Company. The Manager is also considered to be a variable interest entity with its members being the primary obligors. Pursuant to the management services agreement, the Manager will be responsible for: (i) the purchase and sale of indium, (ii) submission of written reports detailing the delivery and payment particulars regarding each purchase and sale to the Company’s Board of Directors, (iii) arrange for the storage of indium and prepare a report on the net market value of the Company’s common stock, (iv) prepare regulatory filing materials, reports to the Company’s stockholders and other reports to its Board of Directors and (v) generally manage the Company’s business and affairs. Upon the initial closing of the minimum funds sought in connection with the PPM, the Company issued to the Manager a five-year stock option exercisable for 155,000 shares of common stock at an exercise price of $4.50 per share (the “Manager Options”). The Manager Options are not exercisable until the completion of the IPO in which the Company files a registration statement with the SEC and raises a minimum amount of $5,000,000 gross proceeds.

The management services agreement has an initial term of five years with options to renew the agreement on terms mutually acceptable to each party and may be terminated by either party upon 90 days prior written notice. The Company is responsible for paying all costs and expenses incurred in connection with the business, except those expressly assumed by the Manager. The Company will pay the Manager a fee equal to 2% per annum of its net market value, which will be paid monthly. In addition, the Company will pay the Manager a transaction based fee of $200,000 for services in connection with any offering of equity or debt securities in excess of $25,000,000 (not including the IPO). The Manager has agreed to waive the

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 4 — Related Party Transaction  – (continued)

management fee, and such management fee will not begin to accrue until completion of an IPO. The members of SMG Advisors, and the positions they hold in the Company, are as follows: Ailon Z. Grushkin, President; Richard A. Biele, Chief Operating Officer; and Alan Benjamin, Chairman and Chief Executive Officer. SMG Advisors is managed by Ailon Z. Grushkin.

On January 7, 2008, the Company agreed to reimburse its Chief Operating Officer Richard Biele or his affiliates commencing upon the successful completion of the offering for office, secretarial and related office expenses as follows: (1) $1,200 per month for rent; (2) reimbursement for up to 20% of his secretary’s salary and healthcare benefits; and (3) office expenses directly related to the Company’s operations. The Company will continue to reimburse its Chief Operating Officer or his affiliates for rent and other office-related expenses as set forth above. For the three months ended March 31, 2010 and 2009, there were no such expenses incurred (or accrued) in connection with this agreement to be recorded in the accompanying financial statements.

On June 5, 2009, the Company awarded 5,000 shares of common stock to the CFO in connection with his work for the Company since inception. Should the IPO be completed, the value of these shares at the IPO date would approximate $5 per share and thus would compensate the CFO for an amount approximately equal to his annual base salary. This discretionary award is in consideration for the significant unpaid time the CFO has worked on various business matters for the Company since the inception date of January 7, 2008.

On January 8, 2008, the Company entered into a revolving line of credit with the Manager in the aggregate amount of $300,000 (the “Revolver’). The line of credit was used to fund the deferred offering costs incurred by the Company in connection with its attempt to go public in 2008. To date, the Company has borrowed $265,000 under the line of credit. Borrowings under the line are unsecured and bear interest at the rate of six percent per annum. As of the March 31, 2010 balance sheet date, 813 days have been accrued thereunder and the Company has recorded a charge to operations of $33,633 in connection therewith. On January 25, 2010, the Company amended its revolving line of credit as follows: (i) the maturity date was amended to be due and payable on the earlier of (a) the date the Company completes an IPO; (b) the date of a dissolution, liquidation, winding up or insolvency proceeding commenced by or on behalf of the Company in the event the Company does not complete the IPO; or (c) February 25, 2011. Upon consummation of the proposed offering, such amount due to the Manager will be automatically converted into 150,000 common stock options exercisable at $4.50 per share for a period of five years following the IPO.

On February 8, 2010, the Company entered into a common stock for option exchange with the Manager. Upon consummation of this offering, 75,000 shares of common stock owned by the Manager will automatically be converted into 150,000 common stock options exercisable at $4.50 per share for a period of five years following the IPO.

Immediately preceding the consummation of the proposed IPO, the Company will amend its Certificate of Incorporation to extend the life of the company to perpetuity, as stated in the 2009 Private Placement Memorandum. In addition, it will increase the number of authorized common stock by 25,000,000 shares to 30,000,000 in total.

Traxys Projects LP, 100% owned by Traxys S.a.r.l and its wholly owned subsidiary, Traxys North America LLC, and Traxys Commodity Fund LP each invested $500,000 in the Company’s 2009 Placement. This represents beneficial ownership in the Company by entities affiliated with Traxys North America LLC of 15.2% prior to this offering and 3.5%, if the Company successfully completes the proposed offering. The Company purchased an aggregate 7.2 tons of indium, approximately 78.1% of its current stockpile, from Traxys North America LLC utilizing proceeds from the 2009 Placement in which the Company expended approximately $4.6 million between December 2009 and March 2010 in 21 separate purchase orders. Traxys North America LLC is an established and reputable indium supplier. The Company did not and does not have

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 4 — Related Party Transaction  – (continued)

any outstanding special agreements or arrangements with Traxys S.a.r.l or any of its affiliates including its wholly owned subsidiary, Traxys North America LLC. Neither Traxys S.a.r.l nor any of its subsidiaries has any capital interest in Traxys Commodity Fund L.P. (the “Fund”) either as a general partner or as a limited partner; it does however have a portion of the carried interest in the Fund and is entitled to receive management fees from the Fund for providing management services. The Chairman and the CEO of Traxys North America LLC comprise two of the four members of the Board of the Fund’s general partner and, subject to the Board’s approval, are primarily responsible for the Fund’s investment decisions.

Note 5 — Commitments and Contingency

On behalf of the Company, the Manager began making purchases of indium upon consummation of the Placement in December 2009. The Company’s current Certificate of Incorporation provides for the termination of the Company on November 25, 2010 (the “Corporation Termination Date”). As a condition of a the Placement, if the Company has not completed an Initial Public Offering of securities within 12 months of the closing of the Placement, then the Company’s existence shall terminate unless extended by the majority vote of the Class A Common Stockholders for another 12-month period. If the Company has not completed an IPO by November 25, 2011, then the Company’s existence shall be automatically terminated as indicated in the corporate charter. In the event the Company terminates its existence, it will liquidate and return all remaining proceeds from such liquidation to the Placement investors. Class A Common Stock received in the Placement has liquidation rights senior in priority to the Common Stock shares. However, in the event the Company liquidates and the NMV has increased on the liquidation date, following the return of Placement investor’s funds, the Manager will receive (i) repayment of a loan, in the amount up to $265,000 from the assets available for distribution prior to the Placement investors liquidation distribution (other than return of the Placement investor’s funds) and (ii) twenty percent (20%) of the assets available for distribution from such liquidation and the Placement investors shall receive eighty (80%) percent of the assets available for distribution from such liquidation. In the event the Company successfully completes an IPO, the Class A Common stockholders have authorized Ailon Z. Grushkin, President and Director of the Company, to amend the Certificate of Incorporation to provide for “perpetual existence.”

The Company entered into an annual employment arrangement with Richard T. Morena, the Company’s Chief Financial Officer that will provide for an annual base salary of $30,000 to be paid in quarterly installments of $7,500. The Company awarded Mr. Morena 5,000 shares of common stock on June 5, 2009 in connection with his services since the Company’s inception. Using the NMV at the proposed IPO date of $4.50, these shares have an assumed value of $22,500. As noted above, Mr. Morena has also been awarded stock options to purchase 50,000 and 30,000 shares of the Company’s common stock at exercise prices equal to $7.50 and $4.50 per share of common stock, respectively, exercisable subject to the completion of the offering, for a period of five years. Additionally, Mr. Morena will receive an award of 30,000 options annually thereafter on terms to be established by the board of directors and compensation committee of the board of directors.

In connection with the commencement of the Company’s proposed initial public offering, the Company’s Board of Directors adopted and the Company’s stockholders approved the 2008 Equity Incentive Plan (the “Plan”) in its entirety in January 2008. Under the Plan, the Company may grant incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock-based awards. A maximum of 550,000 shares of common stock has been reserved for issuance under this plan. In 2008, the Company had agreed to grant 8,333 options to purchase common stock to each of the Company’s three independent directors and 50,000 options to the Company’s Chief Financial Officer. Exercise of these options is contingent upon the successful completion of the IPO. The options will be exercisable at $7.50 per share, subsequent to the completion of the IPO for a period of five years. In 2010, the Company has agreed to grant an additional 5,000 options to purchase common stock to each of the Company’s four independent directors and 30,000

SMG INDIUM RESOURCES LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 5 — Commitments and Contingency  – (continued)

options to the Company’s Chief Financial Officer. Exercise of these options is contingent upon the successful completion of the IPO. The options will be exercisable at $4.50 per share, subsequent to the completion of the IPO for a period of five years. The Company estimates that the fair value of the 2008 option grant of 24,999 director’s options will be approximately $28,249 and Mr. Morena’s 50,000 options will be approximately $56,500 using the Black-Scholes option pricing model, assuming the successful completion of the IPO at the proposed unit offering price of $5.00 per share. The Company estimates that the fair value of the 2010 option grant of 20,000 director’s options will be approximately $36,800 and Mr. Morena’s 30,000 options will be approximately $55,200 using the Black-Scholes option pricing model, assuming the successful completion of the offering at the proposed unit offering price of $5.00 per share. The fair value of these options granted to the directors and officers is estimated as of the date of grant using the following assumptions: (i) expected volatility of 42.40%; (ii) risk free interest rate of 2.88%; and (iii) a term of 5 years. The volatility rate was based upon the six month average volatility of the closest analogue to the Company, Uranium Participation Corp., which stockpiles a single minor metal: uranium. The assumed discount rate was the default risk free interest rate provided by Bloomberg L.P. on March 18, 2010. The valuation of these options is an estimate and at the time the IPO is consummated the options will be valued again and the value may change.

Note 6 — Segment Information

The Company operates a single segment business in which it owns and accumulates stockpiles of indium. At March 31, 2010 and December 31, 2009, the Company’s management calculated the NMV of the Company to be $6,005,970 and $4,553,580, respectively. The Company’s management monitors the performance of this segment based, in part, on the changes in NMV. This NMV, which gives effect to the fair value of indium, exceeds the Company’s net book value at March 31, 2010 of $5,110,737 by $895,233. The $895,233 represents the excess of the indium spot value of $597.50 (as published in Metal Bulletin posted on Bloomberg LP (Bloomberg LP is not regulated or government approved)) relating to the 9,182 kilograms of indium owned as of March 31, 2010 for a value of $5,486,000 versus its historical book value $4,591,000. The December 31, 2009 NMV, which gives effect to the fair value of indium, exceeds the Company’s net book value of $4,476,344 by $77,236. The $77,236 represents the excess of the indium spot value of $492.50 (as published in Metal Bulletin posted on Bloomberg LP (Bloomberg LP is not regulated or government approved)) relating to the 2,535 kilograms of indium owned as of December 31, 2009 for a value of $1,248,289 versus its historical book value $1,171,053. The Company’s business strategy is to achieve long-term appreciation in the value of its indium stockpile and not to actively speculate with regard to short-term fluctuations in indium prices.

Note 7 — Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

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Until [•] 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

SMG Indium Resources Ltd.

5,000,000 Units

PROSPECTUS

Sunrise Securities Corp.
Rodman & Renshaw, LLC

, 2010

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[Alternate Page for Selling Securityholder Prospectus]

SUBJECT TO COMPLETION, DATED _______________, 2010

PROSPECTUS

SMG INDIUM RESOURCES LTD.
2,677,720 Shares of Common Stock

This prospectus relates to the offer for sale of 2,677,720 shares of common stock, par value $.001 per share, by the existing holders of the securities named in this prospectus, referred to as selling stockholders throughout this prospectus.

The distribution of securities offered hereby may be effected in one or more transactions that may take place in the Nasdaq Capital Market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholders. No sales of the shares covered by this prospectus shall occur until the shares of common stock included in the units sold in our initial public offering begin separate trading on the NASDAQ Capital Market.

The selling securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act.

On __________, 2010, a registration statement under the Securities Act with respect to a public offering by us underwritten by Sunrise Securities Corp. and Rodman & Renshaw, LLC of 5,000,000 units was declared effective by the Securities and Exchange Commission. We will receive approximately $23,020,000 net proceeds from the offering (assuming no exercise of the underwriters’ over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

Investing in our common stock involves a high degree of risk. You should carefully consider the matters discussed under the section entitled “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2010.

[Alternate Page for Selling Securityholder Prospectus]

THE OFFERING

Common stock offered by selling securityholders	2,677,720 shares(1)
Common stock outstanding	6,359,960 shares(2)
Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling securityholders.

(1)	Includes (i) 1,279,960 shares of common stock issuable upon the automatic conversion of class A common stock issued in the 2009 Private Placement upon the closing of the initial public offering, or the Conversion Shares (ii) 1,279,960 shares of common stock issuable upon the exercise of the warrants included in the units issued in the 2009 Private Placement upon the closing of the initial public offering, or the Conversion Warrants (iii) 37,800 common stock issuable upon the exercise of the warrants issued to the placement agents in the 2009 Private Placement (iv) 75,000 common stock held by Specialty Metals Group Advisors LLC, the Manager (iv) 5,000 common stocks held by Richard T. Morena, our Chief Financial Officer.
(2)	The number of shares of our common stock outstanding as of [ ], 2010, excludes (i) 750,000 overallotment and (ii) 250,000 Unit Purchase Options.
•	Excludes 74,999 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $7.50 per share;
•	Excludes 425,001 shares of common stock available for issuance under the 2008 Long-Term Incentive Compensation Plan;
•	Excludes 155,000 shares of common stock issuable upon the exercise of options granted to the Manager in connection with the consummation of the 2009 Private Placement at a weighted average exercise price of $4.50 per share;
•	Excludes 150,000 shares of common stock issuable upon the exercise of options granted to the Manager in connection with the conversion of a note in the principal amount of $265,000 payable by us to the Manager, at a weighted average exercise price of $4.50 per share, upon consummation of this offering;
•	Excludes 150,000 shares of common stock issuable upon the exercise of outstanding options granted to the Manager in connection with the conversion of 75,000 shares of common stock by us to the Manager, at a weighted average exercise price of $4.50 per share, upon consummation of this offering;
•	Excludes 50,000 shares of common stock issuable upon the exercise of outstanding options granted to members of the board of directors and Chief Financial Officer at a weighted average exercise price of $4.50 per share;
•	Excludes shares of common stock underlying the warrants issued in this offering as part of the units;
•	Excludes shares of common stock issuable upon exercise of the additional 116,360 warrants issued to the investors in the 2009 Private Placement upon completion of this offering; and

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[Alternate Page for Selling Securityholder Prospectus]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling securityholders named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling securityholders. We may receive proceeds from the exercise of the warrants. If all of the warrants exercisable for shares of common stock being registered in this offering are exercised, we could receive net proceeds of up to approximately $7,198,264. The holders of the warrants are not obligated to exercise the warrants and we cannot assure that the holders of the warrants will choose to exercise all or any of the warrants.

We intend to use the estimated net proceeds received upon exercise of the warrants, if any, for purchasing and stockpiling indium, working capital and general corporate purposes.

2

[Alternate Page for Selling Securityholder Prospectus]

SELLING SECURITYHOLDERS

An aggregate of up to 1,317,760 shares may be offered by certain stockholders who received warrants in connection with our private placement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “Description of Securities — Other Outstanding Securities.”

Substantially all of the shares of common stock held by the selling securityholders are subject to a lock-up agreement under which the sale of such shares will be restricted for a period of up to six months after the date of this prospectus depending on the trading volume and market price of our common stock following the date of our initial public offering. The representative of the underwriters in our initial public offering may waive the terms of these lock-ups.

The representative of the underwriters may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the securityholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

The following table sets forth certain information with respect to each selling securityholder for whom we are registering shares for resale to the public.

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	Number of Shares of Common Stock Beneficially Owned(1)		Common Stock Beneficially Owned After Offering
Selling Securityholder		Shares Being Offered	Number of Shares Outstanding	Percent of Shares
AZG Tangible Assets Fund LLC+(2)	121,000	121,000	0	* %
Alan Benjamin+(3)	44,000	44,000	0	*%
Alan Goldberg	11,000	11,000	0	*%
Alan J. Bram	22,000	22,000	0	*%
Albert W. Parulis Jr. & Lisa L. Parulis JT TEN/WROS	22,000	22,000	0	*%
AZG Capital PSP+(2)	22,000	22,000	0	*%
Bonnie Marcus IRA	11,000	11,000	0	*%
Brian Kuhnsˆ(11)	3,250	3,250	0	*%
Daniel M. Baron	22,000	22,000	0	*%
David Greenberg	22,000	22,000	0	*%
David Scannell	22,000	22,000	0	*%
Don E. Wolff IRA	22,000	22,000	0	*%
Douglas Baron	44,000	44,000	0	*%
Douglas Baron SEP IRA	22,000	22,000	0	*%
Edward Kaminsky	22,000	22,000	0	*%
Gary Greenberg & Helene H-G JT	22,000	22,000	0	*%
Gerhard Frenz & Emma Frenz JT TEN/WROS	11,000	11,000	0	*%
Germana O. Biele IRA	11,000	11,000	0	*%
Harold Greenberg	44,000	44,000	0	*%
Henry L. Marcus & Sheila Marcus JT TEN/WROS	11,000	11,000	0	*%
James W. Rich, Beneficiary IRA	11,000	11,000	0	*%
JCL & PAL LTD	22,000	22,000	0	*%
Jerome L. Grushkin IRA	22,000	22,000	0	*%
Jesse D. Roggen	22,000	22,000	0	*%
John F. Benjamin	22,000	22,000	0	*%
Jorge Weingarten	44,000	44,000	0	*%
Joseph B. Caggiano IRA	22,000	22,000	0	*%
Joseph Bettiˆ(12)	26,625	26,625	0	*%
Kenneth R. Makowka & Mary C. Makowka JT TEN/WROS	33,000	33,000	0	*%
Kurt Folcherˆ(11)	1,125	1,125	0	*%
Lampert Family Foundation	44,000	44,000	0	*%
Marcia Kucherˆ(11)	500	500	0	*%
Mark Lampert	44,000	44,000	0	*%
Marvin E. Lesser	51,920	51,920	0	*%
Michael S. Herron & Diane L. Lisowski JT TEN/WROS	11,000	11,000	0	*%
Michelle S. Reitz	22,000	22,000	0	*%
Nathan Lowˆ(11)	9,155	9,155	0	*%
Neil Moskowitz	66,000	66,000	0	*%
NexGen RxMarketing, LLC	22,000	22,000	0	*%
Noam N. Kruger	66,000	66,000	0	*%
Orren Grushkin	22,000	22,000	0	*%

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	Number of Shares of Common Stock Beneficially Owned(1)		Common Stock Beneficially Owned After Offering
Selling Securityholder		Shares Being Offered	Number of Shares Outstanding	Percent of Shares
Patricia L. Woodruff	22,000	22,000	0	*%
Patrick Hehirˆ(11)	1,250	1,250	0	*%
Patrick Hehir IRAˆ	11,000	11,000	0	*%
Patrick J. Richardson & Billie H Richardson Tenants By Entirety+(4)	11,000	11,000	0	*%
Raging Capital Fund QP, LP+(5)	237,600	237,600	0	*%
Raging Capital Fund, LP+(5)	290,400	290,400	0	*%
Randy Dodd, SEP IRA	22,000	22,000	0	*%
Red Oak 86 LP	44,000	44,000	0	*%
Richard A. Biele+ˆ(6)	11,000	11,000	0	*%
Richard A. Biele IRA+ˆ(6)	22,000	22,000	0	*%
Richard Morena+(7)	27,000	27,000	0	*%
Robert F. Perry	22,000	22,000	0	*%
Ruth Low	22,000	22,000	0	*%
Sam Berger(11)	11,645	11,645	0	*%
Sandra Greenberg	11,000	11,000	0	*%
Sandra Greenberg IRA	11,000	11,000	0	*%
Smith Family Rev Living Trust	44,000	44,000	0	*%
Specialty Metals Group Advisors LLC(8)(12)	75,000	75,000	0	*%
Surinder Kumar & Janet J. Kumar JT TEN/WROS	22,000	22,000	0	*%
Technical Diag Ser Def Ben Pen Plan	22,000	22,000	0	*%
Thomas E. Woodruff Rev Trust	44,000	44,000	0	*%
Thomas F. Nolan & Patricia Nolan JT TEN/WROS	22,000	22,000	0	*%
Timothy S. Vickrey Jr.ˆ(11)	6,250	6,250	0	*%
Traxys Commodity Fund LP(10)	220,000	220,000	0	*%
Traxys Projects LP(10)	220,000	220,000	0	*%
William C. Martin SEP IRA+(9)	11,000	11,000	0	*%
William E. Rosenthal Issue Trust	88,000	88,000	0	*%
Yitshak Reichman	11,000	11,000	0	*%

*	Less than 1%
+	Except as indicated by +, no selling securityholder is an officer, director, affiliate or 5% shareholder of ours.
ˆ	Except as indicated by a ˆ, no selling securityholder is a broker dealer or an affiliate of a broker-dealer.
(1)	Unless otherwise indicated, 50% of the number of shares of common stock beneficially owned represent common stock and 50% represents common stock underlying warrants issued in the 2009 Private Placement. The warrants are only exercisable upon completion of the IPO.
(2)	Ailon Z. Grushkin, an officer and director of the Company has voting and investment control over such securities.
(3)	Alan Benjamin, an officer and director of the Company has voting and investment control over such securities.
(4)	Patrick J. Richardson, a director of the Company has voting and investment control over such securities.

5

(5)	William C. Martin, a director of the Company, is the 100% equity owner of Raging Capital Management, LLC, the General Partner of Raging Capital QP, LP and Raging Capital Fund LP, has voting and investment control over such securities.
(6)	Richard A. Biele, an officer and director of the Company has voting and investment control over such securities.
(7)	Richard Morena, an officer of the Company has voting and investment control over such securities. 16,000 shares represent common shares and 11,000 shares represent common stock underlying warrants.
(8)	Specialty Metals Group Advisors LLC, the Manager of the Company, is equally owned by Ailon Z. Grushkin, Alan Benjamin and Richard A. Biele, officers and directors of the Company, has voting and investment control over such securities.
(9)	William C. Martin, a director of the Company has voting and investment control over such securities.
(10)	Alan K. Doctor and Mark Kristoff are directors of the general partner of Traxys Commodity Fund LP and directors of the general partner of Traxys Projects LP. Mr. Doctor and Mr. Kristoff disclaim beneficial ownership of the shares held by Traxys Commodity Fund LP and Traxys Projects LP.
(11)	100% of indicated shares are common stock underlying warrants.
(12)	100% of indicated shares are shares of common stock.

Each of the selling securityholders that is an affiliate of a broker-dealer has represented to us that it purchased the shares offered by this prospectus in the ordinary course of business and, at the time of purchase of those shares, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those shares.

Each of the selling securityholders that is an affiliate of a broker-dealer has represented to us that it purchased the shares offered by this prospectus in the ordinary course of business and, at the time of purchase of those shares, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those shares.

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[Alternate Page for Selling Securityholder Prospectus]

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the offering; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the offering is complete.

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[Alternate Page for Selling Securityholder Prospectus]

In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The maximum amount of compensation to be received by any NASD member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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[Alternate Page for Selling Securityholder Prospectus]

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

Other than Brian Kuhns, Joseph Betti, Kurt Folcher, Marcia Kucher, Nathan Low, Patrick Hehir, Richard Biele, Sam Berger and Timothy S. Vickrey Jr., to our knowledge, no selling stockholder is a broker-dealer or any affiliate of a broker-dealer.

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[Alternate Page for Selling Securityholder Prospectus]

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Ellenoff Grossman & Schole, LLP, New York, New York.

EXPERTS

The financial statements included in this Prospectus and in the Registration Statement have been audited by Marcum LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the office of the SEC at the Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the Public Reference Section of the SEC at such address. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC’s public reference room, and the web site of the SEC referred to above.

10

[Alternate Page for Selling Securityholder Prospectus]

Until         , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SMG INDIUM RESOURCES LTD.

2,677,720 shares

Common Stock

, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various costs and expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC registration fee, the NASDAQ Capital Market listing fee and the FINRA filing fee:

SEC registration fee	$5,604
NASDAQ Capital Market listing fee	50,000
FINRA filing fee	8,361
Accounting fees and expense	65,000
Printing and engraving expenses	25,000
Legal fees and expenses	285,000
Transfer Agent and Registrar fees	5,000
Miscellaneous	36,035
Total	$480,000

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation, as amended, and bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of SMG Indium Resources Ltd. or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;
•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and
•	from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, we expect to enter into indemnification agreements with each of our directors and executive officers prior to completion of the offering.

Pursuant to the indemnification agreements, the Company agrees to hold harmless and indemnify its directors and executive officers to the fullest extent authorized or permitted by the provisions of the Company’s amended and restated certificate of incorporation, amended and restated by-laws and the DGCL, including for any amounts that such director or officer becomes obligated to pay because of any claim to which such director or officer is made or threatened to be made a party, witness or participant, by reason of such director’s or officer’s service as a director, officer, employee or other agent of the Company.

There are certain exceptions from the Company’s obligation to indemnify its directors and executive officers pursuant to the indemnification agreements, including for “short-swing” profit claims under Section 16(b) of the Securities Exchange Act of 1934, losses that are as a result of conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct, or that constituted a breach of the duty of loyalty to the Company or resulted in any improper personal profit or advantage, where payment is actually made to a director or officer under an insurance policy, indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement, for indemnification which is not lawful, or in connection with any proceeding initiated by such director or officer, or any proceeding against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL, or (iv) the proceeding is initiated to enforce a claim for indemnification pursuant to the indemnification agreement.

All agreements and obligations of the Company contained in the indemnification agreements shall continue during the period when the director or officer who is a party to an indemnification agreement is a director, officer, employee or other agent of the Company (or is or is serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as such director or officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative. In addition, the indemnification agreements provide for partial indemnification and advance of expenses.

Additionally, reference is made to the Underwriting Agreement filed as Exhibit 1.1 hereto, which provides for indemnification by the underwriters of SMG Indium Resources Ltd., our directors and officers who sign the registration statement and persons who control SMG Indium Resources Ltd. under certain circumstances.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this Registration Statement, we have sold the following securities that were not registered under the Securities Act.

•	On January 7, 2008, the Manager purchased 90,000 shares of our common stock at the price of $0.111 per share. The members of the Manager are Messrs. Benjamin, Grushkin and Biele, our Chairman and Chief Executive Officer, our President, and our Chief Operating Officer, respectively. As a result of a 6:1 forward stock split on December 5, 2008 and a 1:3.6 reverse stock split on June 5, 2009, the Manager and its CFO currently holds 155,000 shares of common stock. On February 5, 2010, the Manager agreed to automatically convert 75,000 shares of common stock into 150,000 stock options upon consummation of this offering thereby reducing the total number of shares of common stock held by the Manager and its CFO to 80,000. The sale and issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as transaction by an issuer not involving a public offering. No underwriting discounts or commissions were paid with respect to such sales.

•	On January 9, 2010, we completed a private placement offering of 1,163,600 units to 61 investors for an aggregate amount of $5,818,000. Each unit contained one share of Class A Common Stock, par value $.001 per share and one warrant to purchase one share of common stock at an exercise price of $4.50 per share. In accordance with the terms of the private placement, upon the successful completion of this offering, each share of Class A Common Stock shall be automatically converted into shares of Common Stock in this offering, subject to certain adjustments based upon the purchase price of the private placement unit compared to the purchase price of the units in this Offering, the amount of time elapsed between the private placement and successful completion of this Offering. The sale and issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering.

Certain Grants and Exercises of Stock Options

The sale and issuance of the securities described below were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering.

Pursuant to our 2008 Long Term Incentive Compensation Plan and certain stand alone stock option agreements, we issued the following:

•	In January 2008, we granted 8,333 options to purchase common stock to each of our three independent directors, Mssrs. Richardson, Arena and Neuhof and 50,000 options to our Chief Financial Officer. The option grants will be exercisable at $7.50 per share and are exercisable subsequent to completion of this offering.
•	In March 2010, we granted 5,000 options to purchase common stock to each of our four independent directors, Mssrs. Richardson, Arena, Neuhof and Martin and 30,000 options to our Chief Financial Officer. The option grants will be exercisable at $4.50 per share and are exercisable subsequent to completion of this offering.
•	On January 8, 2008, we entered into a revolving line of credit with the Manager in the aggregate amount of $300,000. The revolving line of credit will be used to fund the deferred offering costs to be incurred by us in connection with this offering. To date, we have borrowed $265,000 under the revolving line of credit. Upon consummation of this offering, the $265,000 plus all accrued and unpaid interest payable under such revolving line of credit will automatically convert into 150,000 options to purchase shares of common stock, at an exercise price of $4.50 per share.
•	On November 24, 2009, upon the initial closing of the 2009 Private Placement, we issued to the Manager 155,000 stock options, exercisable at $4.50 per share for a period of five years, for services rendered in connection with the 2009 Private Placement. These options are not exercisable until completion of an initial public offering for our company raising minimum gross proceeds in the amount of $5,000,000 and we become subject to the periodic and the other reporting obligations of the SEC.

No options to purchase shares of common stock have been exercised.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Certificate of Incorporation*
3.2	Certificate of Amendment to the Certificate of Incorporation filed on April 1, 2008*
3.3	Certificate of Amendment to the Certificate of Incorporation filed on November 23, 2009*
3.4	Form of Amended and Restated Certificate of Incorporation
3.5	Amended and Restated Bylaws*
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement
4.5	Form of Unit Option Purchase Agreement
4.6	2008 Long-Term Incentive Compensation Plan*
5.1	Form of Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of Amended and Restated Management Services Agreement
14.1	Corporate Code of Conduct and Ethics*
23.1	Consent of Marcum LLP
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Audit Committee Charter*
99.2	Corporate Governance and Nominating Committee Charter*

*	Previously filed.
**	To be filed by amendment.

Item 17. Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decreases in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining liability under the liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after the effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of June, 2010.

SMG INDIUM RESOURCES LTD.
By: /s/ Alan Benjamin Name: Alan Benjamin Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan Benjamin his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Alan Benjamin Alan Benjamin	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2010
/s/ Richard T. Morena Richard T. Morena	Chief Financial Officer (Principal Financial and Accounting Officer)	June 4, 2010
/s/ Ailon Z. Grushkin Ailon Z. Grushkin	President and Director	June 4, 2010
/s/ Richard A. Biele Richard A. Biele	Chief Operating Officer and Director	June 4, 2010
/s/ P.J. Richardson P.J. Richardson	Director	June 4, 2010
/s/ Fred Arena Fred Arena	Director	June 4, 2010
/s/ Mark S. Neuhof Mark S. Neuhof	Director	June 4, 2010
/s/ William C. Martin William C. Martin	Director	June 4, 2010

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Certificate of Incorporation*
3.2	Certificate of Amendment to the Certificate of Incorporation filed on April 1, 2008*
3.3	Certificate of Amendment to the Certificate of Incorporation filed on November 23, 2009*
3.4	Form of Amended and Restated Certificate of Incorporation
3.5	Amended and Restated Bylaws*
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement
4.5	Form of Unit Option Purchase Agreement
4.6	2008 Long-Term Incentive Compensation Plan*
5.1	Form of Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of Amended and Restated Management Services Agreement
14.1	Corporate Code of Conduct and Ethics*
23.1	Consent of Marcum LLP
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Audit Committee Charter*
99.2	Corporate Governance and Nominating Committee Charter*

*	Previously filed.
**	To be filed by amendment.